As filed with the Securities and Exchange Commission on September 10, 2008

Registration No 333-148549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASM ACQUISITION COMPANY LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	68-0672767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 601-2, 6th Floor
St. George’s Building
2 Ice House Street
Central, Hong Kong
(852) 2106-0888

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Eugene Tan
Unit 601-2, 6th Floor
St. George’s Building
2 Ice House Street
Central, Hong Kong
(852) 2106-0888

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Mitchell S. Nussbaum Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990	Alejandro E. Camacho Jay L. Bernstein Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000 Fax: (212) 878-8375

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.001 par value, and one warrant(2)	17,250,000	$10.00	$172,500,000.00	$6,779.25
Ordinary shares included in the units(2)	17,250,000	—	—	—	(3)
Warrants included in the units(2)	17,250,000	—	—	—	(3)
Ordinary shares underlying the warrants included in the units(2)(4)	17,250,000	$7.50	$129,375,000.00	$5,084.44
Total			$301,875,000.00	$11,863.69	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 2,250,000 units, consisting of 2,250,000 ordinary shares and 2,250,000 warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	SEPTEMBER 10, 2008

$150,000,000 ASM ACQUISITION COMPANY LIMITED 15,000,000 Units

ASM Acquisition Company Limited is a newly formed company organized under the laws of the Cayman Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. We intend to focus on operating businesses with primary operations in Asia but our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is the initial public offering of our units. Each unit that we are offering has a public offering price of $10.00 per unit and consists of one ordinary share and one redeemable warrant. We refer to these redeemable warrants as the warrants. Each warrant entitles the holder to purchase one ordinary share at a price of $7.50. Each warrant will become exercisable on the later of our consummation of a business combination or [], 2009 [one year from the date of this prospectus], and expire on the earlier of [], 2013 [five years from the date of this prospectus] or the date of redemption or liquidation of the trust account described below.

We have granted the underwriters a 30-day option to purchase up to 2,250,000 additional units (over and above the 15,000,000 units referred to above) solely to cover over-allotments, if any.

ASM SPAC(1) Limited, a British Virgin Islands company (an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, Kin Chan, our co-chief investment officer and director and Hock Yap, our other co-chief investment officer), Kenneth Gaw, our director, Kenneth Shen, our director, Keith Shiu Kee Wu, our director, and Richard Gadbois, our advisor, have committed to purchase an aggregate of 4,550,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $4,550,000, in a private placement that will occur immediately prior to the closing of this offering. We refer to these warrants as the insider warrants. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus, except that the insider warrants (a) may be exercised by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois or their permitted transferees on a cashless basis, (b) will not be subject to redemption by us so long as they are held by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois or their permitted transferees and (c) will be exercisable for unregistered ordinary shares. ASM SPAC(1) Limited and Messrs, Gaw, Shen, Wu and Gadbois have agreed not to transfer, assign or sell any of these insider warrants (as well as the ordinary shares to be issued upon exercise of such warrants) until after we consummate a business combination, subject to certain exceptions.

There is presently no public market for our units, ordinary shares or warrants. We will apply to list the units on the American Stock Exchange under the symbol “ARY.U” on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing a Current Report on Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We expect that once the securities comprising the units begin separate trading, the ordinary shares and warrants will be quoted on the American Stock Exchange under the symbols “ARY” and “ARY.W,” respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk factors” beginning on page 37 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per unit	Total proceeds
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$0.70	$10,500,000
Proceeds, before expenses, to us	$9.30	$139,500,000
(1)	Includes $5,250,000, or $0.35 per unit, payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus.

$143,950,000 of the net proceeds we receive from this offering (including the $5,250,000, or $0.35 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate proceeds of $4,550,000 we receive from the purchase of insider warrants by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois, for an aggregate of approximately $148.5 million (or approximately $9.90 per unit sold to the public in the offering), will be deposited into the trust account at HSBC Bank Plc., the London affiliate of HSBC Bank USA, N.A., with Continental Stock Transfer & Trust Company as trustee. These funds will not be released to us until the earlier of the consummation of a business combination or our liquidation (which may not occur until [], 2011) [36 months from the completion of this offering if shareholders vote in favor of extending our corporate existence from 24 months to 36 months].

For U.S. federal income tax purposes, we have made an election that allows us to be classified as a partnership, and not as an association taxable as a corporation. We plan to make quarterly distributions in U.S. dollars of interest income earned on the trust account on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of a business combination or our liquidation.

We are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about ________________, 2008.

UBS Investment Bank

I-Bankers Securities, Inc.	Roth Capital Partners

The date of this prospectus is , 2008

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

ASM ACQUISITION COMPANY LIMITED

i

Prospectus summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Unless otherwise stated in this prospectus:

➢	The term “Asia” includes, without limitation, each country located in the Eastern, Southern and South Eastern subregions of Asia, but for purposes of this prospectus specifically excludes North Korea.
➢	The term “China” refers to the People’s Republic of China.
➢	The term “business combination” means the acquisition of all or at least a majority of the equity interest in one or more target businesses through a merger, capital stock exchange, asset acquisition, stock purchase, or other similar transaction, including obtaining a majority interest through contractual arrangements. A “business combination” will only involve a transaction whereby any business or businesses which we acquire will, upon completion of our initial business combination, be at least majority-owned subsidiaries of our company, and are neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, or the Investment Company Act.
➢	The term “existing holders” refers to ASM SPAC(1) Limited, Kenneth Gaw, Kenneth Shen, Keith Shiu Kee Wu and Richard Gadbois who are all of the holders of our securities before completion of this offering.
➢	The term “extended period” refers to the 12 month extension to the time period within which we must complete our initial business combination, which extension is conditioned upon (i) our entering into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 24 months following the consummation of this offering, (ii) our shareholders approving the extended period at a special meeting of our shareholders for the purpose of soliciting their approval for such extension, and (iii) holders of less than 30.0% of the shares sold in this offering both voting against the extended period and exercising their redemption rights in connection with such vote.
➢	The term “founders” refers to our officers, directors and ASM SPAC(1) Limited, a British Virgin Islands company.
➢	The term “public shareholders” refers to purchasers in this offering or in the secondary market, including any of our officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market.
➢	The term “target business” means one or more operating businesses having its primary operations in Asia.

References to “we,” “us” or “our company” refer to ASM Acquisition Company Limited, a Cayman Islands exempted company. All references to “U.S. dollars” and “$” are to the legal currency of the United States. Any discrepancies in the tables included in this prospectus between the total and sum of constituent items are due to rounding. Unless otherwise indicated, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option and we have redeemed and cancelled without any payment 562,500 units of the 4,312,500 units issued to our founders in connection with our formation.

OVERVIEW

We are a newly formed exempted company organized under the laws of the Cayman Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition,

stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. We intend to focus on operating businesses with primary operations in Asia, which includes, without limitation, each country located in the Eastern, Southern and South Eastern subregions of Asia, but for purposes of this prospectus specifically excludes North Korea. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will seek to capitalize on the significant experience and relationships of our management team, including Mr. V-Nee Yeh, our non-executive chairman of the board of directors, Mr. Eugene Tan, our chief executive officer and director, Mr. Kin Chan, our co-chief investment officer and director, and Mr. Hock Yap, our co-chief investment officer. Mr. Yeh is a co-founder of a number of Hong-Kong-based investment management firms. Mr. Tan is a managing director at Argyle Street Management Limited and has 20 years of experience in investment banking and investment management. Mr. Chan is a co-founder of Argyle Street Management Limited and he currently serves as its chief investment officer and partner. Mr. Yap is the chief executive officer of PrimeCredit Limited, a consumer finance company which was acquired by Standard Chartered Bank PLC in August 2004.

INVESTMENT OBJECTIVE

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify and target businesses in which our management can assist in the growth and development. Our management intends to acquire a target business or businesses that it believes can achieve long-term appreciation.

We intend to leverage management’s knowledge of Asian countries and markets in order to locate and evaluate attractive businesses, managers with proven records and companies with sound operating and business models.

Given our management team’s collective track record of transactions and contacts in The People’s Republic of China, Hong Kong, India, Indonesia, Malaysia, Philippines, Singapore, Thailand, Taiwan and Vietnam, we believe we can identify acquisitions in Asia and successfully negotiate and consummate our initial business combination.

INVESTMENT PHILOSOPHY

We currently intend to target our search in the following manner:

➢	We will seek to capitalize on the fast growing economies of The People’s Republic of China, or China, and India by pursuing companies involved in intra-Asia business and trade.
➢	We will look at opportunities in Asian countries characterized by increasing wealth and a young population.
➢	We will focus on markets and industries where our management team and our board of directors have first hand experience.
➢	We currently intend that some members of our management team will become a part of the management of the combined entity.

INVESTMENT INSIGHT AND COMPETITIVE ADVANTAGE

Asia (not including Japan)

Asia is the fastest growing region in the global economy, with attractive fundamentals for sustained economic development. China’s enormous domestic consumption boom and its emergence as the manufacturing center for the world due to low cost labor, increasingly developed infrastructure and high levels of fixed asset investment enable it to lead strong growth in Asia. India is also experiencing rapid economic growth underscored by a strong service economy, a leading information technology sector and continued market reform and deregulation. We expect that a rapidly expanding middle class throughout Asia, particularly in China and India, will lead to dramatic growth in consumer spending and purchasing power throughout Asia, particularly the resource rich Southeast Asian nations.

In addition, we believe that many Asian markets and business networks are characterized by complex ownership structures with a disproportionate number of the companies that compete in these markets being controlled by extended families or by companies in different industries across a region. Unless a buyer has an understanding of this complexity, it is difficult to identify and act upon investment opportunities. We believe relationships and local knowledge are more important in these situations than in developed markets. Equally critical is understanding that owner/founder families can be particularly sensitive about confidentiality and discretion. In most cases, it is difficult to gain their trust and to structure transactions without pre-existing relationships or market knowledge.

Personal contact and credibility are therefore critical for investing in Asia. The members of our management team were all born and raised in Asia and have strong social and professional ties to the region. Our management will rely on its network of contacts in the business or financial community, which include entrepreneurs, members of leading local families, senior managers in banks, and partners in law firms and accounting firms. In evaluating an investment, we will assess not only the underlying asset value, but also the players involved and their motivation. We believe our competitive advantage will be our understanding of various Asian cultures and, through that, our ability to understand the motivations of the owners of a target business.

We intend to primarily focus on acquisitions of middle market companies with valuations between approximately $120 million and $450 million. Our management team’s experience with middle market companies will assist us in identifying suitable targets as well as negotiating with their owners. We believe we have valuable insights into negotiating and successfully investing in middle market companies in Asia. Our investment approach will include actively managing our acquisitions, refocusing existing management and resources and attracting and training new managers to augment management teams.

In addition, our management team will apply an investment process which includes an analysis of:

➢	acquisition multiples;
➢	historic and projected financial results;
➢	key drivers of revenues and the balance between unit volume and pricing factors;
➢	key cost components, including raw materials, labor, overhead and insurance;
➢	capital expenditures;
➢	working capital needs;
➢	micro and macroeconomic factors and trends that impact the business and the industry;
➢	the business’s products and its sales channels;
➢	qualitative analysis of a company’s management;
➢	the competitive dynamics of the industry and the target business’s position; and
➢	input from third-party consultants.

INVESTMENT STRATEGY

We will look for businesses that have one or more of the following characteristics:

➢	Motivated sellers that are seeking liquidity.
➢	Businesses that are ready to be public.
➢	Businesses that need additional capital.
➢	Companies that are being divested by conglomerates or multinational companies.
➢	Poorly valued public companies where the target business can benefit from our management’s experience and expertise.

EFFECTING A BUSINESS COMBINATION

We will have until 24 months (or up to 36 months if extended pursuant to a shareholder vote as described in this prospectus) from the completion of this offering to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease except for the purpose of winding up our affairs, and we will, as promptly as practicable, liquidate and release to purchasers in this offering or in the secondary market, including any of our officers or directors and their affiliates to the extent that they purchase or acquire shares in this offering or in the secondary market, which purchasers are referred to herein as our public shareholders, the amount in our trust account and any remaining net assets.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100.0% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100.0% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50.0% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, as described above. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.

In order to consummate such an acquisition, we may use a portion of the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities or borrowings. We have not entered into any arrangements to issue debt or equity securities or incur debt and we currently have no plan to do so.

We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are a number of industries in certain countries (such as China) in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders, enter into a series of contracts that are designed to confer to us economic benefits and risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

CONFLICTS OF INTEREST

As a result of multiple business affiliations, our officers, directors and advisor may have legal and fiduciary obligations relating to presenting business opportunities to us that may be appropriate for presentation to multiple entities. For example, V-Nee Yeh, our non-executive Chairman of the Board, is a director of over 30 other companies or groups of affiliated companies, Kin Chan, our Co-Chief Investment Officer and director, is a director of over 13 other companies or groups of affiliated, Hock Yap, our Co-Chief Investment Officer, is a director of over 15 other companies or groups of affiliated companies, Kenneth Gaw, our director, is a director of over 54 other companies or groups of affiliated companies, Kenneth Shen, our director, is a director of 6 other companies, Keith Shiu Kee Wu, our director, is a director of 5 other companies, and Richard A. Gadbois III, our advisor, is a director or managing member of 3 other companies. Some of these companies may compete directly with us. For a discussion of these potential conflicts, please see “Management —  Conflicts of interest” beginning on page 121. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity and our officers negotiate the terms of a business combination. These potential conflicts may be the result of:

➢	situations where our existing officers, directors and advisor are selecting and negotiating the terms of a business combination while simultaneously negotiating the terms of their post-business combination employment with us;
➢	our officers’, directors’ and advisor’s need to allocate time to locating target businesses for us and their other business activities;
➢	the fact that our founders and existing holders will not participate in liquidation distributions in the event that we do not consummate a business combination; and
➢	the fact that the securities owned by our officers, directors and advisors would be worthless in the event we did not consummate a business combination.

We cannot assure you that any of these conflicts will be resolved in our favor.

It is possible that, concurrently with our initial business combination, some of the entities with which our officers, directors and advisor are affiliated could purchase a minority interest in the target company, subject to the requirement that we must acquire a portion of the business with a value that is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, and that we control the target business, as described above, as well as the additional requirements described below. While this could benefit us by allowing us to engage in a business combination with a target business that would cost significantly more than our available cash without requiring us to issue a large amount of equity or take on significant debt, and while our officers, directors and advisor have advised us that they would do what is in our best interests in connection with a business combination, such a situation would result in a conflict of interest for our officers, directors and advisor since they would be determining what portion of the target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in a target business, the entity or entities affiliated with our officers, directors and/or advisor will be required to pay the same price per share or unit for their interest in the target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested, independent directors. In addition, the proxy materials disclosing the business combination for which we would seek shareholder approval would disclose the terms of the co-investment by the affiliated entity or entities. For a discussion of additional existing and possible conflicts of interest of our directors, officers and advisor, see “Management — Conflicts of interest” below.

Our executive offices are located at Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, Hong Kong, and our telephone number at that office is (852) 2106-0888.

The offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk factors” beginning on page 37 of this prospectus.

Securities offered
15,000,000 units, each unit consisting of:
➢ one ordinary share; and
➢ one redeemable warrant (we refer to these redeemable warrants as the “warrants”).
Trading commencement and separation of ordinary shares and warrants
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, subject to our filing a Current Report on Form 6-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.
In no event will the ordinary shares and warrants be traded separately until we have filed a Current Report on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release or Current Report on Form 6-K announcing when such separate trading will begin. We will file the Form 6-K that includes our audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised following the initial filing of such Form 6-K, we will file a second or amended Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option.
The units will continue to trade along with the ordinary shares and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.

Warrants
Exercisability
Each warrant is exercisable to purchase one ordinary share.
Exercise price
$7.50 per share
Exercise period
The warrants offered hereby will become exercisable on the later of:
➢ the consummation of our initial business combination with one or more target businesses on the terms described in this prospectus; or
➢ one year from the date of this prospectus,
provided that, during the period in which the warrants are exercisable, there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available for use by the holders of the warrants.
The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2013 or earlier upon redemption by us or liquidation of the trust account.
Redemption
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the warrants included in the units sold to ASM SPAC(1) Limited, Kenneth Gaw, Kenneth Shen, Keith Shiu Kee Wu and Richard Gadbois, which we refer to collectively as the existing holders, and to our officers, directors and ASM SPAC(1) Limited, which we refer to collectively as our founders, and the warrants issued in the private placement if such warrants are held by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois, as applicable, or their respective permitted transferees) without the consent of the representative of the underwriters:
➢ in whole but not in part;
➢ at a price of $0.01 per warrant;
➢ upon a minimum of 30 days’ prior written notice of redemption; and

➢

if, and only if, the last sale price of our ordinary shares on the American Stock Exchange, or other exchange on which our securities may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that, on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available for use by the holders of the warrants.
Reasons for redemption limitations
We have established the above conditions to our exercise of redemption rights to provide:
➢ warrant holders with adequate notice of exercise only after the then-prevailing ordinary share price is substantially above the warrant exercise price; and

➢

a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the $14.25 per share redemption trigger price or the warrant exercise price of $7.50 per share after the redemption notice is issued.
Number of securities to be outstanding:

	Prior to this offering(1)		After this offering(2)
Units	3,750,000		18,750,000
Ordinary Shares	3,750,000		18,750,000
Warrants	8,300,000	(3)	23,300,000	(3)

(1)	Does not include up to 562,500 units, and the underlying ordinary shares and warrants, sold to our founders that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised.
(2)	Assumes that the underwriters’ over-allotment option has not been exercised and, therefore, an aggregate of 562,500 units previously held by our founders have been redeemed by us.
(3)	Includes 4,550,000 insider warrants described below.
Founders’ units
On December 12, 2007, ASM SPAC(1) Limited purchased 4,312,500 units (up to 562,500 of which units will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option) for a purchase price of $25,000, or approximately $0.006 per unit. We refer to the units issued to ASM SPAC(1) Limited throughout this prospectus as the founders’ units. Each founders’ unit consists of one ordinary share, which we refer to as a founders’ share, and one warrant to purchase one ordinary share, which we refer to as a founders’ warrant. ASM SPAC(1) Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, Kin Chan, our co-chief investment officer and director and Hock Yap, our other co-chief investment officer.
On February 20, 2008 ASM SPAC(1) Limited sold (a) 215,625 of its founders’ units to Kenneth Gaw for $1,250, (b) 269,531 of its founders’ units to Kenneth Shen for $1,562.50 and (c) 53,906 of its founders’ units to Richard Gadbois for $312.50, or, in each case, approximately $0.006 per unit.
On February 20, 2008 ASM SPAC(1) Limited sold 215,625 of its founders’ units to Keith Shiu Kee Wu for $1,250, or approximately $0.006 per unit.
If the number of units we offer to the public is increased or decreased from the number shown in this prospectus prior to the conclusion of this offering, then the founders’ units will be adjusted in the same proportion as the increase or decrease in the units offered hereby such that the aggregate number of founders’ units the existing holders and founders hold will be equal to 20.0% of the total number of units issued and outstanding after this offering (assuming none of our existing holders or founders purchase additional units in this offering). We will not make or receive any cash payment in respect of any such adjustment.
Founders’ shares
The founders’ shares are identical to the ordinary shares included in the units being sold in this offering, except that our founders and existing holders have agreed:
➢ that the founders’ shares are subject to the transfer restrictions described below in “Escrow of our founders’ and the existing holders’ securities”;

➢

in connection with the shareholder vote required to approve the 12 month extension to the time period within which we must complete our initial business combination, which extension is referred to herein as the extended period, or our initial business combination, as the case may be, to vote the founders’ shares in the same manner as a majority of the public shareholders;

➢

in connection with any shareholder vote on a proposal to amend our Amended and Restated Memorandum and Articles of Association, to vote the founders’ shares in the same manner as a majority of the public shareholders;

➢ to waive their rights to participate in any liquidation distribution with respect to the founders’ shares if we fail to consummate an initial business combination;
➢ to waive their rights to the quarterly distributions described in this prospectus with respect to the founders’ shares; and
➢ that they will not be able to exercise redemption rights with respect to the founders’ shares.
Founders’ warrants
The founders’ warrants are identical to those included in the units being sold in this offering, except that:

➢

the founders’ warrants, including the ordinary shares issuable upon exercise of these warrants, are subject to the transfer restrictions described below in “Escrow of our founders’ and the existing holders’ securities”;

➢ the founders’ warrants will become exercisable after the consummation of our initial business combination;
➢ the founders’ warrants will be exercisable for unregistered ordinary shares in the absence of an effective registration statement;
➢ the founders’ warrants will not be redeemable by us so long as they are held by the existing holders and founders or their permitted transferees; and
➢ the founders’ warrants may be exercised by the existing holders and our founders or their permitted transferees on a cashless basis.
Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the ordinary shares being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.
Warrants purchased through private placement
ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois have committed to purchase an aggregate of 4,550,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $4,550,000 in a private placement that will occur immediately prior to the completion of this offering. We refer to these warrants as the insider warrants throughout this prospectus. The insider warrants will be purchased separately and not in combination with ordinary shares in the form of units. ASM SPAC(1) Limited and

Messrs. Gaw, Shen, Wu and Gadbois will be using their own funds for the purchase of the insider warrants and not borrowed funds.
The proceeds from the sale of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our consummation of a business combination on the terms described in this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, then the $4,550,000 purchase price of the insider warrants will become part of any liquidating distribution to our public shareholders following our winding up and liquidation, and the insider warrants will expire worthless.
The insider warrants to be purchased will be identical to the warrants included in the units being sold in this offering, except that:

➢

the insider warrants, including the ordinary shares issuable upon exercise of these warrants, are subject to the transfer restrictions described below in “Escrow of our founders’ and the existing holders’ securities”;

➢ the insider warrants will be exercisable for unregistered ordinary shares in the absence of an effective registration statement;
➢ the insider warrants may be exercised by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois or their permitted transferees on a cashless basis; and
➢ the insider warrants will not be redeemable by us so long as they are held by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois or their permitted transferees.
Registration rights
Our existing holders and founders are entitled to registration rights with respect to the founders’ units, the founders’ shares and the founders’ warrants (including the shares issuable upon exercise of such warrants) and the insider warrants (including the shares issuable upon exercise of such warrants) under a registration rights agreement to be signed on or before the closing of this offering.
American Stock Exchange symbols for our
Units
“ARY.U”
Ordinary Shares
“ARY”
Warrants
“ARY.W”

Offering proceeds and proceeds from insider warrants to be held in the trust account and amounts payable prior to trust account distribution or liquidation
Approximately $148.5 million, or approximately $9.90 per unit (approximately $170.2 million, or approximately $9.87 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering will be placed in a trust account at HSBC Bank Plc., the London affiliate of HSBC Bank USA, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $4,550,000 proceeds of the insider warrants and $5,250,000 in deferred underwriting discounts and commissions (or $6,037,500 if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the insider warrants and the deferred underwriting discounts and commissions is a benefit to our public shareholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our consummating an initial business combination.
Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions will be released to the underwriters out of the proceeds of this offering held in the trust account. Other than as described below, proceeds in the trust account will not be released until the earlier of consummation of a business combination or our liquidation. Prior to a business combination or our liquidation (i) interest earned on the trust account may be released to us to pay any taxes we incur, (ii) interest earned on the trust account may be released to our public shareholders as quarterly distributions, as described in this prospectus, (iii) amounts may be released to redeeming shareholders voting against the extended period, as described in this prospectus and (iv) interest earned by the trust account may be released to us from time to time (up to a maximum of $2,500,000) to fund our working capital and general corporate requirements, including the payment of expenses related to:
➢ this offering,
➢ identification, investigation, selection and negotiation of an agreement with one or more target businesses, and
➢ consultants and advisors who assist us in the

identification, investigation, selection and negotiation of an agreement with one or more target businesses.
With these exceptions in respect of the proceeds held in the trust account, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the $50,000 of net proceeds from this offering not held in the trust account, and therefore we will rely on the interest earned on, and released to us from, the trust account to fund our working capital and general corporate requirements. The proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price could be less than $9.90 per share due to claims of creditors.
Limited payments to insiders
There will be no compensation, fees, reimbursements or other payments made to our officers, directors, advisor, or any of their respective affiliates, other than:

➢

payment of an aggregate of $7,500 per month to Argyle Street Management Limited, an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors and Kin Chan, our co-chief investment officer and director, for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation;

➢

reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors, advisor, or any of their respective affiliates, in connection with identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date; and

➢ repayment of an aggregate of $375,000 in non-interest bearing loans, pursuant to the terms of two promissory notes issued to ASM SPAC(1) Limited, to cover offering expenses.
All amounts held in the trust account that are not distributed to redeem ordinary shares, released to us in the form of interest income, released to our public shareholders in the form of interest income, released to us to pay taxes or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination
All amounts held in the trust account that are not:

➢ distributed to public shareholders who exercise redemption rights (as described below),
➢ released to us for working capital and general corporate requirements (up to a maximum of $2,500,000 of interest income),
➢ released to our public shareholders as quarterly distributions of interest income (as described in this prospectus),
➢ released to us to pay taxes, or
➢ payable to the underwriters for deferred discounts and commissions, will be released to us on closing of our initial business combination.
At the time we complete our initial business combination, there will be released to the underwriters from the trust account deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full). At the time we complete our initial business combination, funds released from the trust account to us can be used to pay all or a portion of the purchase price of the target business or businesses with which our initial business combination occurs. If the initial business combination is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, funding the acquisition of other companies or assets, or for working capital.
Tax status; distribution of interest earned on our trust account to public shareholders
Although we are incorporated under the laws of the Cayman Islands we have, for U.S. federal income tax purposes, made an election that allows us to be classified as a partnership. Because we have made such election, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not actually distributed).
As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Amended and Restated Memorandum and Articles of Association requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of our initial business combination or our liquidation. This is atypical of other offerings of this type, where a significant portion, if not all, of the interest earned on the trust account pending the consummation of a business combination is added to the funds held in the trust account and either disbursed as payment for part of the purchase price for a business combination, or maintained for working capital purposes to be used following the consummation of a business combination.
The first distribution will be made following the end of the , 2008 quarter and will include interest which accrues during the period commencing on the closing of the offering through , 2008. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending , 2008), our accounting consultants will review our monthly investment account statements and calculate the amount to be distributed to each of our public shareholders, and our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through , 2008). We will then announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 6-K. We expect the record date to be on or shortly following the fifth business day following the end of each quarter and, as provided in our Amended and Restated Memorandum and Articles of Association, to make the distributions to record date public shareholders within 25 days of the end of each quarter. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $225,000 to $250,000 per year. Such expenses will be paid from funds available to us for working capital purposes.
Our board of directors will make a quarterly distribution of all interest income available to be distributed (in other words, all interest income less the amounts set forth above, provided, however, that in no event may more than one-half of the interest earned by us in a quarter be removed by us for working capital purposes) and will have no discretion to reduce or modify the distributions. The distribution on a quarterly basis is mandated by our Amended and Restated Memorandum and Articles of Association. Accordingly, unless our Amended and Restated Memorandum and Articles of Association are amended, under no circumstance will we determine to reduce or not make a quarterly distribution. Our existing holders and founders have agreed to waive any rights to such distributions with respect to the ordinary shares owned prior to this offering.
In accordance with applicable law we will provide each of our U.S. shareholders with sufficient tax information concerning our company to enable our U.S. shareholders to file their U.S. federal income tax returns. Related administrative costs with respect to the provision of such information will be paid for by us out of our working capital held outside the trust account.
Assuming a conservative interest rate assumption of 2.88% per annum, we expect that the trust account will generate approximately $1.1 million in interest quarterly on the corpus of the trust account (inclusive of deferred underwriting discounts and commissions) generating (assuming no withdrawal of interest for working capital purposes during the quarter) a quarterly distribution of approximately $0.09 per share to our public shareholders for each full quarter (assuming no exercise of the over-allotment option). We have assumed a 2.88% per annum interest rate because, following this offering, we currently anticipate that the funds held in the trust account will be invested principally in U.S. tax-exempt money market funds and to a lesser extent in U.S. “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less. Tax-exempt money market accounts were yielding approximately 3.13% per annum as of April 30, 2008 as represented by an index comprised of thirty tax-exempt money market funds. U.S. Treasury Bills with three month and six month maturities were yielding as of May 16, 2008 1.82% and 1.89%, respectively. The 2.88% assumed interest rate has been applied for the purpose of the above calculation because, as described, U.S. tax-exempt money market funds are currently expected to be our principal form of investment for the trust account. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account.
Shareholders must approve our initial business combination
Our Amended and Restated Memorandum and Articles of Association provide that we are required to seek shareholder approval before effecting our initial business combination, even if the nature of the business combination would not ordinarily require shareholder approval under applicable Cayman Islands law. In accordance with the American Stock Exchange’s proxy notification requirements, shareholders will be given notice at least 10 days prior to the meeting. We will proceed with a business combination only if a majority of the ordinary shares voted by public shareholders are voted in favor of the business combination and public shareholders owning less than 30.0% of the shares sold in this offering exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period, as described below.
We will have until 24 months (or up to 36 months if extended pursuant to a shareholder vote as described below) from the completion of this offering to consummate a business combination. If, at the end of the 24-month period, we have not obtained shareholder approval of the extended period or a business combination, or if at the end of the 36 month period we have not obtained shareholder approval for an initial business combination our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, liquidate and release only to our public shareholders the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders.

The requirement that we seek shareholder approval before effecting our initial business combination is set forth in Article 170 of our Amended and Restated Memorandum and Articles of Association, which Article requires the affirmative vote of at least 80.0% of the voting power of our outstanding voting securities to amend. The requirement that we seek shareholder approval before effecting our initial business combination therefore may be eliminated only by a vote of our board and the vote of at least 80.0% of the voting power of our outstanding voting securities. Our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders at the special meeting called for the purpose of amending Article 170 of our Amended and Restated Memorandum and Articles of Association. Management views this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our Amended and Restated Memorandum and Articles of Association. In addition, we will not seek shareholder approval to extend the amount of time we have to consummate a business combination beyond the extended period.
In connection with the shareholder vote required to approve the extended period and/or our initial business combination, our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, existing holders, directors, officers and advisor has agreed that if he or it acquires ordinary shares in or following this offering, he or it will vote all such acquired shares in favor of the extended period and any business combination presented to our shareholders by our board of directors. As a result, our founders, existing holders, directors, officers and advisor will not be able to exercise the redemption rights (as described below) with respect to any of our shares that they may acquire prior to, in or after this offering.
Conditions to consummating our initial business combination
Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100.0% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100.0% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50.0% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, as described above. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.
In order to consummate such an acquisition, we may use a portion of the proceeds held in the trust account,

issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities or borrowings. We have not entered into any arrangements to issue debt or equity securities or incur debt and we currently have no plan to do so.
We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination and public shareholders owning less than 30.0% of the shares sold in this offering, on a cumulative basis, in connection with the shareholders vote to approve the extended period, if any, and our initial business combination, exercise their redemption rights described below. Traditionally, blank check companies have had a redemption threshold of 20.0%, which makes it more difficult for such companies to consummate their initial business combination. Because we permit a larger number of shareholders (up to one share less than 30.0% of our public shareholders) to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which shareholders may believe is not suitable for us.
Acquisition using contractual arrangements
We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are a number of industries in certain countries (such as China) in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders, enter into a series of contracts that are designed to confer to us economic benefits and risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.
Possible extension of time to consummate a business combination to 36 months
Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within 24 months following the consummation of this offering, to avoid being required to liquidate, we may seek to extend the time period within which we must complete our initial business combination to 36 months following the completion of this offering (which we refer to as the extended period in this prospectus) by calling a special meeting of our shareholders for the purpose of soliciting their approval for the extended period.
We believe that extending the date before which we must complete our initial business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in Asia, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals.
If holders of 30.0% or more of the shares sold in this offering vote against the proposed extended period and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our initial business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extended period will require the affirmative vote of the majority of public shareholders who vote at the special meeting called for the purpose of approving the extended period.
If we receive shareholder approval for the extended period and holders of 30.0% or more of the shares sold in this offering do not vote against the extended period and choose to redeem in connection with the vote for the extended period, we will then have an additional 12 months in which to complete the initial business combination. We will still be required to seek shareholder approval before completing our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. If we receive shareholder approval for the extended period, we may be able to hold your funds in the trust account for up to three years.
A shareholder’s election to redeem his shares in connection with a vote against the proposed extended period will only be honored if the extended period is approved. Shareholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.
If at the end of the extended period we have not effected a business combination, our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, liquidate the proceeds of the trust account as set forth in this prospectus.
Redemption rights for shareholders voting to reject the extended period or our initial business combination
Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to redeem their ordinary shares for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $9.90 per share, or approximately $9.87 per share if the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders. Voting against the proposal for the extended period, if any, or our initial business combination alone will not result in the redemption of a shareholder’s shares for a pro rata portion of the trust account. The right of redemption is only valid when a shareholder votes against the proposal and exercises such redemption rights. Shareholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable after the date of the special meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own. Our existing holders and founders will not have any redemption rights with respect to ordinary shares held by them prior to the completion of this offering or with respect to any of the shares sold in this offering or any of the shares that they may acquire in the secondary market. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $44,549,990, assuming redemption of the maximum of one share less than 30.0% of the eligible ordinary shares (or up to approximately $51,063,748 assuming the over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public shareholders holding up to 4,499,999 of our shares on a cumulative basis, including shares redeemed in connection with our seeking shareholder approval for the extended period, could cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still be consummated.
The initial per share redemption price in the event a public shareholder exercises its redemption rights in connection with voting against the extended period or against our initial business combination is approximately $9.90 per share. Since the underwriters are entitled to receive the entire amount of their deferred discount upon consummation of a business combination, we will pay the additional $0.35 per redeeming share required to ensure that redeeming holders receive $9.90 per share. Since the redemption amount is less than the $10.00 per share purchase price (assuming that the entire purchase price of the units was allocated to the ordinary shares underlying the units) in this offering and may be lower than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights.
An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or the proposed business combination, as the case may be, at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period or our initial business combination, as the case may be, and the extended period is approved and, in the case of our initial business combination, it is also consummated. In addition, at our option we may require that, no later than the business day immediately preceding the vote on the extended period or the proposed business combination, as the case may be, the shareholder must present written instructions to our transfer agent stating that the shareholder wishes to redeem his shares into a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting, and in the case of the proposed business combination, until the consummation of our initial business combination. We may also require public shareholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the extended period or the business combination. The foregoing is different from the procedures used by many blank check companies. The principal factor we may consider in deciding whether to require physical tender as described above is how much time would be available to shareholders to elect to redeem. Traditionally, in order to redeem shares in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its redemption rights. After the initial business combination was approved, we would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the redemption price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to us for cancellation in consideration for the redemption price. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder.
The proxy soliciting materials that we will furnish to shareholders in connection with the vote for any extended period or the proposed business combination, as the case may be, will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the extended period or the proposed business combination, as the case may be, to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the shareholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the shareholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time. Accordingly, we will only require shareholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the shareholders receive the proxy soliciting materials at least 20 days prior to the meeting.
Any request for redemption, once made, may be withdrawn at any time prior to the vote taken with respect to the extended period or a proposed business combination at the meeting held for that purpose. Furthermore, if a shareholder delivers his certificate for redemption and subsequently withdraws his request for redemption, he may simply request that the transfer agent return his certificate (physically or electronically).
Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13(d) and Section 14(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking redemption rights with respect to more than 10.0% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the vote held to approve the extended period or a proposed business combination and prevent any subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10.0% of the shares sold in this offering could threaten to vote against the extended period or a proposed business combination and seek redemption, regardless of the merits of the transaction, if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By prohibiting our shareholders’ from redeeming more than 10.0% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing in our Amended and Restated Memorandum and Articles of Association or otherwise restricts the ability of any public shareholder from voting all of their shares against the extended period or a proposed business combination.
Dissolution and liquidation if no business combination
Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of Cayman Islands law, if we do not consummate our initial business combination within 24 months (or 36 months if the extended period is approved by shareholders) after the completion of this offering, our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, liquidate and release only to our public shareholders the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders. In addition, we will release only to our public shareholders any remaining net assets.

We cannot provide investors with assurances of a specific time frame for our winding up and liquidation. Pursuant to our Amended and Restated Memorandum and Articles of Association, upon the expiration of the 24 or 36-month time period, as applicable, our purposes and powers will be limited to liquidating and winding up.
Our existing holders and founders have agreed to waive their rights to participate in any liquidating distribution with respect to the ordinary shares acquired by them before this offering, including the founders’ shares, if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.
We estimate that our total costs and expenses for implementing and completing our winding up and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses related to the winding up of our company, legal fees and other fees. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital to fund the $50,000 to $75,000 in costs and expenses. If such funds are insufficient, ASM SPAC(1) Limited and our other founders have agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment for such expenses.
Prior to consummation of our initial business combination, we will seek to have all prospective target businesses and all third parties (including vendors and service providers) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from such persons and there is no guarantee that even if such waivers are executed that they will be enforceable by operation of law or that such persons would be prevented from bringing claims against the trust account. In the event that a third party or potential target business were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. ASM SPAC(1) Limited and our other founders, by agreement, will jointly and severally be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business, reduce the amounts in the trust account available for distribution to our public shareholders in connection with the liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against ASM SPAC(1) Limited and our other founders to enforce their indemnification obligations.
Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.
Pursuant to the terms of our Amended and Restated Memorandum and Articles of Association, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation.
Determination of offering amount
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the insider warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization.
Escrow of our founders’ and the existing holders’ securities
On the date of this prospectus, our founders and the existing holders will place the securities they own before the completion of this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), and the possible redemption of founders’ units for cancellation by us (as described above), these securities will not be transferable during the escrow period and will not be released from escrow until (i) with respect to the founders’ units, founders’ shares and founders’ warrants (including the ordinary shares to be issued upon the exercise of the founders’ warrants), one year after the consummation of a business combination, and (ii) with respect to the insider warrants (including the ordinary shares to be issued upon exercise of the insider warrants), upon consummation of a business combination. Prior to their release from escrow, the securities may only be transferred (i) to one of our officers, directors or employees, (ii) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (iii) by virtue of the laws of descent and distribution upon death of any holder, or (iv) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released prior to this date if the over-allotment option is not exercised in full in order to have up to 562,500 founders’ units redeemed as described above and if following a business combination we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.
Additional transfer restrictions
In addition to the restrictions described in “Escrow of our founders’ and the existing holders’ securities” above, our existing holders, our founders and our officers, directors and advisor have agreed that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of the representative of the underwriters, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition of, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for our ordinary shares, or publicly announce an intention to effect any such transaction.
Memorandum and Articles of Association
Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our Amended and Restated Memorandum and Articles of Association provide, among other things, that:

➢

if we have entered into a letter of intent, agreement in principal or definitive agreement with respect to a business combination within 24 months of the completion of this offering, and we anticipate that we will not be able to consummate a business combination within 24 months, we can seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our shareholders together with the ability to exercise their redemption rights at that time. We will have an additional 12 months to consummate a business combination only if (i) the extended period is approved by a majority of our ordinary shares voted by our public shareholders and (ii) public shareholders owning less than 30.0% of the ordinary shares sold in this offering vote against the extended period and exercise their redemption rights;

➢

if the extended period is approved, public shareholders who voted against such proposal and exercised their redemption rights will receive their pro rata share of the trust account (subject to the 10.0% limitation on redemption described herein);

➢

we will distribute the interest earned on the trust account to our public shareholders, and that we will make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the consummation of our initial business combination or our liquidation;
➢ prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;

➢

we may consummate our initial business combination only if: (i) approved by a majority of the ordinary shares voted by our public shareholders, and (ii) public shareholders owning less than 30.0% of the ordinary shares sold in this offering exercise their redemption rights on a cumulative basis, including shares redeemed in connection with our seeking shareholder approval for the extended period, if applicable;

➢

if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account (subject to the 10.0% limitation on redemption described above);

➢

if a business combination is not consummated within the time periods specified in this prospectus, then our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, distribute to all of our public shareholders their pro rata share of the trust account;

➢

our management will take all actions necessary to liquidate our trust account to our public shareholders if a business combination is not consummated within the time periods specified in this prospectus;

➢

our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders or upon the exercise of their redemption rights;

➢

we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or control through contractual arrangements other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension;

➢

prior to our initial business combination, we may not issue any units, ordinary shares, warrants or any options or other securities convertible into or exchangeable for ordinary shares, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on the extended period or a business combination;

➢

the audit committee shall review and approve all payments made to our existing holders, founders, officers, directors, advisor and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Argyle Street Management Limited, for office space, administrative services and secretarial support, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

➢

we may not to enter into any transaction with any of our officers, directors or advisor or any of our or their respective affiliates without the prior approval by a majority of our disinterested, independent directors or, in the event we have no independent directors, the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and

➢

we may not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, officers or advisor, or

(ii) consummate a business combination with any underwriter, or selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that a business combination with such target business is fair to our shareholders from a financial point of view.
The above-referenced requirements and restrictions included in our Amended and Restated Memorandum and Articles of Association are obligations to our shareholders and may only be amended prior to consummation of our initial business combination with the vote of our board of directors and the affirmative vote of at least 80.0% of the voting power of our outstanding ordinary shares (which restrictions on amendment Cayman Islands counsel has indicated is enforceable under Cayman Islands law). Our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders at the special meeting called for the purpose of amending our Amended and Restated Memorandum and Articles of Association. Management views this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our Amended and Restated Memorandum and Articles of Association. In light of the requirement that we obtain the approval of at least 80.0% of the voting power of our shareholders, we do not anticipate any changes to such requirements and restrictions prior to our consummation of a business combination, if any.

Risks

We are a newly formed exempted company organized under the laws of the Cayman Islands that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our officers, directors and advisor, but also the special risks we face as a blank check company, including:

➢	reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others, and negotiate a favorable price,
➢	existing and possible conflicts of interest of our directors, officers and advisor described under “Management — Conflicts of interest” below, and
➢	the control of our company exercised by Messrs. Yeh, Tan, Chan and Yap by virtue of their indirect equity interests in our existing holder, ASM SPAC(1) Limited.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk factors” beginning on page 37 of this prospectus.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of June 30, 2008
Balance sheet data:	Actual	As adjusted
Working capital (deficiency)	$(300,734)	$143,302,142
Total assets	399,146	148,552,142
Total liabilities	397,004	5,250,000	(1)
Value of ordinary shares which may be redeemed for cash ($9.90 per share)	0	44,549,990
Shareholders’ equity	$2,142	$98,752,152

(1)	Represents deferred underwriting discounts and commissions being held in the trust account which is payable to the underwriters upon completion of our initial business combination.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $4,550,000 from the sale of the insider warrants, the repayment of an aggregate of $375,000 of loans from ASM SPAC(1) Limited and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets include $5,250,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include approximately $148,500,000 (not including the exercise of the over-allotment option) to be held in the trust account, which will be distributed (i) to public shareholders pro rata who vote against the extended period and exercise their redemption rights in connection with a vote on the extended period, if any, or in connection with our initial business combination (assuming that the extended period is approved and our initial business combination is approved and consummated, respectively), (ii) upon the consummation of our initial business combination to the underwriters in the amount of $5,250,000 in payment of their deferred underwriting discounts and commissions and (iii) upon the consummation of our initial business combination to us in the amount remaining in the trust account following the payment to any public shareholders who exercise their redemption rights and payment of deferred discounts and commissions to the underwriters. All such proceeds will be distributed from the trust account only as described in this prospectus. If a business combination is not so consummated, our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, distribute the proceeds held in the trust account to our public shareholders, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders.

We will not consummate a business combination if public shareholders owning 30.0% or more of the shares sold in this offering vote against the extended period or the business combination, on a cumulative basis, and concurrently exercise their redemption rights. Accordingly, we may effect a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the initial business combination, and (ii) public shareholders owning less than 30.0% of the 15,000,000 ordinary shares sold in this offering exercise their redemption rights, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote to approve the extended period. If this occurred, we could be required to redeem for cash up to one share less than 30.0% of the ordinary shares sold in this offering, or 4,499,999 ordinary shares (5,174,999 if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $9.90 per share ($9.90 per share initially held in trust) for approximately $44,549,990 in the aggregate (or approximately $51,063,748 in the aggregate if the underwriters exercise their over-allotment option in full). Since the underwriters are entitled to receive the entire amount of their deferred underwriting discounts and commissions upon closing of our initial business combination, we will pay the additional $0.35 per redeeming share required to ensure that redeeming holders receive $9.90 per share. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders, as of the date of the special meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of our initial business combination, as the case may be, divided by the number of ordinary shares included in the units sold in this offering.

We intend to structure and consummate any potential business combination in a manner such that public shareholders holding up to 4,499,999 of the ordinary shares sold in this offering voting against the extended period or our initial business combination, on a cumulative basis, could cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still be consummated.

Risk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS

We are a newly formed, development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective. These factors, among others, indicate that we may be unable to continue operations as a going concern.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis on which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target businesses concerning a business combination and may be unable to complete a business combination. We will not generate any revenues from operations until after consummating our initial business combination. If we expend all of the approximately $50,000 in proceeds from this offering not held in the trust account and the interest income earned (net of taxes) on the balance of the trust account of up to $2,500,000 that may be released to us to fund our working capital and general corporate requirements in seeking a business combination but fail to consummate such a business combination, we will never generate any operating revenues. These factors, among others, indicate that we may be unable to continue operations as a going concern.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the completion of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

We may not be able to consummate a business combination within the required time frame, in which case our corporate existence will cease except for the purpose of winding up our affairs and we will liquidate our assets.

Pursuant to our Amended and Restated Memorandum and Articles of Association we must complete a business combination with a fair market value of at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, within 24 months after the consummation of this offering (or within 36 months if the extended period is approved by shareholders). If we fail to consummate a business combination within the required time frame, our corporate existence will cease except for the purpose of winding up our affairs and we will, in accordance with our Amended and Restated Memorandum and Articles of Association liquidate and wind up. The foregoing requirements are set forth in Article 170 of our Amended and Restated Memorandum and Articles of Association and

Risk factors

may not be eliminated without the vote of our board of directors and the vote of at least 80.0% of the voting power of our outstanding ordinary shares. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our quarterly distributions, our liquidation or if they seek to redeem their respective ordinary shares for cash in connection with a vote to approve the extended period or a business combination which the shareholder voted against and which is approved by a majority of our shareholders or consummated by us, as applicable. In no other circumstances will a shareholder have any right or interest of any kind in the trust account.

Unlike other blank check companies, we are permitted, pursuant to our Amended and Restated Memorandum and Articles of Association, to seek to extend the date before which we must consummate an initial business combination to 36 months. As a result, your funds may be held in the trust account for up to three years.

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the completion of this offering, we may seek to extend the date before which we must consummate our initial business combination, to avoid being required to liquidate, to 36 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for the extended period. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in Asia, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals. If the proposal for the extended period is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the more usual 24-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to three years and thus delay the receipt by you of your funds from the trust account.

Under Cayman Islands law, the requirements and restrictions relating to this offering contained in our Amended and Restated Memorandum and Articles of Association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our Amended and Restated Memorandum and Articles of Association provide, among other things, that:

➢	if we have entered into a letter of intent, agreement in principal or definitive agreement with respect to a business combination within 24 months of the completion of this offering, and we anticipate that we will not be able to consummate a business combination within 24 months, we can seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our shareholders together with

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the ability to exercise their redemption rights at that time. We will have an additional 12 months to consummate a business combination only if (i) the extended period is approved by a majority of our ordinary shares voted by our public shareholders and (ii) public shareholders owning less than 30.0% of the ordinary shares sold in this offering vote against the extended period and exercise their redemption rights;
➢	if the extended period is approved, public shareholders who voted against such proposal and exercised their redemption rights will receive their pro rata share of the trust account (subject to the 10.0% limitation on redemption described herein);
➢	we will distribute the interest earned on the trust account to our public shareholders, and that we will make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of our initial business combination or our liquidation;
➢	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;
➢	we may consummate our initial business combination only if: (i) approved by a majority of the ordinary shares voted by our public shareholders, and (ii) public shareholders owning less than 30.0% of the ordinary shares sold in this offering exercise their redemption rights on a cumulative basis, including shares redeemed in connection with our seeking shareholder approval for the extended period, if applicable;
➢	if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account (subject to the 10.0% limitation on redemption described herein);
➢	if a business combination is not consummated within the time periods specified in this prospectus, then our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, distribute to all of our public shareholders their pro rata share of the trust account;
➢	our management will take all actions necessary to liquidate our trust account to our public shareholders if a business combination is not consummated within the time periods specified in this prospectus;
➢	our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders or upon the exercise of their redemption rights;
➢	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or control through contractual arrangements other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension;

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➢	prior to our initial business combination, we may not issue any units, ordinary shares, warrants or any options or other securities convertible into or exchangeable for ordinary shares, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on the extended period or a business combination;
➢	the audit committee shall review and approve all payments made to our existing holders, founders, officers, directors, advisor and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Argyle Street Management Limited, for office space, administrative services and secretarial support, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;
➢	we may not to enter into any transaction with any of our officers, directors or advisor or any of our or their respective affiliates without the prior approval by a majority of our disinterested, independent directors or, in the event we have no independent directors, the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
➢	we may not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, officers or advisor, or (ii) consummate a business combination with any underwriter, or selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our shareholders from a financial point of view.

Pursuant to our Amended and Restated Memorandum and Articles of Association, the foregoing provisions may be amended by a vote of our board and the vote of at least 80.0% of the voting power of our outstanding ordinary shares. If any of these provisions are amended, our shareholders:

➢	may not have all of the rights they previously had;
➢	might not receive the amount anticipated in connection with a redemption or liquidation; and
➢	might not receive amounts from the trust account in the time frames specified in this prospectus.

As a foreign private issuer we would not be subject to certain SEC regulations that apply to U.S. issuers.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934. As such, we are exempt from certain provisions applicable to U.S. public companies including:

➢	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
➢	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
➢	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer's equity securities within less than six months).

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Because of these exemptions, our shareholders would not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States. In particular, because we are exempt from the rules under the Exchange Act relating to proxy statements, at the time we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our business combination with the SEC. Instead, we would prepare and mail proxy solicitation materials in accordance with Cayman Islands law and, as required, furnish such materials with the SEC after mailing. Although we anticipate that our proxy materials will contain many of the same disclosures as proxy materials prepared in accordance with the SEC’s proxy rules, our proxy materials will not have the benefit of a potential review by the SEC and may not contain all of the disclosures required under such rules.

If we wind up and liquidate before consummating our initial business combination, our public shareholders will receive less than $10.00 per share (initially $9.90 per share) upon distribution of the funds held in the trust account and our warrants will expire worthless.

If we are unable to consummate our initial business combination and must wind up and liquidate our assets, the per share liquidating distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses, the anticipated costs associated with seeking an initial business combination and the costs associated with our winding up and liquidation. We estimate that the total expenses of this offering immediately payable by us will be $750,000, plus the current portion of underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full. If we were unable to consummate our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account the initial per share liquidation price will be $9.90 (which includes $0.35 per share of the deferred underwriting discounts and commissions), or $0.10 less than the per share offering price of $10.00 (assuming that the entire offering amount was allocated to the shares included in the units). In addition, if third parties bring claims against us, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price may be less than $9.90 due to claims of such creditors. Although, ASM SPAC(1) Limited and our other founders, by agreement, will jointly and severally be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business, reduce the amounts in the trust account available for distribution to our public shareholders in connection with the liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act, we cannot assure you that ASM SPAC(1) Limited and our other founders will have the funds to meet their indemnification obligations. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we wind up and liquidate before consummating our initial business combination.

Shareholders who receive a liquidation distribution from us could be required to return a portion or all of the liquidation distribution to satisfy the claims of creditors.

Under the Companies Law of the Cayman Islands, our jurisdiction of incorporation, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of our company are fully wound up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must file a return to the Cayman

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Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing our company is dissolved.

We anticipate that we would liquidate the trust account shortly following expiration of the 21 day period described above, which means that not all the procedures for our dissolution would have been completed (in other words, a final general meeting would not have been held and the Registrar of Companies would not yet have dissolved our existence). In the event that we were to liquidate the trust account prior to the date we dissolved, a liquidator of our company could, until the final general meeting, seek to hold a shareholder liable to return to our estate amounts equal to distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account.

Additionally, it is possible that third parties would seek to recover from our shareholders amounts owed to them by us. The liability of our shareholders for any such third party claims will extend until the final general meeting. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors.

You will not receive protections normally afforded to investors in blank check companies.

Since the net proceeds of this offering are designated to be used to complete a business combination with a target business that has not been identified, we may be deemed a “blank check” company under the U.S. securities laws. However, since we expect that our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful completion of this offering and will at that time file a Current Report on Form 6-K with the SEC that includes an audited balance sheet demonstrating this fact, we are exempt from SEC rules such as Rule 419 that are designed to protect investors in blank check companies. Accordingly, investors in this offering will not receive the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we will have a longer period of time to consummate our initial business combination in some circumstances than do companies subject to these rules. Other benefits and protections of Rule 419 that are not available to investors in this offering include:

➢	the requirement that a target business have a fair value of 80.0% of the maximum offering proceeds;
➢	the prohibition on trading of the units and underlying ordinary shares and warrants, and placement of these securities in escrow until the consummation of a business combination;
➢	the ability to exercise the warrants prior to a business combination, subject to the escrow requirement;
➢	the limitation of the period in which we could consummate a business combination to no more than 18 months; and
➢	the requirement that all interest earned on the trust account be held for the sole benefit of the investors.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in sections 101(b) and (c) of the American Stock Exchange Company Guide, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. In order to continue listing our securities on the American Stock Exchange prior to our initial business combination, we must maintain certain financial,

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distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally between $2,000,000 and $4,000,000) and a minimum number of public shareholders (generally between 300 and 400 shareholder). Our ordinary shares also cannot have what is deemed to be a “low selling price” as determined by the American Stock Exchange. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. The initial listing requirements are basically the same as the continued listing requirements, but are more stringent. For instance, our share price would generally be required to be at least $3 per share and our shareholders’ equity would generally be required to be at least $4 million. Moreover, we must comply with certain listing standards regarding the independence of our board of directors and members of our audit committee by no later than the first anniversary following the completion of this offering. We currently do not meet these requirements but expect to be in compliance by the first anniversary following the completion of this offering.

If the American Stock Exchange delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we could face significant material adverse consequences including:

➢	limited availability of market quotations for our securities;
➢	reduced liquidity with respect to our securities;
➢	a determination that our ordinary shares are “penny stocks,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
➢	limited amount of news and analyst coverage for our company; and
➢	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units, and eventually our ordinary shares and warrants will be listed on the American Stock Exchange, our units, ordinary shares and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the American Stock Exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If third parties bring claims against us, the proceeds held in the trust account may be reduced and the per share liquidation price received by you will be less than $9.90 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all prospective target businesses and all third parties (including vendors and service providers) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that we will be able to get waivers from such persons and there is no guarantee that even if such waivers are executed that they will be enforceable by operation of law or that such persons would be prevented from bringing claims against the trust account. In the event that a third party or potential

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target business were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Accordingly, the proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per share liquidation price could be less than $9.90 due to claims of such creditors. ASM SPAC(1) Limited and our other founders, by agreement, will jointly and severally be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business (but not, for example, amounts we might be liable for to persons who loaned us money for operations or those initiating a lawsuit against us for matters other than those specificed), reduce the amounts in the trust account available for distribution to our public shareholders in connection with the liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act for any untrue statement or omission of a material fact by us in this prospectus. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against ASM SPAC(1) Limited and our other founders to enforce their indemnification obligations. We have questioned our founders regarding their net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

The indemnification obligations of ASM SPAC(1) Limited and our other founders will not cover third party claims made against our shareholders.

Unlike other blank check offerings, we allow up to approximately 30.0% of our public shareholders, on a cumulative basis, to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check offerings.

When we seek shareholder approval for the extended period and our initial business combination, we will offer each public shareholder (other than our existing holders and founders) the right to have his, her or its ordinary shares converted to cash if the shareholder votes against the extended period or business combination, as the case may be, and each such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning 30.0% or more of the shares sold in this offering do not vote against the business combination and on a cumulative basis exercise their redemption rights (including any shares previously redeemed in connection with the extended period); provided that a public shareholder, together with any affiliate of his or any person with whom he is acting in concert or as a “group” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking redemption with respect to more than 10.0% of the shares sold in this offering on a cumulative basis. In the past, many blank check companies have had a redemption threshold of 20.0%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, and limit the percentage of shares that a public shareholder, together with any of its affiliates or other persons with whom it is acting in concert or as a “group,” can redeem, it will be easier for us to consummate an initial business combination with a target business in the face of strong

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shareholder dissent, and we have reduced the likelihood that a small group of investors holding a large block of our ordinary shares will stop us from completing a business combination that is otherwise approved by our public shareholders. The ability to consummate a transaction despite strong shareholder dissent may be viewed negatively by potential investors who are familiar with the 20.0% redemption threshold. Additionally, because we permit a larger number of shareholders to exercise their redemption rights, we could pay redeeming shareholders an aggregate of 10.0% more of our trust account than other blank check offerings, which may result in our having to obtain additional financing to consummate our initial business combination or result in less money being available for use as working capital post business combination.

The ability of our shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

We will offer each public shareholder (but not our existing holders or founders) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the extended period or our initial business combination, as the case may be, and the extended period is approved and, in the case of our initial business combination, also completed. Such holder must both vote against such proposal and exercise his, her or its redemption rights to receive a pro rata portion of the trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund the acquisition of our initial business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Because we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate our initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third party financing, and if such financing involves debt, our leverage ratio may not be optimal for our initial business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from exercising redemption rights with respect to more than 10.0% of the shares sold in this offering.

When we seek shareholder approval of any business combination, we will offer each public shareholder (but not our existing holders or founders) the right to cause us to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the extended period or the business combination, as the case may be, elects redemption of his, her or its ordinary shares and the extended period or the business combination, as applicable, is approved and, in the case of the business combination, completed. Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate or any other person with whom such holder is acting in concert or as a “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than 10.0% of the shares sold in this offering on a cumulative basis. Accordingly, if you purchase more than 10.0% of the shares sold in this offering and the extended period or a proposed business combination is approved and, if applicable, completed, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time or that the market price of the ordinary shares will exceed the per share redemption price.

Risk factors

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and certain of our assets may in the future be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States in a way that will permit a U.S. court to have jurisdiction over us.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law of the Cayman Islands, as the same may be supplemented or amended from time to time, which we refer to herein as the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

➢	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
➢	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

Because some of our directors and officers reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them outside the United States.

Some of our directors and officers reside outside of the United States and, after the consummation of our initial business combination, substantially all of our assets could be located outside of the United States. We believe that certain countries in Asia (such as China) do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. As a result, it may be necessary to comply with local law in order to obtain an enforceable judgment against certain directors and officers and certain assets. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers outside of the United States or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S. federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and certain Asian countries (such as China) would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

Risk factors

Since we have not yet selected a particular industry or any target business with which to complete a business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We intend to consummate a business combination with a company in Asia in any industry we choose that we believe will provide significant opportunities for growth. We are not limited to any particular industry or type of business. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter a business combination. Although we will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the extended period and/or the business combination submitted to our shareholders for approval.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable business combination. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the extended period and/or the business combination submitted to our shareholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public shareholders vote for the extended period or the proposed business combination, as the case may be. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public shareholders vote against the extended period or the proposed business combination, as the case may be.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter competition for potential target businesses from other entities having a business objective similar to ours. Some of these competitors may be well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of our competitors. Furthermore, over the past several years, other “blank check” companies have been formed, and a number of such companies have grown in size. Additional blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds from this offering and the insider warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

➢	the requirement that we obtain shareholder approval of an extended period and/or a business combination may delay or prevent the consummation of our initial business combination;

Risk factors

➢	the redemption of ordinary shares held by our public shareholders into cash may reduce the resources available to us to fund our initial business combination; and
➢	the requirement to acquire an operating business or businesses, or a portion of such business or businesses, that have a fair market value, individually or collectively, at least equal to 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of the initial business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension (i) could require us to acquire several or closely related operating businesses at the same time, all of which acquisitions would be contingent on the closings of the other acquisitions, which could make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination only if a majority of the shares voted by our public shareholders are voted in favor of our initial business combination, and public shareholders owning less than 30.0% of the shares sold in this offering exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating our initial business combination on favorable terms or at all.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless the board of directors is unable to independently determine the fair market value.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criterion. We will also be required to obtain a fairness opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, (i) if our initial business combination is with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, officers or advisor, or (ii) if our initial business combination is with any underwriter, or selling group member, or any of their affiliates. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, shareholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if shareholders are not permitted to rely on the opinion, our shareholders will be

Risk factors

relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

If we issue capital securities or redeemable debt securities to consummate our initial business combination, your equity interest in us could be diluted or there may be a change in control of our company.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of up to 70,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 shares of preferred shares, par value $0.001 per share. Immediately after this offering, there will be 48,437,500 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the insider warrants and the founders’ warrants) and all of the preferred shares available for issuance. We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional ordinary shares or preferred shares, or a combination of both, including redeemable debt securities, as consideration for or to finance a business combination, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $120 million and $450 million. Our issuance of additional ordinary shares or any preferred shares, including upon redemption of any debt securities, may:

➢	significantly reduce your equity interest in us;
➢	subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to our ordinary shares;
➢	cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, if any, and result in the resignation or removal of our current officers and directors;
➢	in certain circumstances, have the effect of delaying or preventing a change in control of us; and
➢	adversely affect the then-prevailing market price for our ordinary shares.

The value of your investment in us may decline if any of these events occur.

The underwriting agreement and our Amended and Restated Memorandum and Articles of Association prohibit us, prior to our initial business combination, from issuing additional units, additional ordinary shares, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into ordinary shares, or preferred shares, that participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination.

If we acquire a company by issuing debt securities, our post-combination operating results may decline due to increased interest expense or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into a business combination that requires us to incur debt to finance a business combination, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $120 million and $450 million. Such incurrence of debt may:

➢	lead to default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;
➢	cause an acceleration of our obligation to repay debt, even if we are then current in our debt service obligations, if we breach the covenants contained in the terms of any debt documents, such as covenants that require us to meet certain financial ratios or maintain designated reserves, without a waiver or renegotiation of such covenants;

Risk factors

➢	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;
➢	limit our ability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing;
➢	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;
➢	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
➢	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation; and
➢	place us at a disadvantage compared to our competitors who have less debt.

Certain of our officers, directors and advisor may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers, directors and advisor are affiliated with entities, that are engaged in business activities similar to those intended to be conducted by us (though none has previously been affiliated with a blank check company). Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company (though none which will seek a target business with its primary opertions in Asia). Additionally, our officers, directors and advisor may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. For a list of the entities to which our officers, directors and advisor owe fiduciary duties, see “Management — Conflicts of interest.” Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented.

Furthermore, the insider letters that we have entered into with Messrs. Gaw, Shen and Wu, our independent directors, and Mr. Gadbois, our advisor, provide that they are not obligated to present to us any potential business combination and may become involved as a principal (without involving us) or agent for a third party with respect to potential business combinations that otherwise would be appropriate for us, other than any business combination or opportunity that is brought to their attention solely in their capacity as a director or advisor of our company, or any business combination or opportunity that is identified by them solely through the disclosure of information by us or on our behalf. Messrs. Gaw, Shen, Wu and Gadbois may choose to present potential business combinations to other entities to whom they owe duties, current or future investment vehicles or third parties before they present such opportunities to us. As a result, you should assume that, to the extent Messrs. Gaw, Shen, Wu and Gadbois locate a business opportunity suitable for us and another entity with which they may be involved, they will first give the opportunity to such other entity or entities, and they will only present such opportunity to us to the extent such other entity or entities reject or are unable to pursue it.

We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity with which our officers, directors and advisor have a pre-existing fiduciary obligation and we may miss out on a potential transaction.

It is possible that, concurrently with our initial business combination, some of the entities with which our officers, directors and advisor are affiliated could purchase a minority interest in the target company, which may result in conflicts of interest.

It is possible that, concurrently with our initial business combination, some of the entities with which our officers, directors and advisor are affiliated could purchase a minority interest in the target company,

Risk factors

subject to the requirement that we must acquire a portion of the business with a value that is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, and that we acquire a majority of the voting rights of the target company and control of the majority of any governing body of the target company. An investment by one of these entities would result in a conflict of interest for our officers, directors and advisor since they would be determining what portion of the target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in a target business, the entity or entities affiliated with our officers, directors and/or advisor will be required to pay the same price per share or unit for their interest in the target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested, independent directors. In addition, the proxy materials disclosing the business combination for which we would seek shareholder approval would disclose the terms of the co-investment by the affiliated entity or entities.

Some of our executive officers and directors may remain with us following our initial business combination, which may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interests.

We intend that at least some of our executive officers and directors will continue to be involved in our management following our initial business combination. Therefore, the personal and financial interests of our executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Our executive officers and directors could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public shareholders.

Our executive officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination on the one hand and their other businesses on the other hand. Each of our executive officers is engaged in several other business endeavors for which he is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and executive officers.” We anticipate that our management team, in the aggregate, will average approximately thirty hours per week on our affairs prior to the consummation of a business combination (though the actual number of hours in any given week will vary depending on matters to be handled during that week, with a significant increase in the number of hours after a target business has been identified). The persons who are actually providing such services will also vary depending on the target business selected and the location of the target business. We also do not intend to have any full-time employees prior to the consummation of our initial business

Risk factors

combination. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate our initial business combination.

Our existing holders, ASM SPAC(1) Limited, Messrs. Gaw, Shen, Wu and Gadbois, currently control us and may influence certain actions requiring a shareholder vote.

Immediately following this offering, our existing holders will beneficially own, in the aggregate, 20.0% of our issued and outstanding ordinary shares. In connection with the shareholder vote required to approve the extended period and/or our initial business combination, our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, existing holders, directors, officers and advisor has agreed that if he or it acquires ordinary shares in or following this offering, he or it will vote all such acquired shares in favor of the extended period and any business combination presented to our shareholders by our board of directors. Accordingly, ordinary shares acquired by our existing holders, founders, directors, officers and advisor in or after this offering will not have the same voting or redemption rights as our public shareholders with respect to a vote in connection with the extended period and/or a potential business combination, and our existing holders, founders, directors, officers and advisor will not be eligible to exercise redemption rights for those shares if the extended period, if any, and/or a business combination is approved by a majority of our public shareholders.

Because our existing holders and founders, will hold, in the aggregate, warrants to purchase 8,300,000 ordinary shares included in founders’ units and the insider warrants, after a business combination, the exercise of those warrants may increase the ownership of our existing holders and founders. This increase could allow our existing holders and founders to influence the outcome of matters requiring shareholder approval, including the election of directors and executive officers, approval of benefits plans, mergers and significant corporate transactions after consummation of our initial business combination. Moreover, except to the extent shareholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a shareholder vote. As a result, they will exert substantial control over actions requiring a shareholder vote both before and following our initial business combination.

Our existing holders, founders, officers, directors and advisor may purchase additional shares in the open market, which may give them greater influence over the approval of the extended period or our initial business combination.

In the event that our existing holders, founders, officers, directors and advisor acquire additional shares after this offering, they have agreed to vote such shares in favor of the extended period or our initial business combination. Thus, additional purchases of our shares by our existing holders, founders, officers, directors and advisor would allow them to exert additional influence over the approval of the extended period or our initial business combination. Factors they would consider in making such additional purchases would include consideration of the current trading price of our ordinary shares and whether any such additional purchases would likely increase the chances that the extended period or our initial business combination would be approved. In addition, if our existing holders, founders, officers, directors and advisor acquire additional ordinary shares, then our public shareholders (other than our existing holders, founders, officers, directors and advisor with respect to ordinary shares they purchase in this offering or in the aftermarket) will hold proportionately fewer shares, and therefore it is likely that such public shareholders will ultimately redeem fewer shares into a pro rata portion of the trust account, making it more likely that we will remain under the 30.0% redemption rate, which is required in order to approve the extended period or our initial business combination.

Risk factors

The ability of our existing holders, founders, officers, directors and advisor to acquire our ordinary shares in the open market, vote such acquired shares in favor of the extended period or our initial business combination, as the case may be, and effectively reduce the number of shares that our other public shareholders may elect to redeem into a pro rata portion of the trust account may allow us to have the extended period to consummate a business combination or to consummate an initial business combination that, in each case, otherwise would not have been approved, but for the purchases by our existing holders, founders, officers, directors and advisor in the open market. Because our existing holders, founders, officers, directors and advisor have purchased their securities at a lower average cost than our other public shareholders, some of our existing holders, founders, officers, directors and advisor may profit from a business combination that would be unprofitable for our other public shareholders.

We may expend financial, management and other resources in researching acquisitions that are not consummated, which could result in the loss of the costs incurred or materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons, including those beyond our control such as if 30.0% or more of our public shareholders vote against the extended period and/or the business combination and opt to have us redeem their ordinary shares for a pro rata share of the trust account even if a majority of our shareholders approve the extended period or the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Because our existing holders and founders own or will own securities in us that will not participate in liquidating distributions, they may have a conflict of interest in deciding if a particular target business is an attractive candidate for a business combination.

On December 12, 2007, ASM SPAC(1) Limited, an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, Kin Chan, our co-chief investment officer and director, and Hock Yap, our other co-chief investment officer, purchased an aggregate of 4,312,500 founders’ units for an aggregate purchase price of $25,000. On February 20, 2008 ASM SPAC(1) Limited sold (a) 215,625 of its founders’ units to Kenneth Gaw for $1,250, (b) 269,531 of its founders’ units to Kenneth Shen for $1,562.50 and (c) 53,906 of its founders’ units to Richard Gadbois for $312.50, or, in each case, approximately $0.006 per unit. On February 20, 2008 ASM SPAC(1) Limited sold 215,625 of its founders’ units to Keith Shiu Kee Wu for $1,250, or approximately $0.006 per unit. Upon our winding up and liquidation, none of our existing holders or founders will have the right to receive distributions from the trust account with respect to such shares. In addition, ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois will purchase an aggregate of 4,550,000 insider warrants immediately prior to the completion of this offering. The $4,550,000 aggregate purchase price of the insider warrants will be included in the trust account that is distributed to our public shareholders in the event of our winding up and liquidation. Our existing holders and founders will not receive distributions from the trust with respect to the insider warrants and the insider warrants will expire worthless. Therefore, our directors’ and officers’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial business combination in a timely manner. This may also result in a conflict of interest when they determine whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Risk factors

Unless we complete a business combination, our officers, directors, advisor, or any of their respective affiliates, will not receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our officers, directors, advisor, or any of their respective affiliates, will not receive reimbursement for any out-of-pocket expenses reasonably incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless the business combination is consummated. Our officers, directors and advisor may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors, advisor, or any of their respective affiliates, could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

We will probably consummate only one business combination with the proceeds of this offering, meaning our operations will probably depend on a single business.

The net proceeds from this offering and the offering of the insider warrants, after reserving $50,000 of the proceeds for our operating expenses, will provide us with approximately $143.3 million (approximately $164.2 million if the underwriters’ over-allotment option is exercised in full), excluding deferred underwriting discounts and commissions, which we may use to consummate an initial business combination. Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, proxy statement disclosure and closings. We may also be exposed to the risk that our inability to satisfy conditions to closing with respect to the initial business combination with one or more target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such initial business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. Due to these added risks, we are more likely to choose a single target business with which to pursue a business combination than multiple target businesses. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated and we will not be able to diversify our operations of benefit from spreading of risks of offsetting of losses, unlike other entities that have the resources to consummate several business combinations in different industries or areas of a single industry so as to diversify risks and offset losses.

Risk factors

Following the business combination we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation for any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-combination debt financing.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial business combination.

We believe that amounts not held in the trust account and the interest income that may be released to us (up to a maximum of $2,500,000) will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 36 months, except that our estimate of the cost of making quarterly interest distributions to our public shareholders only anticipates having to pay these costs for 24 months. Accordingly, if we seek and our shareholders approve the extended period we will have to pay quarterly interest distributions for up to an additional 12 months. We did not raise additional funds for this purpose since we do not know if the extended period will be needed or approved. Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, if the extended period is approved, or if the amounts not held in the trust account and interest income released to us of up to $2,500,000 is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders, officers, directors or third parties. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial business combination and are unable to obtain additional financing, we may be required to wind up and liquidate prior to consummating our initial business combination.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and consummate a business combination because we will depend on the interest earned on the trust account to pay our tax obligations, to fund our search for a target business or businesses and to consummate our initial business combination.

Of the net proceeds of this offering, $50,000 will be available to us outside the trust account to fund our working capital and general corporate requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need in order to identify one or more target businesses and to consummate our initial business combination as well as pay any tax obligations that we may owe. The $148.5 million of net offering proceeds held in the

Risk factors

trust account will be invested principally in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States. Tax-exempt money market accounts were yielding approximately 3.13% per annum as of April 30, 2008 as represented by an index comprised of thirty tax-exempt money market funds. U.S. Treasury Bills with three month and six month maturities were yielding as of May 16, 2008 1.82% and 1.89%, respectively.

While we are entitled to have released to us for such purposes the interest earned on the funds in the trust account, net of taxes, up to a maximum of $2,500,000, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we may need to borrow additional funds from our founders, our directors or third parties to operate or we may be forced to wind up and liquidate.

We may enter into agreements with consultants or financial advisers which provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers which provide for the payment of fees upon the consummation of our initial business combination. If we pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

We may be unable to obtain additional financing if necessary to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

We may consider a business combination that will require additional financing, particularly as we intend to primarily focus on acquisitions of middle market companies with valuations between approximately $120 million and $450 million. However, we cannot assure you that we will be able to consummate a business combination or that we will have sufficient capital with which to consummate a combination with a particular target business. If the net proceeds of this offering and from the private placement of the insider warrants are not sufficient to facilitate a particular business combination because:

➢	of the price paid for the target business;
➢	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of a target business; or
➢	we must redeem for cash a significant number of ordinary shares owned by shareholders who elect to exercise their redemption rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek an alternative target business or businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. If we fail to secure such financing, this failure could have a material adverse effect on the continued development or growth of our combined business or businesses. Neither our founders, directors nor any other party is required to provide any financing to us in connection with, or following, a business combination.

Risk factors

Our founders paid approximately $0.006 per ordinary share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

Our founders purchased 4,312,500 of our units (up to 562,500 of which will be redeemed by us in the event that the underwriters do not exercise their over-allotment option), consisting of one ordinary share and one warrant to purchase one ordinary share, for $25,000, or $0.006 per share (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit). The difference between the public offering price per share of our ordinary shares (allocating all of the unit purchase price to the ordinary shares and none to the warrant included in the unit) and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to you and other investors in this offering. The fact that our founders acquired their founders’ shares at a nominal price prior to this offering significantly contributed to this dilution. Our public stockholders, upon the consummation of this offering, will have paid a price per share that substantially exceeds our net assets per share. Assuming this offering is completed and no value is ascribed to the founders’ warrants, you and the other new investors will incur an immediate and substantial dilution of approximately 30.7% or $3.07 per share (the difference between the pro forma net tangible book value per share after this offering of $6.93, and the initial offering price of $10.00 per unit). In addition, although the purchasers of units in this offering will have paid 99.98% of the amount invested in us, immediately after our initial public offering they will only have 80.0% of our total voting power. However, in connection with the shareholder vote required to approve the extended period and/or our initial business combination, our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose.

Our outstanding warrants may adversely affect the market price of our ordinary shares and make it more difficult to effect a business combination.

The units being sold in this offering include warrants to purchase 15,000,000 ordinary shares (or 17,250,000 ordinary shares if the over-allotment option is exercised in full), and our founders’ units include founders’ warrants to purchase 4,312,500 ordinary shares (up to 562,500 of which will be redeemed by us in the event that the underwriters do not exercise their over-allotment option). In addition, we will be issuing in a private placement insider warrants to purchase 4,550,000 ordinary shares to Messrs. Gaw, Shen, Wu and Gadbois and ASM SPAC(1) Limited, an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, Kin Chan, our co-chief investment officer and director and Hock Yap, our other co-chief investment officer. The founders’ warrants and the insider warrants are identical to those warrants sold as part of the units in this offering except that the warrants included in the founders’ units and insider warrants will be non-redeemable so long as they are held by our founders or ASM SPAC(1) Limited, as applicable, or their respective permitted transferees, may be exercised on a cashless basis as long as they are held by our founders or ASM SPAC(1) Limited, as applicable, or their respective permitted transferees and the founders’ warrants and insider warrants will be exercisable for unregistered ordinary shares in the absence of an effective registration statement. In addition, the warrants included in the units sold in this offering and the insider warrants will become exercisable on the later of the consummation of a business combination or one year from the date of this prospectus, while the warrants included in the founders’ units will become exercisable after the consummation of our initial business combination. Pursuant to the registration rights agreement, the holders of our insider warrants and the underlying ordinary shares will be entitled to certain registration rights immediately after the consummation of our initial business combination and the holders of our founders’ warrants and underlying ordinary shares will be entitled to registration rights one year after the closing of the business combination. To the extent we issue ordinary shares to consummate a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because

Risk factors

exercise of the warrants will increase the number of issued and outstanding ordinary shares and reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate our initial business combination or may increase the cost of a target business if we are unable to consummate our initial business combination solely with cash. Additionally, the sale or possibility of sale of the shares underlying the warrants could have an adverse effect on the market price for our ordinary shares or our units or our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Registration rights held by our existing holders and founders may make it more difficult to consummate a business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Our founders will have certain registration rights with respect to the resale of the founders’ units, the founders’ shares, the founders’ warrants and the ordinary shares underlying the founders’ warrants at any time one year after the consummation of our initial business combination. In addition, Messrs. Gaw, Shen, Wu and Gadbois and ASM SPAC(1) Limited will have certain registration rights with respect to the insider warrants and the shares underlying the insider warrants after the consummation of our initial business combination. We will bear the cost of registering these securities. In addition, in the event that we breach our obligations under the registration rights agreement, we could be obligated to purchase the securities owned by our founders and the existing holders and their affiliates for the then fair market value of the securities. Assuming that the underwriters’ over-allotment option is not exercised, if our founders and the existing holders exercise their registration rights in full and we successfully register the securities described above, there will then be an additional 3,750,000 million ordinary shares and 8,300,000 warrants or up to 8,300,000 ordinary shares issued on exercise of the warrants that are eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make it more costly or difficult to consummate our initial business combination or increase the cost of a target business in the event that we are unable to consummate our initial business combination solely with cash, as the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our founders are registered.

You will not be able to exercise your warrants if we do not have an effective registration statement and a prospectus in place when you desire to do so and accordingly your warrants may expire worthless.

No warrants will be exercisable, and we will not be obligated to issue ordinary shares upon exercise of warrants by a holder unless, at the time of such exercise, we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to ordinary shares. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering ordinary shares issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to ordinary shares until the warrants expire or are redeemed, and to take such action as is necessary to qualify the ordinary shares issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We may be unable to maintain a current prospectus for many reasons, including the unavailability of required financial information, our inability to file a registration statement while a material transaction is pending or a material event occurring which would require us to prevent the use of a registration statement that was previously declared effective by the SEC. We have no obligation to settle the warrants for cash, in

Risk factors

any event, and the warrants may not be exercised and we will not deliver securities therefor in the absence of an effective registration statement and a prospectus available for use, except that the founders’ warrants and insider warrants may be exercisable for unregistered ordinary shares. The warrants may be deprived of any value, the market for the warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants or the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current and the warrants may expire worthless. If you are unable to exercise or sell your warrants, you will have paid the full unit price for only the ordinary shares underlying the units.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial a business combination or operate over the near term or long term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our founders are experienced as officers and directors of operating companies. However, we may be deemed to be an investment company under the Investment Company Act if, following this offering and prior to the consummation of our initial business combination, we are viewed as engaging in the business of investing in securities or we own “investment securities” having a value in exceeding 40.0% of our total assets, and may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

➢	corporate governance requirements and requirements regarding mergers and share exchanges;
➢	restrictions on the nature of our investments;
➢	restrictions on our capital structure and use of multiple classes of securities; and
➢	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

➢	registration as an investment company;
➢	adoption of a specific form of corporate structure; and
➢	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

Risk factors

compliance with which would reduce the funds we have available outside the trust account to consummate our initial business combination.

We do not believe that our anticipated activities will subject us to the Investment Company Act as the net proceeds of this offering and sale of warrants in our private placement offering that are to be held in the trust account may only be invested by the trust agent in “government securities” with specific maturity dates or money market funds that comply with certain regulations promulgated by the SEC. By restricting the investment of the trust account to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There are many companies with business plans similar to ours that are seeking to acquire a target business. There can be no assurance that we will successfully identify a potential target business, or complete a business combination.

Based upon publicly available information as of May 23, 2008, we have identified approximately 157 similarly structured “blank check” companies which have completed initial public offerings since the start of 2003, of which 50 have actually consummated a business combination. As of such date, 90 companies have more than $15.8 billion in the trust account and are seeking to consummate business combinations. Of these companies, 23 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated these transactions. Seven companies have failed to complete business combinations and have announced their pending dissolution and return of trust proceeds to shareholders.

While some of those companies have specific industries or geographies that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, in turn, will result in an increased demand for target businesses.

In addition, based upon publicly-available information, approximately 29 similarly structured blank check companies focused on Asia have completed initial public offerings since 2003 and numerous others have filed registration statements. Of these companies eight have consummated a business combination, three have announced entering into a definitive agreement or letter of intent with respect to a business combination and three have liquidated. Accordingly, there are approximately 15 blank check companies with approximately $1.1 billion in trust seeking to carry out a business plan similar to our business plan.

We are dependent upon Eugene Tan, Kin Chan, Hock Yap and Richard Gadbois and the loss of any of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon Eugene Tan, Kin Chan, Hock Yap and Richard Gadbois. We believe that our success depends on the continued service of these persons, at least until we have consummated our initial business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, none of Eugene Tan, Kin Chan, Hock Yap and Richard Gadbois are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment or consulting agreements with, or key-man insurance on the life of, any of these individuals. The unexpected loss of the services of any of these individuals could have a detrimental effect on us.

Risk factors

The determination of the offering price of our units and the size of this offering was more arbitrary than typically would be the case if we were an operating company rather than a “blank check” company.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the insider warrants, the aggregate proceeds we are raising and the amount to be placed in trust were negotiated between us and the underwriters.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the insider warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We may not be able to successfully identify acquisition candidates, obtain any necessary financing or consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of the initial business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. Accordingly, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since there are no historical operations.

After consummating a business combination, it is likely that we will not pay a dividend.

Although we currently pay quarterly distributions, we do not intend to pay cash dividends or make any other distributions after we consummate a business combination. Therefore, after a business combination, any gains on an investors investment in our securities will need to come from an increase in the value of our securities.

We may require shareholders who wish to redeem their shares in connection with a proposed extended period or business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights including by requiring redeeming shareholders to tender or deliver their shares, unlike other blank check companies.

We may require public shareholders who wish to exercise their redemption rights regarding their shares in connection with a proposed extended period or business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the vote taken at the special or annual meeting called for such purpose. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, we will only require shareholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchanges proxy notification recommendations, shareholders receive the proxy soliciting materials at least 20 days prior to the

Risk factors

meeting. However, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. The principal factor we may consider in deciding whether to require physical tender as described above is how much time would be available to shareholders to elect to redeem.

The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to redeem shares in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its redemption rights. After the initial business combination was approved, we would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the redemption price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to us for cancellation in consideration for the redemption price. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder.

Because we must furnish our shareholders with audited financial statements of the target business prepared in accordance with applicable accounting standards, we may not be able to consummate a business combination with some prospective target businesses unless their financial statements are first reconciled to applicable accounting standards.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports and proxy materials submitted to shareholders. Because our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least to 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, we will be required to provide historical and pro forma financial information to our shareholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with applicable accounting standards and the historical financial statements must be audited in accordance with the standards of the applicable oversight board. If a proposed target business, including one located outside of the United States, does not have or is unable to prepare financial statements that have been prepared and audited in accordance with applicable accounting standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

U.S. tax authorities could treat a foreign subsidiary that we may form as a passive foreign investment company, which could have adverse U.S. federal income tax consequences to U.S. investors.

We may form a foreign (non-U.S.) subsidiary, or Foreign Subsidiary, in connection with a proposed business combination as described in “Taxation — United States federal income taxation — U.S.

Risk factors

Holders — Tax and reporting issues as to formation of foreign subsidiary.” In the event the Foreign Subsidiary were determined to be a passive foreign investment company, or PFIC, U.S. Holders (as defined in the section of this prospectus captioned “Taxation — United States federal income taxation — General”) could be subject to adverse U.S. federal income tax consequences. Specifically, if the Foreign Subsidiary were determined to be a PFIC for any taxable year, each U.S. Holder may be subject to increased U.S. federal tax income tax liability and may be subject to additional reporting requirements. In general, the Foreign Subsidiary will be classified as a PFIC for any taxable year in which either (1) at least 75.0% of its gross income is passive income or (2) at least 50.0% of the value (determined on the basis of a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, cash, including working capital, and investments are considered assets that produce or are held for the production of passive income. There is a risk that the Foreign Subsidiary will be a PFIC. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States federal income taxation — U.S. Holders — Passive foreign investment company rules.”

A U.S. Holder of a warrant may have adverse U.S. federal income tax consequences if such holder’s warrants become exercisable into shares of the Foreign Subsidiary and the Foreign Subsidiary were to be classified as a PFIC.

As discussed in the section of this prospectus captioned “Taxation — United States federal income taxation — U.S. Holders — Passive foreign investment company rules,” if a warrant held by a U.S. Holder becomes exercisable into shares of the Foreign Subsidiary, and the Foreign Subsidiary were to be classified as a PFIC, the U.S. Holder of the warrant generally will be subject to adverse U.S. federal income tax consequences upon the sale or other disposition of the warrant. Unlike a U.S. Holder of our ordinary shares (who will be deemed to own a portion of the shares of the Foreign Subsidiary), a U.S. Holder of a warrant generally will not be able to mitigate these adverse tax consequences by making a qualified electing fund, or QEF, election with respect to its warrants. A U.S. Holder of a warrant is urged to consult its own tax advisor concerning the adverse tax consequences that may result to such holder by reason of the application of the PFIC rules to a warrant under such holder’s particular circumstances.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in an ordinary share.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares (see “Taxation — United States federal income taxation — Allocation of purchase price between ordinary shares and warrants”) upon exercise of the investor’s redemption right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in an immediate U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

As we have made an election that allows us to be classified as a partnership for U.S. federal income tax purposes, U.S. investors may have taxable income in advance of their receipt of cash.

Although we are incorporated under the laws of the Cayman Islands, for U.S. federal income tax purposes, we have made an election that allows us to be classified as a partnership, and not as an association taxable as a corporation. As a result of such election, and subject to our meeting the qualifying income test described below, a U.S. Holder of an Interest (as such term is defined in the section of this prospectus captioned “Taxation — United States federal income taxation — Allocation of

Risk factors

purchase price between ordinary shares and warrants”) generally will be subject to U.S. federal income tax on such holder’s distributive share of our taxable income or gain (which, however, in general, will not include the income from any tax-exempt money market accounts in which we invest), regardless of whether such U.S. Holder receives any distribution from us. Thus, in any year, such U.S. Holder’s distributive share of taxable income from us (and, possibly, the taxes imposed on that income) could exceed the amount, if any, that such holder receives as a distribution from us.

The Internal Revenue Service, or IRS, may disagree with our method of allocating income and loss to our investors.

We intend to use a monthly convention to allocate income and loss to each holder of an Interest (as such term is defined in the section of this prospectus captioned “Taxation — United States federal income taxation — Allocation of purchase price between ordinary shares and warrants”) for U.S. federal income tax purposes. Under the monthly convention, each holder of an Interest as of the last day of the calendar month will be allocated a pro rata share of our income or loss for that month, even if such holder acquired its Interest during such month. Use of the monthly convention may affect the character and timing of a holder’s income or loss. Although we believe that many similarly-situated partnerships use a monthly convention, such convention has not been approved by the IRS. There is no assurance that the IRS will not seek to reallocate income or loss, which may result in additional tax, interest and penalties to a holder, and that a court will not uphold such reallocation. Prospective investors should discuss the impact of the monthly allocation convention with their tax advisors.

U.S. investors may be subject to adverse tax consequences if we fail to be treated as a partnership for U.S. federal income tax purposes.

As discussed in “Taxation — United States federal income taxation — Classification as a partnership,” even though we may constitute a publicly traded partnership, we expect that we will continue to be treated as a partnership for U.S. federal income tax purposes for each taxable year that we meet a qualifying income test (in other words, at least 90.0% of our gross income consists of qualifying income, such as interest, dividends, and gains from the sale or other taxable disposition of capital assets held for the production of such income). If we fail to meet the qualifying income test in any taxable year, we will be treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes, as of the beginning of that taxable year. In such case, U.S. Holders may be subject to certain adverse tax and reporting issues. In particular, if we are treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes, we may be classified as a PFIC, as defined above, in which case a U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. In addition, as a corporation for U.S. federal income tax purposes, our income, gain, loss, deduction, credit and tax preference items would not be passed through to U.S. Holders (as described under “Taxation — United States federal income taxation — U.S. Holders — Taxation of operations and distributions”), and subject to the PFIC rules, distributions to U.S. Holders generally would be taxable as dividends for U.S. federal income tax purposes.

U.S. investors may recognize gain for U.S. federal income tax purposes on the actual or deemed transfer of our assets to a foreign corporation.

In the event we form the Foreign Subsidiary and transfer all or substantially all of our assets to it, or we otherwise are deemed to have been converted to a foreign corporation for U.S. federal income tax purposes, U.S. Holders may recognize gain (but not loss) to the extent of their share of any appreciation in the value of our assets at the time of such deemed or actual transfers and may also be subject to certain reporting obligations. U.S. Holders are urged to consult their own tax advisors concerning the tax consequences of such transactions, including any reporting requirements with respect thereto.

Risk factors

A U.S. Holder of a warrant may have adverse U.S. federal income tax consequences if we were to liquidate pursuant to a shareholder vote following the formation of and the transfer of our assets to the Foreign Subsidiary.

As discussed in the section of this prospectus captioned “Taxation — United States federal income taxation — U.S. Holders — Tax and reporting issues as to formation of foreign subsidiary,” in the event we form and transfer all or substantially all of our assets to the Foreign Subsidiary in connection with a proposed business combination, under certain circumstances (particularly if we were to then liquidate our company or merge our company into the Foreign Subsidiary pursuant to a separate shareholder vote in which the warrant holders would not participate), the Foreign Subsidiary will assume our obligations under the warrants, and a U.S. Holder of a warrant will have the right, under certain conditions, to exercise the warrant for shares in the Foreign Subsidiary (and not for an Interest in us). While we expect that this assumption and right (which is provided for under the original terms of the warrant) should not result in a taxable event to a U.S. Holder of a warrant, such U.S. Holder should nevertheless consult its own tax advisor concerning the tax consequences of such transaction under such holder’s particular circumstances.

An investor may be subject to adverse U.S. federal income tax consequences in the event the IRS were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States federal income taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

RISKS ASSOCIATED WITH ACQUIRING AND OPERATING A TARGET BUSINESS IN ASIA

If we acquire control of a target business through contractual arrangements with one or more operating businesses in Asia, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.

We will only acquire a business or businesses that, upon the consummation of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of an investment company by Section 3(c)(1) or 3(c)(7) of the Investment Company Act. However, certain governments in Asia (including China) have restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including, for example, certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in important industries that may affect the national economic security or having famous brand names or well-established brand names. Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the relevant jurisdictions and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of

Risk factors

equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would be our nominees and, therefore, may exempt the transaction from certain regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in Asia may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of certain Asian countries (including China), arrangements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in Asia, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If we effect our initial business combination with a business located in Asia, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located in Asia, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations, including any contractual arrangements through which we acquire control of target business as described above. We cannot assure you that we or the target business will be able to enforce any of its material

Risk factors

agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary of certain Asian countries is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’ material agreements are with governmental agencies in Asia, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If the government of the country finds that the agreements we entered into to acquire control of a target business through contractual arrangements with one or more operating businesses do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations in a country change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

Certain governments in Asia (including China) currently prohibit or restrict foreign ownership in certain “important industries,” including telecommunications, advertising, food production and heavy equipment. There are uncertainties under certain regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. For example, China may apply restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those having “famous brand names” or “well-established brand names.”

If we or any of our potential future target businesses are found to be in violation of any existing or future local laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:

➢	revoke the business and operating licenses of the potential future target business;
➢	confiscate relevant income and impose fines and other penalties;
➢	discontinue or restrict the operations of the potential future target business;
➢	require us or potential future target business to restructure the relevant ownership structure or operations;
➢	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the relevant jurisdiction; or
➢	impose conditions or requirements with which we or potential future target business may not be able to comply.

If relations between the United States and certain countries in Asia deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between the United States and certain countries in Asia is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by China in industries that may affect our ultimate target business. Relations may also be compromised if the United States becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in China or Vietnam and

Risk factors

changes in the state of relations with the United States are difficult to predict and could cause potential target businesses or their goods and services to become less attractive, resulting in it being less likely that we consummate a business combination. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and certain countries in Asia.

Cautionary note regarding forward-looking statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

➢	ability to complete a combination with one or more target businesses;
➢	success in retaining or recruiting, or changes required in, our officers, directors or advisor following our initial business combination;
➢	officers, directors and advisor allocating their time to other businesses and conflicts of interest that might arise with our officers, directors and advisor with respect to the allocation of business opportunities and the consummation of any business combination;
➢	expectations regarding the involvement of our management following our initial business combination;
➢	estimates regarding the operating expenses of our business before the consummation of our initial business combination and the beliefs that upon completion of the private placement of the insider warrants and this offering, we will have sufficient funds to operate for the next 24 months, or 36 months, if the extended period is approved by our public shareholders, assuming that our initial business combination is not consummated during that time;
➢	potential inability to obtain additional financing to consummate our initial business combination;
➢	limited pool of prospective target businesses;
➢	the ability of our officers, directors and advisor to generate a number of potential investment opportunities;
➢	potential change in control if we acquire one or more target businesses for equity securities;
➢	public securities’ limited liquidity and trading;
➢	expectations regarding the trading of the units, ordinary shares and warrants on the American Stock Exchange;
➢	use of proceeds not in the trust account or available to us from interest income on the trust account balance; or
➢	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk factors.” Should one or more of these risks or

Cautionary note regarding forward-looking statements

uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

Use of proceeds

We estimate that the net proceeds of this offering and the sale of the insider warrants will be as set forth in the following table:

	Without over-allotment option exercised	With over-allotment option exercised
Offering gross proceeds	$150,000,000	$172,500,000
Insider warrants purchased by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois	4,550,000	4,550,000
Total gross proceeds	154,550,000	177,050,000
Offering expenses(1),(2),(3)
Underwriting discounts and commissions — current (3.5% of gross proceeds)	5,250,000	6,037,500
Underwriting discounts and commissions — deferred (3.5% of gross proceeds)	5,250,000	6,037,500
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	100,000	100,000
SEC registration fee	11,864	11,864
FINRA registration fee	30,688	30,688
American Stock Exchange listing fee	70,000	70,000
Miscellaneous expenses	37,448	37,448
Total offering expenses	$11,250,000	$12,825,000
Proceeds after offering expenses	$143,300,000	$164,225,000
Net proceeds of the offering and the private placement held in trust account	143,250,000	$164,175,000
Deferred underwriting discounts and commissions held in trust account	5,250,000	6,037,500
Total held in trust	$148,500,000	$170,212,500
Net offering proceeds not held in trust	$50,000	$50,000
Percent held in trust	99.00%	98.67%
Working capital funded from net proceeds not held in the trust account and interest earned on monies held in the trust account (a maximum of $2,500,000)(4)		Percentage of total
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our officers, directors, advisor, or any of their respective affiliates	$300,000	11.8%
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination	600,000	23.5%
Payment for office space, administrative and support services to Argyle Street Management Limited ($7,500 per month for up to 36 months)	270,000	10.6%
Legal and accounting fees relating to SEC reporting obligations	100,000	3.9%
Expenses incurred in connection with quarterly interest distributions to our public shareholders and related administrative and professional costs in connection with election that allows us to be classified as a partnership for U.S. federal income tax purposes for up to 24 months	450,000	17.6%
Reserve for liquidation expenses	75,000	2.9%
Working capital, including professional fees, expenses incurred in connection with quarterly interest payments, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	$755,000	29.6%
Total	$2,550,000	100.0%

Use of proceeds

(1)	The offering expenses will be primarily funded from the proceeds of this offering. ASM SPAC(1) Limited has loaned us an aggregate of $375,000 to pay the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, American Stock Exchange listing fee and accounting and legal fees and expenses. This loan is non-interest bearing, unsecured and is due on the earlier of (i) 15 days following the consummation of this offering, or (ii) October 30, 2008. We intend to repay the loan from the proceeds of this offering and not from the funds available to us for working capital purposes
(2)	No discounts or commissions will be paid with respect to the sale of the insider warrants. For purposes of presentation, the current portion of underwriting discounts and commissions are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $5,250,000, or $6,037,500 if the over-allotment option is exercised in full, all of which will be deposited in the trust account following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.
(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(4)	The amount of proceeds not held in the trust account will remain constant at $50,000 even if the over-allotment is exercised. In addition, $2,500,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us.

In addition to the offering of units by this prospectus, ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois have committed to purchase the insider warrants (for an aggregate purchase price of $4,550,000) from us. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

A total of approximately $148.5 million (or approximately $170.2 million if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the insider warrants described in this prospectus, including $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a trust account at HSBC Bank Plc., the London affiliate of HSBC Bank USA, N.A. with Continental Stock Transfer & Trust Company as trustee. Net proceed of this offering in the amount of $50,000 will not be held in the trust account. We believe the $50,000 of proceeds of this offering initially available to us outside of the trust account, together with the interest income on the balance of the trust account of up to a maximum of $2,500,000 to be released to us to fund our working capital requirements and general corporate requirements, will be sufficient to allow us to operate for at least the next 36 months, assuming a business combination is not completed during that time.

Except for the interest income earned on the balance in the trust account to be released to us to fund our working capital requirements and general corporate requirements, any amounts paid to redeeming shareholders voting against the extended period and/or the business combination upon approval by our shareholders and interest income earned on the balance in the trust account to be released to our public shareholders, the proceeds held in the trust account will not be released from the trust account until the earlier of the consummation of a business combination or our liquidation. All amounts held in the trust account that are not:

➢	distributed to public shareholders who exercise redemption rights;
➢	released to us for working capital purposes and general corporate requirements of up to a maximum of $2,500,000 of interest income;

Use of proceeds

➢	released to our public shareholders as interest income in the form of quarterly distributions as described in this prospectus;
➢	released to us to pay taxes; or
➢	payable to the underwriters for deferred underwriting discounts and commissions,

will be released to us upon consummation of our initial business combination.

Our initial business combination will be with one or more target businesses that have a fair market value of at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, subject to:

➢	a majority of our public shareholders voting in favor of the business combination and less than 30.0% of the public shareholders electing to exercise their redemption rights, including any shares previously redeemed in connection with the extended period; and
➢	such deferred underwriting discounts and commissions having been paid to the underwriters.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100.0% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100.0% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50.0% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria.

We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are a number of industries in certain countries (such as China) in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its shareholders, enter into a series of contracts that are designed to confer to us economic benefits and risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction which would provide technology, technical support,

Use of proceeds

consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

Upon release of funds from the trust account, and after payment of the redemption price to any public shareholders who exercise their redemption rights and the deferred underwriting discounts and commissions to the underwriters, the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the initial business combination is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay to Argyle Street Management Limited a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Argyle Street Management Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors and Kin Chan, our co-chief investment officer and director. This arrangement was agreed to by Argyle Street Management Limited for our benefit and is not intended to provide Messrs. Yeh or Chan compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Argyle Street Management Limited will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of a business combination or our liquidation, we will cease paying these monthly fees.

In addition, we plan to distribute the interest earned on the trust account to our public shareholders and make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one-half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of our initial business combination or our liquidation.

We believe that amounts not held in the trust account and the interest income that may be released to us (up to a maximum of $2,500,000) will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 36 months, except that our estimate of the cost of making quarterly interest distributions to our public shareholders only anticipates having to pay these costs for 24 months. Accordingly, if we seek and our shareholders approve the extended period we will have to pay quarterly interest distributions for up to an additional 12 months. We did not raise additional funds for this purpose since we do not know if the extended period will be needed or approved. Our estimates are based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, or in the event the amounts not held in the trust account and interest income released to us of up to $2,500,000 are insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders or our officers and directors. None of our founders, officers or directors is under any obligation to advance funds to, or invest in, us.

Use of proceeds

ASM SPAC(1) Limited has loaned us an aggregate of $375,000 to pay the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, American Stock Exchange listing fee and accounting and legal fees and expenses. This loan is non-interest bearing, unsecured and is due on the earlier of (i) 15 days following the consummation of this offering, or (ii) October 30, 2008. We intend to repay the loan from the proceeds of this offering and not from our trust account and therefore will not reduce our working capital after the completion of this offering.

The net proceeds from this offering and the private placement of the insider warrants that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act. The interest income on the trust account balance of up to $2,500,000 will be released to us from the trust account from time to time to fund a portion of our working capital and general corporate requirements. We do not believe that our quarterly payment of interest or our election that allows us to be classified as a partnership for U.S. federal income tax purposes in any way impacts our conclusion that we are not an investment company.

Other than (i) the repayment of the $375,000 loan described above and (ii) the fee for office space and administrative and secretarial services described above, we will not pay fees of any kind (including finder’s and consulting fees) to any of our officers, directors and advisor, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our officers, directors and advisor and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. We expect that due diligence of prospective target businesses will be monitored or performed by Eugene Tan, Kin Chan and Hock Yap. Additionally, we may engage market research firms and/or third party consultants. Our board of directors will have the responsibility of reviewing and approving all expense reimbursements made to our existing holders, founders, officers or directors, and their respective affiliates, with any interested director or directors abstaining from such review and approval. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our directors to view such potential business combination unfavorably and result in a conflict of interest. Although we currently intend that the members of our management team will become a part of the management team of the combined entity, since the actual role of each present member of management after a business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Although we are incorporated under the laws of the Cayman Islands we have, for U.S. federal income tax purposes, made an election that allows us to be classified as a partnership. Because we have made such election, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not actually distributed).

Use of proceeds

As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Amended and Restated Memorandum and Articles of Association requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of our initial business combination or our liquidation. This is atypical of other offerings of this type, where a significant portion, if not all, of the interest earned on the trust account pending the consummation of a business combination is added to the funds held in the trust account and either disbursed as payment for part of the purchase price for a business combination, or maintained for working capital purposes to be used following the consummation of a business combination.

The first distribution will be made following the end of the , 2008 quarter and will include interest which accrues during the period commencing on the closing of the offering through , 2008. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending , 2008), our accounting consultants will review our monthly investment account statements and calculate the amount to be distributed to each of our public shareholders, and our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through , 2008). We will then announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 6-K. We expect the record date to be on or shortly following the fifth business day following the end of each quarter and, as provided in our Amended and Restated Memorandum and Articles of Association, to make the distributions to record date public shareholders within 25 days of the end of each quarter. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $225,000 to $250,000 per year. Such expenses will be paid from funds available to us for working capital purposes.

Our board of directors will make a quarterly distribution of all interest income available to be distributed (in other words, all interest income less the amounts set forth above, provided, however, that in no event may more than one-half of the interest earned by us in a quarter be removed by us for working capital purposes) and will have no discretion to reduce or modify the distributions. The distribution on a quarterly basis is mandated by our Amended and Restated Memorandum and Articles of Association. Accordingly, unless our Amended and Restated Memorandum and Articles of Association are amended, under no circumstance will we determine to reduce or not make a quarterly distribution. Our existing holders and founders have agreed to waive any rights to such distributions with respect to the ordinary shares owned prior to this offering.

In accordance with applicable law we will provide each of our U.S. shareholders with sufficient tax information concerning our company to enable our U.S. shareholders to file their U.S. federal income tax returns. Related administrative costs with respect to the provision of such information will be paid for by us out of our working capital held outside the trust account.

A public shareholder will be entitled to receive funds from the trust account only in the event of (i) quarterly distributions as described above, (ii) our liquidation if we fail to consummate our initial business combination within the allotted time or (iii) if the public shareholder seeks to have us redeem such shares for cash in connection with (a) the proposal for the extended period that the shareholder

Use of proceeds

voted against and was actually approved by our shareholders and/or (b) a business combination that the public shareholder voted against and that we actually approved and consummated. In no other circumstances will a public shareholder have any right or interest of any kind in or to the funds in the trust account.

Upon consummation of our initial business combination, the underwriters will receive the deferred underwriting discounts and commissions held in the trust account. Since the underwriters are entitled to receive the entire amount of their deferred discount upon consummation of our initial business combination, we will pay the additional $0.35 per redeeming share required to ensure that redeeming holders receive $9.90 per share. If we do not complete an initial business combination and the trustee therefore distributes the balance in the trust account upon our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of taxes payable, to the public shareholders on a pro rata basis.

Dividend policy

We have not paid any dividend on our ordinary shares to date and, other than our quarterly distributions, we do not intend to pay cash dividends or make any distributions prior to the consummation of our initial business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. After a business combination, we expect to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Dilution

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per ordinary share after this offering and the private placement of the insider warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares. The information below assumes the payment in full of the underwriting discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At June 30, 2008, our net tangible book value was a deficiency of $300,734, or approximately $(0.07) per ordinary share. After giving effect to the sale of 15,000,000 ordinary shares included in the units (but excluding shares underlying the warrants included in the units) in this offering and the sale of 4,550,000 insider warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 4,499,999 ordinary shares which may be redeemed for cash) at June 30, 2008, would have been $98,752,152 or $6.93 per share, representing an immediate increase in net tangible book value of $7.00 per share to our founders and an immediate dilution of $3.07 per share or 30.7% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering and the private placement of the insider warrants is approximately $44,549,990 less than it otherwise would have been because if the extended period is approved or we effect a business combination, the redemption rights of the public shareholders, other than our existing holders, may result in the redemption for cash of up to one share less than 30.0% of the aggregate number of the shares sold in this offering at a per share redemption price equal to the amount in the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders, calculated as of the date of the special meeting of shareholders called for the purpose of approving the extended period or, two business days prior to the proposed consummation of our initial business combination, as the case may be, divided by the number of ordinary shares included in the units sold in this offering. Our pro forma net tangible book value after this offering and the private placement of the insider warrants has been reduced by $0.35, representing the deferred underwriting discounts and commissions of $5,250,000 payable upon consummation of our initial business combination.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible deficit before this offering and the private placement of the insider warrants	$(0.07)
Increase attributable to new investors	7.00
Pro forma net tangible book value after this offering and the private placement of the insider warrants		6.93
Dilution to new investors that do not subsequently exercise their redemption rights		$3.07

Dilution

The following table sets forth information with respect to our founders and the new investors:

	Shares purchased		Total consideration		Average price per share
	Number	%	Amount	%
Founders’ shares(1)	3,750,000	20.00%	$25,000	0.02%	$0.01
New investors	15,000,000	80.00%	$150,000,000	99.98%	$10.00
Total	18,750,000	100.00%	$150,025,000	100%

(1)	Does not include (i) the 4,550,000 shares underlying the insider warrants to be purchased by our founders, (ii) shares underlying the founders’ warrants and (iii) up to 562,500 shares that we will redeem from the founders to the extent the underwriters do not exercise their over-allotment option.

The pro forma net tangible book value after this offering and the private placement of the insider warrants is calculated as follows:

Numerator:
Net tangible deficit before this offering and sale of the insider warrants	$(300,734)
Proceeds from this offering and the private placement of the insider warrants, including $50,000 not held in trust (not including deferred underwriting discounts and commissions)	143,300,000
Plus: offering costs incurred in advance, excluded from tangible book value before this offering	302,876
Less: proceeds held in the trust account subject to redemption to cash (4,499,999 × $9.90)	(44,549,990)
Total net tangible book value after this offering and the private placement of the insider warrants	$98,752,152
Denominator:
Ordinary shares outstanding prior to this offering and the private placement of the insider warrants(1)	3,750,000
Ordinary shares included in the units offered in this offering	15,000,000
Less: shares subject to redemption (15,000,000 × 30.0% – 1)	(4,499,999)
$14,250,001

(1)	Does not include the 562,500 shares that we will redeem from the founders if the underwriters do not exercise their over-allotment option in full.

Capitalization

The following table sets forth our capitalization on:

➢	an actual basis at June 30, 2008; and
➢	an as adjusted basis to give effect to the sale of our founders’ units to our existing holders and founders, the insider warrants to our existing holders and founders, the units in this offering and the application of the estimated net proceeds derived from the sale of such securities.

	As of June 30, 2008
	Actual	As adjusted
Notes payable — shareholder(1)	$375,000	$—
Ordinary shares, $0.001 par value, 0 and 4,499,999 shares which are subject to possible redemption, shares at redemption value(2)	—	44,549,990
Shareholders’ equity:
Preferred shares, $0.001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.001 par value, 70,000,000 shares authorized; 4,312,500 shares issued and outstanding and 14,250,001 shares issued and outstanding (excluding 4,499,999 shares subject to possible redemption), as adjusted	4,313	14,250
Additional paid-in capital	20,687	98,760,760
Deficit accumulated during the development stage	(22,858)	(22,858)
Total shareholders’ equity	2,142	98,752,152
Total capitalization	$377,142	$143,302,142

(1)	ASM SPAC(1) Limited has loaned us an aggregate of $375,000 to pay the expenses of this offering. This loan is non-interest bearing, unsecured and is due on the earlier of (i) 15 days following the consummation of this offering, or (ii) October 30, 2008. We intend to repay the loan from the proceeds of this offering.
(2)	If the extended period is approved or we consummate a business combination, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to one share less than 30.0% of the aggregate number of shares sold in this offering at a per share redemption price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.90, which includes $0.35 per share attributable to deferred underwriting discounts and commissions), including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us of up to a maximum of $2,500,000 to fund our working capital and general corporate requirements, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders, calculated as of the date of the special meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed business combination, as the case may be, divided by the number of shares included in the units sold in this offering.

Management’s discussion and analysis of financial condition and results of operations

OVERVIEW

We are a newly formed exempted company organized under the laws of the Cayman Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. We intend to focus on operating businesses with primary operations in Asia but our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (not has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. We intend to effect a business combination using the cash from the proceeds of this offering, our capital securities, debt or a combination of cash, capital securities and debt.

The issuance of additional securities in a business combination:

➢	may significantly dilute the equity interest of our shareholders;
➢	may cause a change in control if a substantial number of ordinary shares or voting preferred shares are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our officers and directors
➢	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
➢	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
➢	may adversely affect prevailing market prices for our ordinary shares.

Similarly, debt securities issued by us in a business combination may result in:

➢	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
➢	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;
➢	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
➢	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such debt security was outstanding, or to the extent our existing leverage discourages other potential investors.

Management’s discussion and analysis of financial condition and results of operations

RESULTS OF OPERATIONS AND KNOWN TRENDS OR FUTURE TRENDS

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Immediately after this offering, we will begin paying monthly fees of $7,500 per month to Argyle Street Management Limited and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Although we are incorporated under the laws of the Cayman Islands we have, for U.S. federal income tax purposes, made an election that allows us to be classified as a partnership. Because we have made such election, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not actually distributed).

As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Amended and Restated Memorandum and Articles of Association requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of our initial business combination or our liquidation. This is atypical of other offerings of this type, where a significant portion, if not all, of the interest earned on the trust account pending the consummation of a business combination is added to the funds held in the trust account and either disbursed as payment for part of the purchase price for a business combination, or maintained for working capital purposes to be used following the consummation of a business combination.

The first distribution will be made following the end of the , 2008 quarter and will include interest which accrues during the period commencing on the closing of the offering through , 2008. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending , 2008), our accounting consultants will review our monthly investment account statements and calculate the amount to be distributed to each of our public shareholders, and our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through , 2008). We will then announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 6-K. We expect the record date to be on or shortly following the fifth business day following the end of each quarter and, as provided in our Amended and Restated Memorandum and Articles of Association, to make the distributions to record date public shareholders within 25 days of the end of each quarter. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $225,000 to $250,000 per year. Such expenses will be paid from funds available to us for working capital purposes.

Assuming a conservative interest rate assumption of 2.88% per annum, we expect that the trust account will generate approximately $1.1 million in interest quarterly on the corpus of the trust account

Management’s discussion and analysis of financial condition and results of operations

(inclusive of deferred underwriting discounts and commissions) generating (assuming no withdrawal of interest for working capital purposes during the quarter) a quarterly distribution of approximately $0.09 per share to our public shareholders for each full quarter (assuming no exercise of the over-allotment option). We have assumed a 2.88% per annum interest rate because, following this offering, we currently anticipate that the funds held in the trust account will be invested principally in U.S. tax-exempt money market funds and to a lesser extent in U.S. “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less. Tax-exempt money market accounts were yielding approximately 3.13% per annum as of April 30, 2008 as represented by an index comprised of thirty tax-exempt money market funds. U.S. Treasury Bills with three month and six month maturities were yielding as of May 16, 2008 1.82% and 1.89%, respectively. The 2.88% assumed interest rate has been applied for the purpose of the above calculation because, as described, U.S. tax-exempt money market funds are currently expected to be our principal form of investment for the trust account. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of 4,312,500 units to our existing holders and founders, and the loans described below. Please see “Description of Securities” for additional information concerning the founders’ units, and the founders’ shares and founders’ warrants underlying the founders’ units. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting approximately $6 million to be applied to underwriting discounts and commissions, offering expenses and working capital and $5,250,000 of deferred underwriting discounts and commissions (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the insider warrants for a purchase price of $4,550,000, will be $143,300,000 (or $164,225,000 if the underwriters’ over-allotment option is exercised in full). Approximately $148.5 million (or approximately $170.2 million if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $50,000 will not be held in the trust account and will be used by us as working capital. The amount of available proceeds (including the interest to be released to us to fund our working capital up to $2,500,000, net of taxes) is based on our management’s estimate of the amount needed to fund our operations and to consummate a business combination.

We expect to use substantially all of the net proceeds of this offering to acquire one or more target businesses, and will use a portion of the interest earned on the trust account together with the funds not held in trust to identify and evaluate prospective target businesses, to select one or more target businesses, and to structure, negotiate and consummate the initial business combination, as described in more detail in this prospectus. However, in the event that expenses exceed the funds available to us outside of the trust account and the interest earned on the trust account or up to $2,500,000, such amounts could be accrued and paid out of the funds that were held in trust post business combination, assuming a business combination is consummated. If the initial business combination is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with the interest income on the balance of the trust account (up to a maximum of $2,500,000) to be released to us from time to time for working capital requirements, will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 36 months, except that our

Management’s discussion and analysis of financial condition and results of operations estimate of the cost of making quarterly interest distributions to our public shareholders only anticipates having to pay these costs for 24 months. Accordingly, if we seek and our shareholders approve the extended period we will have to pay quarterly interest distributions for up to an additional 12 months. We did not raise additional funds for this purpose since we do not know if the extended period will be needed or approved.

We anticipate that, even at an interest rate of 2.75% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $50,000 held outside the trust, to fund our working capital and general corporate requirements. In the event that the extended period is approved, we will need to raise additional funds in order to pay for the fees associated with our quarterly distributions. Given the limited amount of time it will take to generate $2,500,000 of interest on the trust account, we anticipate receiving such interest income shortly after we incur working capital expenses. We expect our primary liquidity requirements during that period to include approximately $300,000 for expenses for the due diligence and investigation of a target business or businesses, including the review of documents and financial statements related to the applicable businesses; approximately $600,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination, including the drafting of an acquisition document and the preparation of documents relating to the vote of our shareholders on the business combination; up to an aggregate of $270,000 for office space, administrative services and secretarial support payable to Argyle Street Management Limited (an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors and Kin Chan, our co-chief investment officer and director), representing $7,500 per month for up to 36 months commencing on the date of this prospectus; approximately $75,000 as a reserve for liquidation expenses; approximately $100,000 for legal and accounting fees relating to our SEC reporting obligations; approximately $450,000 for expenses incurred in connection with quarterly interest distributions to our public shareholders for the 24 months following this offering; and approximately $755,000 for working capital and general corporate purposes that will be used for miscellaneous expenses (including directors and officers liability insurance) and reserves. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. Similarly, if we seek and our shareholders approve the extended period, we will have to pay these expenses incurred in connection with quarterly interest distributions to our public shareholders for up to an additional 12 months. We did not raise additional funds for this purpose since we do not know if the extended period will be needed or approved. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our founders, or our directors and officers. None of our founders, officers and directors are under any obligation to advance funds to, or invest in, us. Any such funds not used for our working capital requirements or to repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

It is also possible that we could use a portion of our working capital, including the funds not in the trust account, to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds, we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable

Management’s discussion and analysis of financial condition and results of operations business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of a business combination.

WORKING CAPITAL LOANS

ASM SPAC(1) Limited has loaned us an aggregate of $375,000 to pay the expenses of this offering. These loans are non-interest bearing, unsecured and are due on the earlier of (i) 15 days following the consummation of this offering, or (ii) October 30, 2008. We intend to repay the loans from the proceeds of this offering and not from the trust account.

CONTROLS AND PROCEDURES

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business in Asia that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

➢	staffing for financial, accounting and external reporting areas, including segregation of duties;
➢	reconciliation of accounts;
➢	proper recordation of expenses and liabilities in the period to which they relate;
➢	proof of internal review and approval of accounting items;
➢	documentation of key accounting assumptions, estimates and/or conclusions; and
➢	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Management’s discussion and analysis of financial condition and results of operations

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

OFF-BALANCE SHEET ARRANGEMENTS; COMMITMENTS AND CONTRACTUAL OBLIGATIONS; QUARTERLY RESULTS

As of June 30, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Proposed business

INTRODUCTION

We are a newly formed exempted company organized under the laws of the Cayman Islands. We are a blank check company formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or control through contractual arrangements, one or more operating businesses. We intend to focus on operating businesses with primary operations in Asia but our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates) been approached by, any candidates (or representative of any candidates), with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

INVESTMENT OBJECTIVE

Based on the collective investment and acquisition experiences of our management team, our management will seek to identify and target businesses in which our management can assist in the growth and development. Our management intends to acquire a target business or businesses that it believes can achieve long-term appreciation.

We intend to leverage management’s knowledge of Asian countries and markets in order to locate and evaluate attractive businesses, managers with proven records and companies with sound operating and business models.

Given our management team’s collective track record of transactions and contacts in China, Hong Kong, India, Indonesia, Malaysia, Philippines, Singapore, Thailand, Taiwan and Vietnam, we believe we can identify acquisitions in Asia and successfully negotiate and consummate our initial business combination.

INVESTMENT PHILOSOPHY

We currently intend to target our search in the following manner:

➢	We will seek to capitalize on the fast growing economies of China and India by pursuing companies involved in intra-Asia business and trade.
➢	We will look at opportunities in Asian countries characterized by increasing wealth and a young population.
➢	We will focus on markets and industries where our management team and our board of directors have first hand experience.
➢	We currently intend that some members of our management team will become a part of the management of the combined entity.

INVESTMENT INSIGHT AND COMPETITIVE ADVANTAGE

Asia (not including Japan)

Asia is the fastest growing region in the global economy, with attractive fundamentals for sustained economic development. China’s enormous domestic consumption boom and its emergence as the manufacturing center for the world due to low cost labor, increasingly developed infrastructure and high

Proposed business

levels of fixed asset investment enable it to lead strong growth in Asia. India is also experiencing rapid economic growth underscored by a strong service economy, a leading information technology sector and continued market reform and deregulation. We expect that a rapidly expanding middle class throughout Asia, particularly in China and India, will lead to dramatic growth in consumer spending and purchasing power throughout Asia, particularly the resource rich Southeast Asian nations.

In addition, we believe that many Asian markets and business networks are characterized by complex ownership structures with a disproportionate number of the companies that compete in these markets being controlled by extended families or by companies in different industries across a region. Unless a buyer has an understanding of this complexity, it is difficult to identify and act upon investment opportunities. We believe relationships and local knowledge are more important in these situations than in developed markets. Equally critical is understanding that owner/founder families can be particularly sensitive about confidentiality and discretion. In most cases, it is difficult to gain their trust and to structure transactions without pre-existing relationships or market knowledge.

Personal contact and credibility are therefore critical for investing in Asia. The members of our management team were all born and raised in Asia and have strong social and professional ties to the region. Our management will rely on its network of contacts in the business or financial community, which include entrepreneurs, members of leading local families, senior managers in banks, and partners in law firms and accounting firms. In evaluating an investment, we will assess not only the underlying asset value, but also the players involved and their motivation. We believe our competitive advantage will be our understanding of various Asian cultures and, through that, our ability to understand the motivations of the owners of a target business.

We intend to primarily focus on acquisitions of middle market companies with valuations between approximately $120 million and $450 million. Our management team’s experience with middle market companies will assist us in identifying suitable targets as well as negotiating with their owners. We believe we have valuable insights into negotiating and successfully investing in middle market companies in Asia. Our investment approach will include actively managing our acquisitions, refocusing existing management and resources and attracting and training new managers to augment management teams.

In addition, our management team will apply an investment process which includes an analysis of:

➢	acquisition multiples;
➢	historic and projected financial results;
➢	key drivers of revenues and the balance between unit volume and pricing factors;
➢	key cost components, including raw materials, labor, overhead and insurance;
➢	capital expenditures;
➢	working capital needs;
➢	micro and macroeconomic factors and trends that impact the business and the industry;
➢	the business’s products and its sales channels;
➢	qualitative analysis of a company’s management;
➢	the competitive dynamics of the industry and the target business’s position; and
➢	input from third-party consultants.

Proposed business

INVESTMENT STRATEGY

We will look for businesses that have one or more of the following characteristics:

➢	Motivated sellers that are seeking liquidity.
➢	Businesses that are ready to be public.
➢	Businesses that need additional capital.
➢	Companies that are being divested by conglomerates or multinational companies.
➢	Poorly valued public companies where the target business can benefit from our management’s experience and expertise.

MANAGEMENT EXPERTISE

We will seek to capitalize on the significant experience and relationships of our management team, including Mr. V-Nee Yeh, our non-executive chairman of the board of directors, Mr. Eugene Tan, our chief executive officer and director, Mr. Kin Chan, our co-chief investment officer and director, and Mr. Hock Yap, our co-chief investment officer, who collectively have over 91 years of experience in investment banking, fund management, financial services and direct investments, including an aggregate of over 77 years of experience in Asia.

Mr. Yeh is a co-founder of a number of Hong-Kong-based investment management firms, including Value Partners Limited, a publicly traded (Hong Kong Stock Exchange) fund management company with assets under management of approximately $6.5 billion as of February 29, 2008 that manages a variety of funds with an investment focus on China and Asia, and Argyle Street Management Limited.

Mr. Tan is a managing director at Argyle Street Management Limited and has 21 years of experience in investment banking and investment management. Before joining Argyle Street Management Limited, Mr. Tan was managing director and head of financial institutions coverage at the HSBC Global Investment Banking Unit.

Mr. Chan is a co-founder of Argyle Street Management Limited and he currently serves as its chief investment officer and partner. Mr. Chan has over 17 years of experience in investment management and investment banking. Before founding Argyle Street Management Limited, Mr. Chan was chief executive officer for Lazard Asia Limited.

Mr. Yap is the chief executive officer of PrimeCredit Limited, a consumer finance company which was acquired by Standard Chartered Bank PLC in August 2004. Mr. Yap has over 28 years of experience in investment banking and financial services.

We will also benefit from the services of Richard Gadbois who will serve as advisor to us. Mr. Gadbois has been the president and managing partner of Mullin Asset Management LLC since January 2007.

EFFECTING A BUSINESS COMBINATION

General

We will have until 24 months (or up to 36 months if extended pursuant to a shareholder vote as described in this prospectus) from the completion of this offering to consummate a business combination. If we are unable to consummate a business combination by such date, our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, liquidate and release to our public shareholders the amount in our trust account and any remaining net assets.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets

Proposed business

(including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We anticipate structuring a business combination to acquire 100.0% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100.0% of such interests or assets of the target business, but will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50.0% of the voting rights of the target company and control of the majority of any governing body of the target company. We will not consider any transaction that does not meet such criteria. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, as described above. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating business.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital securities, debt or a combination of these as consideration to be paid in a business combination. While substantially all of the net proceeds of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If the initial business combination is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, funding the purchase of other companies or for working capital. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares and that wants to merge with an already public company to add the experience of the public company’s management team to its company and to avoid the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold, despite the fact that merging with us would require similar disclosures and, potentially, a similar timeframe as an initial public offering. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Proposed business

Prior to consummation of our initial business combination, we will seek to have all prospective target businesses and all third parties (including vendors and service providers) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from such persons and there is no guarantee that even if such waivers are executed that they will be enforceable by operation of law or that such persons would be prevented from bringing claims against the trust account. In the event that a third party or potential target business were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete a business combination and are forced to wind up and liquidate, ASM SPAC(1) Limited and our other founders, by agreement, will jointly and severally be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business, reduce the amounts in the trust account available for distribution to our public shareholders in connection with the liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against ASM SPAC(1) Limited and our other founders to enforce their indemnification obligations.

Subject to the requirement that a target business or businesses have a fair market value of at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of our initial business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We intend to focus on potential target businesses with valuations between $120 million and $450 million. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Sources of target businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers, directors, advisor and the underwriters, as well as their affiliates, may also bring to our attention target business candidates. After the completion of this offering, our management team will speak to their various contacts to inform them that we are

Proposed business

seeking a target business and request any information that they have for suitable targets. In addition, we expect that once our initial public offering is complete that we will receive unsolicited information about potential targets from those who are aware of the blank check market and have noted (either through publications or a monitoring of the SEC’s web site) that we have completed our initial public offering. We will not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, officers or advisor, or (ii) consummate a business combination with any underwriter, or selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the FINRA that a business combination with such target business is fair to our shareholders from a financial point of view.

We may pay fees or compensation to third parties (including any underwriter from this offering) for their efforts in introducing us to potential target businesses. We may seek to engage someone to assist in finding a potential target business if our management feels that they need assistance to find a suitable target business. If a finder approaches us on an unsolicited basis, our management would decide whether to work with that finder (and pay a finders’ fee) depending on the potential target business such finder proposes. Although we have not entered into any agreements with respect to finders’ fees, such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event will we pay any of our officers, directors or advisor or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or advisor will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us. Following such business combination, however, our officers or directors may receive compensation or fees including compensation approved by the board of directors for customary director’s fees for our directors that remain following such business combination. Our directors have advised us that they will not take an offer regarding their compensation or fees following a business combination into consideration when determining which target businesses to pursue.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are a number of industries in certain countries (such as China) in which direct foreign investment is restricted (including telecommunications services, online commerce and advertising). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners.

Proposed business

We will not consider any transaction that does not meet the above described criteria.

In evaluating a prospective target business, our management will primarily consider the criteria and guidelines set forth above under the captions “ — Investment insight and competitive advantage” and “ — Investment strategy.” In addition, our management will consider, among other factors, the following:

➢	financial condition and results of operations;
➢	growth potential;
➢	brand recognition and potential;
➢	experience and skill of management and availability of additional personnel;
➢	capital requirements;
➢	competitive position;
➢	barriers to entry by competitors;
➢	stage of development of the business and its products or services;
➢	existing distribution arrangements and the potential for expansion;
➢	degree of current or potential market acceptance of the products or services;
➢	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
➢	impact of regulation on the business;
➢	regulatory environment of the industry;
➢	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions; and
➢	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Contractual arrangements

Certain governments in Asia (including China) have restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturing. These governments may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time by the relevant government to be in “important industries” that may affect the national economic security or that relate

Proposed business

to “famous brand names” or “well-established brand names.” Subject to the review requirements of the relevant agencies with respect to acquisitions of assets and companies in the relevant jurisdiction and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits, and control over the subject assets or equity interests, similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would likely be designated by our company.

These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

These contractual arrangements would be designed to provide us the following:

➢	our exercise of effective control over the target company;
➢	a substantial portion of the economic benefits of the target company; and
➢	an exclusive option to purchase all or part of the equity interests in the target company owned by the local residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by the relevant regulations.

While we cannot predict the terms of any such contract, at a minimum, any contractual arrangement would need to provide us with (i) effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to various material matters, such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic interest to ensure that we satisfy the 80.0% net asset test required for our initial business combination. We have not, however, established specific provisions which must be in any potential contractual arrangement in order to meet the definition of business combination. We intend to obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

It is also possible that we would have to seek the approval of various local regulatory authorities in connection with entering into such arrangements. However, because we have not yet selected a target industry, we are not able to determine the nature of the approvals that would be required.

These agreements likely would also provide for increased or full ownership and control by us when and if permitted under local law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or capital stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including

Proposed business

seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to offset the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by local law and would be the only basis of providing resolution of disputes which may arise. Accordingly, these contracts would be interpreted in accordance with local law and any disputes would be resolved in accordance with local legal procedures. Uncertainties in the local legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criterion. Any such opinion will be included in our proxy soliciting materials furnished to our shareholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion, unless the business combination is with a target business affiliated with our founders, or our directors, officers or advisor, or with the underwriters, selling group numbers or their affiliates as described in more detail herein.

Although there is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value greater than 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, no such financing arrangements have been entered into or contemplated with any third parties to raise such additional funds through the sale of securities or otherwise.

Issuance of additional debt or equity

We intend to focus on potential target businesses with valuations between $120 million and $450 million, although we may ultimately not seek to acquire a target business within this valuation

Proposed business

range. We determined to value this offering at $150 million in order to facilitate a transaction in our targeted range. We believe that our available working capital following this offering would support the acquisition of such a target business. To consummate such an acquisition we may need to issue additional equity securities and/or incur additional debt financing. As the valuation of the proposed target business moves from the lower end to the higher end of that range, a greater amount of such additional equity or debt would be required. The mix of debt or equity would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs and the number of our shareholders who exercise their redemption rights. It would also depend on general market conditions at the time including prevailing interest rates and debt to equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire operating businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target company’s cash flow. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by equity coverage such as warrants. We cannot assure you that such financing would be available on acceptable terms, if at all. The proposed funding for any such business combination would be disclosed in the proxy statement relating to the required shareholder approval.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition, as discussed above or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such business combinations or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete

Proposed business

business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

➢	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination, and
➢	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete a business combination structured as a merger in which the consideration is our securities, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While we expect that some of our officers and directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is quite possible that we will seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for business combinations

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, because we must obtain shareholder approval of a business combination, this may delay the consummation of a transaction, while our obligation to redeem for cash the ordinary shares held by public shareholders who elect redemption may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several

Proposed business

operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer and our being unable to meet the threshold requirement that the target business has, or target businesses collectively have, a fair market value equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, our corporate existence will cease except for the purpose of winding up our affairs and we will liquidate.

Opportunity for shareholder approval of business combination

Prior to the consummation of our initial business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable Cayman Islands law. In accordance with the American Stock Exchange’s proxy notification requirements, shareholders will be given notice at least 10 days prior to the meeting. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months (or 36 months if the extended period is approved by shareholders) from the consummation of this offering. In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business.

In connection with the vote required for any business combination, our existing holders and founders have agreed to vote their ordinary shares acquired prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders. As a result, if a majority of the ordinary shares voted by the public shareholders are voted for the business combination, our existing holders and founders may not exercise their redemption rights with respect to ordinary shares acquired before this offering. Each of our founders, existing holders, directors, officers and advisor has also agreed that he or it will vote any shares he or it purchases in the open market in or after this offering in favor of a business combination. As a result, if our founders, existing holders, directors, officers and advisor acquire shares in or after this offering, they must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise redemption rights for those shares. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30.0% of the aggregate shares sold in this offering exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period. Voting against the business combination alone will not result in redemption of a shareholder’s shares for a pro rata share of the trust account. To do so, a shareholder must have also exercised the redemption rights described below. The requirements that we seek shareholder approval before effecting our initial business combination and not consummate our initial business combination if public shareholders owning 30.0% or more of the shares sold in this offering exercise their redemption rights below (on a cumulative basis),

Proposed business

are set forth in Article 170 of our Amended and Restated Memorandum and Articles of Association, which requires, the affirmative vote of at least 80.0% of the voting power of our outstanding ordinary shares to amend. Our founders and existing holders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders at the special meeting called for the purpose of amending Article 170 of the Amended and Restated Memorandum and Articles of Association. Management views this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. In addition, we will not seek shareholder approval to extend the amount of time we have to consummate a business combination beyond the extended period.

Extension of time to complete a business combination to 36 months

We have a period of 24 months from the consummation of this offering with which to effect our initial business combination. However, unlike most other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination within such 24-month period, we may, prior to the expiration of the 24 months period, call a special meeting of our shareholders for the purpose of soliciting their approval to extend by an additional twelve months, the date before which we must complete our initial business combination, to avoid being required to liquidate, for a total of 36 months from the consummation of this offering.

We believe that extending the date before which we must complete our initial business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in Asia, including preparing audited financial statements in accordance with applicable accounting standards, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex local regulatory filings and approvals.

If holders of 30.0% or more of the shares sold in this offering that are voted against the proposed extended period and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our initial business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extended period will require the affirmative vote of the majority of public shareholders who vote at the special meeting called for the purpose of approving the extended period.

If the majority of public shareholders who vote at the special meeting called for the purpose of approving the extended period vote in favor of the extended period and holders of 30.0% or more of the shares sold in this offering do not vote against the proposed extended period and elect to redeem their shares, we will then have an additional 12 months with which to complete the initial business combination.

If the proposal for the extended period is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. Unless a shareholder voted against the extended period and exercised its redemption rights, such shareholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination and public shareholders owning 30.0% or more of the shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the special meeting of shareholders called for the purpose of approving the extended period, if any, do not exercise their redemption rights, as described below.

Proposed business

If at the end of the extended period we have not effected such business combination, our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, liquidate and release only to our public shareholders the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders.

Redemption rights for shareholders voting to reject the extended period or our initial business combination

Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to redeem their ordinary shares for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $9.90 per share, or approximately $9.87 per share if the over-allotment option is exercised in full), including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders. Voting against the proposal for the extended period, if any, or our initial business combination alone will not result in the redemption of a shareholder’s shares for a pro rata portion of the trust account. The right of redemption is only valid when a shareholder votes against the proposal and exercises such redemption rights. Shareholders voting against (i) the extended period will only have the right to cause us to redeem their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their shares if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable after the date of the special meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own. Our existing holders and founders will not have any redemption rights with respect to ordinary shares held by them prior to the completion of this offering or with respect to any of the shares sold in this offering or any of the shares that they may acquire in the secondary market. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $44,549,990, assuming redemption of the maximum of one share less than 30.0% of the eligible ordinary shares (or up to approximately $51,063,748 assuming the over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public shareholders holding up to 4,499,999 of our shares on a cumulative basis, including shares redeemed in connection with our seeking shareholder approval for the extended period, could cause us to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still be consummated.

The initial per share redemption price in the event a public shareholder exercises its redemption rights in connection with voting against the extended period or against our initial business combination is approximately $9.90 per share. Since the underwriters are entitled to receive the entire amount of their deferred discount upon consummation of a business combination, we will pay the additional $0.35 per redeeming share required to ensure that redeeming holders receive $9.90 per share. Since the redemption amount is less than the $10.00 per share purchase price (assuming that the entire purchase price of the units was allocated to the ordinary shares underlying the units) in this offering and may be lower than the market price of the ordinary shares on the date of redemption, there may be a disincentive on the part of public shareholders to exercise their redemption rights.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or the proposed business

Proposed business

combination, as the case may be, at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period or our initial business combination, as the case may be, and the extended period or business combination is approved and, in the case of our initial business combination, it is also consummated. In addition, at our option (depending in part on how much time would be available to shareholders to elect to redeem), we may require that, no later than the business day immediately preceding the vote on the extended period or the proposed business combination, as the case may be, the shareholder must present written instructions to our transfer agent stating that the shareholder wishes to redeem his shares into a pro rata share of the trust account and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting, and in the case of the proposed business combination, until the consummation of our initial business combination. We may also require public shareholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the extended period or the business combination. The foregoing is different from the procedures used by many blank check companies. The principal factor we may consider in deciding whether to require physical tender as described above is how much time would be available to shareholders to elect to redeem.

Traditionally, in order to redeem shares in connection with a blank check company’s business combination, a stockholder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such stockholder was seeking to exercise its redemption rights. After the initial business combination was approved, we would contact such stockholder to arrange for him, her or it to deliver his, her or its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the initial business combination during which he, she or it could monitor the price of the stock in the market. If the price rose above the redemption price, the stockholder could sell his, her or its shares in the open market before actually delivering his, her or its shares to us for cancellation in consideration for the redemption price. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to convert is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder.

The proxy soliciting materials that we will furnish to shareholders in connection with the vote for any extended period or the proposed business combination, as the case may be, will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the extended period or the proposed business combination, as the case may be, to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the shareholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the shareholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time. Accordingly, we will only require shareholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the shareholders receive the proxy soliciting materials at least 20 days prior to the meeting.

Proposed business

Any request for redemption, once made, may be withdrawn at any time prior to the vote taken with respect to the extended period or a proposed business combination at the meeting held for that purpose. Furthermore, if a shareholder delivers his certificate for redemption and subsequently withdraws his request for redemption, he may simply request that the transfer agent return his certificate (physically or electronically).

Notwithstanding the foregoing, our Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 10.0% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the vote held to approve the extended period or a proposed business combination and prevent any subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10.0% of the shares sold in this offering could threaten to vote against the extended period or a proposed business combination and seek redemption, regardless of the merits of the transaction, if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By prohibiting our shareholders’ from redeeming more than 10.0% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing in our Amended and Restated Memorandum and Articles of Association or otherwise restricts the ability of any public shareholder from voting all of their shares against the extended period or a proposed business combination.

Winding up and liquidation if no business combination

Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer & Trust Company, our Amended and Restated Memorandum and Articles of Association and applicable provisions of Cayman Islands law, if we do not consummate our initial business combination within 24 months (or 36 months if the extended period is approved by shareholders) after the completion of this offering, our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, liquidate and release only to our public shareholders the amount in our trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders. In addition, we will release only to our public shareholders any remaining net assets.

We cannot provide investors with assurances of a specific time frame for our winding up and liquidation. Pursuant to our Amended and Restated Memorandum and Articles of Association, upon the expiration of the 24 or 36 month time period, as applicable, our purposes and powers will be limited to liquidating and winding up.

Our existing holders and founders have agreed to waive their rights to participate in any liquidating distribution with respect to the ordinary shares acquired by them before this offering, including the founders’ shares, if we fail to consummate a business combination. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate upon our liquidation.

Proposed business

We estimate that our total costs and expenses for implementing and completing our winding up and liquidation will be between $50,000 and $75,000. This amount includes all costs and expenses related to the winding up of our company, legal fees and other fees. We believe that there should be sufficient funds available either outside of the trust account or made available to us out of the net interest earned on the trust account and released to us as working capital to fund the $50,000 to $75,000 in costs and expenses. If such funds are insufficient, ASM SPAC(1) Limited and our other founders have agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment for such expenses.

Prior to consummation of our initial business combination, we will seek to have all prospective target businesses and all third parties (including vendors and service providers) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. There is no guarantee that we will be able to get waivers from such persons and there is no guarantee that even if such waivers are executed that they will be enforceable by operation of law or that such persons would be prevented from bringing claims against the trust account. In the event that a third party or potential target business were to refuse to execute such a waiver, we will execute an agreement with that person only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation where management does not believe it would be able to find a provider of required services willing to provide the waiver. If we are unable to complete a business combination and are forced to wind up and liquidate, ASM SPAC(1) Limited and our other founders, by agreement, will jointly and severally be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business, reduce the amounts in the trust account available for distribution to our public shareholders in connection with the liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against ASM SPAC(1) Limited and our other founders to enforce their indemnification obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them.

Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account should be liquidated shortly following expiration of the 21 day period. As soon as the affairs of our company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must file a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing our company is dissolved.

Proposed business

Additionally, in any liquidation proceedings of our company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of our company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the liquidation of the trust account beyond the date of liquidation of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. The liability of our shareholders for any such third party claims will extend until the final general meeting. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Memorandum and Articles of Association

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our Amended and Restated Memorandum and Articles of Association provide, among other things, that:

➢	if we have entered into a letter of intent, agreement in principal or definitive agreement with respect to a business combination within 24 months of the completion of this offering, and we anticipate that we will not be able to consummate a business combination within 24 months, we can seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In such case, we will present such proposal to our shareholders together with the ability to exercise their redemption rights at that time. We will have an additional 12 months to consummate a business combination only if (i) the extended period is approved by a majority of our ordinary shares voted by our public shareholders and (ii) public shareholders owning less than 30.0% of the ordinary shares sold in this offering vote against the extended period and exercise their redemption rights;
➢	if the extended period is approved, public shareholders who voted against such proposal and exercised their redemption rights will receive their pro rata share of the trust account (subject to the 10.0% limitation on redemption described herein);
➢	we will distribute the interest earned on the trust account to our public shareholders, and that we will make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of our initial business combination or our liquidation;
➢	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;
➢	we may consummate our initial business combination only if: (i) approved by a majority of the ordinary shares voted by our public shareholders, and (ii) public shareholders owning less than 30.0% of the ordinary shares sold in this offering exercise their redemption rights on a cumulative basis, including shares redeemed in connection with our seeking shareholder approval for the extended period, if applicable;

Proposed business

➢	if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account (subject to the 10.0% limitation on redemption described above);
➢	if a business combination is not consummated within the time periods specified in this prospectus, then our corporate existence will cease except for the purpose of winding up our affairs and we will, as promptly as practicable, distribute to all of our public shareholders their pro rata share of the trust account;
➢	our management will take all actions necessary to liquidate our trust account to our public shareholders if a business combination is not consummated within the time periods specified in this prospectus;
➢	our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders or upon the exercise of their redemption rights;
➢	we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction or control through contractual arrangements other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension;
➢	prior to our initial business combination, we may not issue any units, ordinary shares, warrants or any options or other securities convertible into or exchangeable for ordinary shares, or any preferred shares, that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on the extended period or a business combination;
➢	the audit committee shall review and approve all payments made to our existing holders, founders, officers, directors, advisor and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Argyle Street Management Limited, for office space, administrative services and secretarial support, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;
➢	we may not to enter into any transaction with any of our officers, directors or advisor or any of our or their respective affiliates without the prior approval by a majority of our disinterested, independent directors or, in the event we have no independent directors, the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties;
➢	we may not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, officers or advisor, or (ii) consummate a business combination with any underwriter, or selling group member, or any of their affiliates, unless

Proposed business

we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our shareholders from a financial point of view.

The above-referenced requirements and restrictions included in our Amended and Restated Memorandum and Articles of Association are obligations to our shareholders and may only be amended prior to consummation of our initial business combination with the vote of our board of directors and the affirmative vote of at least 80.0% of the voting power of our outstanding ordinary shares (which restrictions on amendment Cayman Islands counsel has indicated is enforceable under Cayman Islands law). Our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders at the special meeting called for the purpose of amending our Amended and Restated Memorandum and Articles of Association. Management views this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. In light of the requirement that we obtain the approval of at least 80.0% of the voting power of our shareholders, we do not anticipate any changes to such requirements and restrictions prior to our consummation of a business combination, if any. In connection with the shareholder vote required to approve the extended period or a business combination, our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, existing holders, directors, officers and advisor has agreed that if he acquires ordinary shares in or following this offering, he will vote all such acquired shares in favor of the extended period and/or a business combination.

COMPARISON OF THIS OFFERING TO THOSE OF BLANK CHECK COMPANIES SUBJECT TO RULE 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a Rule 419 offering
Escrow of offering proceeds	Approximately $148.5 million of the net offering and private placement proceeds, including $5,250,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at HSBC Bank Plc., the London affiliate of HSBC Bank USA, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $125.6 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Investment of net proceeds	The $148.5 million of net offering proceeds held in the trust account will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable), at the time of such business combination or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80.0% of the maximum offering proceeds.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Current Report on Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the ordinary shares and warrants occur until we have filed with the SEC a Current Report on Form 6-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect and a current prospectus relating to those ordinary shares is available for use) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Election to remain an investor	Shareholders will have the opportunity to vote on the extended period, if applicable, and the initial business combination. In accordance with the American Stock Exchange’s proxy notification requirements, shareholders will be given notice at least 10 days prior to the meeting. A shareholder following the procedures described in this prospectus is given the right to cause us to redeem his, her or its shares for a pro rata share of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us (up to a maximum of $2,500,000) to fund our working capital requirements, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders, (calculated as of the date of the special meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed business combination, as the case may be), divided by the number of shares sold in this offering. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination but 24 months have not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
If at the end of the 24-month period we have not obtained shareholder approval for an alternate initial business combination or the extended period, our corporate existence will cease except for the purpose of winding up our affairs and we will liquidate and promptly distribute the proceeds of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders.
Business combination deadline	Our initial business combination must occur within 24 months (or 36 months if the extended period is approved by shareholders) from the consummation of this offering; if our initial business combination does not occur within these time frames and we are wound up as described herein, funds held in the trust account, including deferred underwriting discounts and commissions, will be returned to investors as promptly as practicable, including accrued interest, net of taxes, net of interest income previously released to us to fund our working capital requirements and net of interest income earned on the trust account previously released as quarterly distributions to our public shareholders.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account are returned to investors.

Proposed business

	Terms of our offering	Terms under a Rule 419 offering
Release of funds	Except with respect to interest income released to us (up to a maximum of $2,500,000) to fund our working capital expenses and to pay taxes, if any, interest income released as quarterly distributions to our public shareholders, and amounts released to redeeming shareholders voting against the extended period, interest income on the proceeds held in the trust account are not released until the earlier of the consummation of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of a business combination or the failure to effect a business combination within the allotted time.
Interest earned on funds in the trust account	Interest earned on the trust account will be distributed to our public
	shareholders on a quarterly basis, less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes.	The interest earned on funds held in the escrow account (net of taxes payable) would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Proposed business

Terms of our offering	Terms under a Rule 419 offering
Shareholders who redeem their ordinary shares for cash in connection with the extended period or a business combination will not receive any portion of that amount that has been previously released to us or as quarterly distributions to our public shareholders (other than any portion of such quarterly distributions the shareholders received or are entitled to receive prior to redeeming their shares); upon our liquidation, shareholders shall be entitled to a portion of the interest earned on funds held in trust, including accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders.

COMPETITION

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

➢	our obligation to seek shareholder approval of our initial business combination or obtain necessary financial information may delay the consummation of a transaction;
➢	our obligation to redeem for cash ordinary shares held by our public shareholders who vote against the extended period and/or business combination and on a cumulative basis exercise their redemption rights, including any shares previously redeemed in connection with the extended period, may reduce the resources available to us for a business combination;
➢	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
➢	the requirement to acquire an operating business that has a fair market value equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our

Proposed business

benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

FACILITIES

We currently maintain our executive offices at Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, Hong Kong. The cost for this space will be included in the $7,500 per month fee described above that Argyle Street Management Limited will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Argyle Street Management Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors and, Kin Chan, our co-chief investment officer and director. We believe, based on rents and fees for similar services in Hong Kong, that the fees that will be charged by Argyle Street Management Limited are at least as favorable as we could have obtained from unaffiliated persons.

EMPLOYEES

We currently have three officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. However, we anticipate that our management team, in the aggregate, will devote approximately thirty hours per week to our affairs prior to the consummation of a business combination. The actual number of hours spent on our affairs in any given week will vary, however, based upon the matters to be handled during that week. The persons who are actually providing such services will also vary depending on the target business selected and the location of the target business. For example, we anticipate that our management team will spend significantly more time on our affairs after we identify a target business as opposed to immediately after our initial public offering. We intend to hire consultants in order to assist us in the search, due diligence for and consummation of a business combination.

PERIODIC REPORTING AND AUDITED FINANCIAL INFORMATION

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we would not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial business combination, we will comply with the rules under the Exchange Act with respect to the furnishing and content of our proxy statement in connection with the shareholder vote for any extended period or the proposed business combination, as the case may be. We have also agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for quarterly reports on Form 10-Q and current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish

Proposed business

to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of our interim financial statements filed with the SEC.

In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain financial statements reviewed by our independent registered public accounting firm.

We will not acquire a target business if we cannot obtain audited financial statements in accordance with applicable accounting standards for such target business. We will provide these financial statements in the proxy solicitation materials sent to shareholders for the purpose of seeking shareholder approval of the extended period or our initial business combination, as the case may be. Our management believes that the need for target businesses to have, or be able to obtain, audited financial statements may limit the pool of potential target businesses available for acquisition.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

LEGAL PROCEEDINGS

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Management

EXECUTIVE OFFICERS AND DIRECTORS

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position(s)
V-Nee Yeh	49	Non-executive Chairman of the Board of Directors
Eugene Tan	45	Chief Executive Officer
Kin Chan	42	Co-Chief Investment Officer and Director
Hock Yap	53	Co-Chief Investment Officer
Kenneth Gaw	37	Director
Kenneth Shen	44	Director
Keith Shiu Kee Wu	44	Director
Richard A. Gadbois, III	51	Advisor

Below is a summary of the business experience of each of our executive officers and directors

V-Nee Yeh has been our non-executive chairman since December 2007. Mr. Yeh co-founded Argyle Street Management Limited, a boutique distressed asset management firm, in January 2002 and has served as its Chairman since October 2003. Mr. Yeh also co-founded Value Partners Limited, a boutique fund management firm, in February 1993 and served as its director from July 1997 to November 2007. Prior to this, Mr. Yeh has started with Lazard Freres in corporate finance in New York from September 1984 as an associate and was a partner in the Capital Markets group at Lazard Brothers and Co. in London until February 1990. Since October 2003, Mr. Yeh has been on the advisory board of Cheetah Investment Management Group, a private sponsor of investment funds, and became chairman in May 2006. From May 2003 through July 2006, Mr. Yeh served as non-executive director and a member of the audit committee of Ocean Grand Chemicals Limited, a company listed on the Hong Kong Stock Exchange. In July 2006, Ocean Grand Chemicals sought solvency protection through court appointed provisional liquidators. From May 1991 through December 2007, Mr. Yeh served as chairman of Hsin Chong Construction Group Ltd. From October 2004 through August 2006, Mr. Yeh served as director of Transpac Industrial Holdings Limited (Singapore Stock Exchange). Mr. Yeh sat on the Council of The Stock Exchange of Hong Kong Limited from 1995 to 2000 until its merger into the Hong Kong Exchanges and Clearing Limited. Mr. Yeh also sat as a member of the Listing Committee of the Hong Kong Exchanges and Clearing Limited from 1996 to 2006 and as a member of the Listing Committee of China Securities Regulatory Commission from 1999 to 2003. Mr. Yeh sits on the Hong Kong Securities and Futures Commission’s Takeovers and Mergers Panel and Takeovers Appeals Committee. In addition, Mr. Yeh sits on the board of directors of the following companies, which are all listed on the Hong Kong Stock Exchange: Kingway Brewery Holdings Limited, Next Media Limited, Shun Tak Holdings Limited and Arnhold Holdings Limited. Mr. Yeh received a juris doctorate from Columbia Law School in 1984 and is admitted to the California Bar. Mr. Yeh received a B.A from Williams College in 1981.

Eugene Tan has been our chief executive officer since December 2007. Mr. Tan joined Argyle Street Management Limited in November 2007, and serves as managing director. Prior to that, from January 2004 to September 2007, he served as managing director and head of Financial Institutions Coverage at HSBC Global Investment Banking Unit. Mr. Tan also served as a managing director at GE Capital and head of Financial Institutions at Salomon Smith Barney, now Citigroup Global Markets from April 1999 to November 2001. He also headed Equity Capital Markets at ING Barings from January 1997 to April 1999, and worked in the Corporate Finance Department for Goldman, Sachs and Co. in New York from August 1990 to May 1993. Mr. Tan has an M.B.A. with Distinction from the Stanford Graduate School of Business. He holds dual degrees in Accounting and Business from the University of the Philippines. Mr. Tan is a certified public accountant in the U.S.

Management

Kin Chan has been our co-chief investment officer and director since December 2007. Mr. Chan co-founded Argyle Street Management Limited in January 2002 and has served as its managing director and chief investment officer since that time and is currently its partner. From May 2000 until November 2001, he served as chief executive officer for Lazard Asia Limited. Mr. Chan worked for Goldman, Sachs and Co. from August 1993 until January 2000 in New York, Hong Kong and Singapore in the Corporate Finance Group and the Principal Investment Area, and was a founding member of the Asia Special Situations Group at Goldman, Sachs and Co. Mr. Chan sits on the board of the directors of the following public companies: Guangdong Development Fund Limited (London Stock Exchange), Transpac Industrial Holdings Limited (Singapore Stock Exchange) and Bangkok Mass Transit System Public Company Limited (public company in Thailand). Mr. Chan has an M.B.A. from the Wharton School of Business where he was a Palmer Scholar and an A.B. degree from Princeton University.

Hock Yap has been our co-chief investment officer since December 2007. Mr. Yap co- founded Advantage Limited, which acquired PrimeCredit Limited, a consumer finance company in December 1999 and has served as its managing director since that time. PrimeCredit Limited was sold to Standard Chartered Bank plc in August 2004 and he remains its chief executive officer. He also co- founded and from May 1995 to October 1996 headed SP Finance, a structured finance and leasing company whose business and assets were sold to an international bank in October 1996. Mr. Yap co-founded and from May 1990 to May 1995 served as senior partner of Asian Capital Partners Ltd., an Asian based investment bank focused on transportation and infrastructure finance, which he successfully exited in May 1995. He also served as a director at Paine Webber and its successor structured finance affiliate, the Transportation Group, which focused on Japanese private placements and Japanese tax leases from January 1987 to May 1990. Mr. Yap began his career at KPMG from August 1978 to May 1983 in London and later moved to Chase Manhattan Bank from May 1983 to January 1987 where he rose to vice president and worked in London, Tokyo and Hong Kong. Mr. Yap sits on the board of SRE Group Ltd. Mr. Yap holds a B.S. in Chemical Engineering from the University of Sheffield and is a chartered accountant of the Institute of Chartered Accountants in England and Wales.

Kenneth Gaw has served as our director since February 2008. Mr. Gaw co-founded Gaw Capital Partners, a real estate private equity fund focusing on Greater China and Asia in August 2005 and has served as its president and managing director since that time. Mr. Gaw was appointed to the board of Pioneer Global Group Limited in February 1994 and has served as its Managing Director since February 1999. Prior to joining Pioneer Global Group Limited, Mr. Gaw worked in the structured finance group of Goldman, Sachs & Co. in New York and in corporate finance with Goldman Sachs (Asia) Limited in Hong Kong. Mr. Gaw is a director of Dusit Thani Public Company Limited, Japan Opportunities Fund Limited and Japan Opportunities Fund II Limited, Home Inns & Hotels Management Inc. and Hong Kong-Thailand Business Council. He was also a director of Siam Food Products Public Company Limited until April 2006 and was a director and deputy chairman of Wah Kwong Shipping Holdings Limited until the company was privatized in July 2000. Mr. Gaw holds a B.Sc. in Applied Mathematics and Economics from Brown University.

Kenneth Shen has served as our director since February 2008. Mr. Shen has been responsible for the Strategic and Private Equity Group at Qatar Investment Authority (“QIA'’), which has principal responsibility for managing the excess reserves of the State of Qatar, since January 2007. He joined the QIA’s Strategic and Private Equity Group in July 2006 in Doha, State of Qatar. Mr. Shen is a member of the board of directors of Qatar Holding LLC, the principal holding company of QIA, as well as various QIA portfolio companies. He is a member of the Lehman Brothers Merchant Banking Advisory Board and the Morgan Stanley Asia Private Equity Advisory Board. Prior to joining QIA, Mr. Shen was with Citigroup Global Markets Inc. and several of its predecessor companies from August 1996 to June 2005. He most recently served as the co-head of the Asia-Pacific Corporate Finance Group at Citigroup Global Markets Asia Limited in Hong Kong from June 2002 to June 2005. Prior to then, he served as a founding

Management

member of Salomon Smith Barney's Asia-Pacific Mergers and Acquisitions Group in Hong Kong from September 1998 to June 2002. He joined a predecessor of Citigroup Global Markets Inc., Salomon Brothers Inc., in the Investment Banking Division in New York in August 1996. Prior to joining Salomon Brothers Inc., Mr. Shen was with the Merchant Banking Group and Principal Investment Group of Lehman Brothers Inc. in New York from September 1992 to August 1996. Mr. Shen received an A.B. degree magna cum laude in East Asian Languages and Civilizations (Japanese) from Harvard College and an M.B.A. degree from the Harvard Business School.

Keith Shiu Kee Wu has served as our director since February 2008. Mr. Wu has served as the chief executive officer and executive director of Henderson Sunlight Asset Management Limited (“Henderson Sunlight”), a real estate investment management firm, since April 2006. Prior to joining Henderson Sunlight, Mr. Wu was the executive director of Lai Sun Development Company Limited, a listed real estate company, from November 1997 to August 2005, and served as director and head of Hong King/China research at Peregrine Brokerage Limited, from September 1996 to October 1997. Mr. Wu has an M.S. in management science and engineering from Stanford University, and a B.S. in Economics and Statistics from the University of Toronto.

ADVISOR

We may seek guidance and advice from the following advisor. We have no formal arrangements or agreements with this advisor to provide services to us. This advisor will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if he is able to do so. Nevertheless, we believe with his business background and extensive contacts, he will be helpful to our search for a target business and our consummation of a business combination.

Richard A. Gadbois, III has served as our advisor since February 2008. Mr. Gadbois has been the president and managing partner of Mullin Asset Management LLC since January 2007. Prior to joining Mullin Asset Management LLC, from August 2001 to December 2006, Mr. Gadbois was the President and Co-founder of Vantis Capital Management LLC, and, from March 1994 to June 2001 was a senior vice president for Private Wealth Management at Merrill Lynch & Co Inc. Mr. Gadbois sits on the board of Block Shield Corporation plc (AIM, London Stock Exchange). He holds a B.A. in economics from the University of California, Santa Barbara.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our initial business combination. Except as described below and under “— Conflicts of interest,” none of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure you that they will, in fact, be able to do so.

DIRECTOR INDEPENDENCE

Under the corporate governance standards of the American Stock Exchange, by no later than the first anniversary of the completion of this offering, a majority of our directors must be independent directors. A majority of our directors are currently independent.

Our independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the independent directors will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the independent directors will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. A majority of the independent directors’ approval will be required for any affiliated party transaction.

Management

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has an audit committee and a nominating committee. Our board of directors has adopted a charter for each of the audit and nominating committees, as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

Upon completion of this offering, our audit committee will consist of Kenneth Gaw, Kenneth Shen and Keith Shiu Kee Wu. Under the American Stock Exchange listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Our board of directors has determined that Messrs. Gaw, Shen and Wu are independent. Our audit committee will be comprised solely of independent members upon completion of this offering.

Kenneth Shen serves as the chairman of the audit committee. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Shen qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

The functions of our audit committee will include:

➢	meeting with our independent auditors regarding, among other issues, audits, and adequacy of our accounting and control systems;
➢	monitoring the independence of the independent auditor;
➢	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
➢	inquiring and discussing with management our compliance with applicable laws and regulations;
➢	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
➢	appointing or replacing the independent auditor;
➢	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
➢	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
➢	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and
➢	reviewing and approving all payments made to our existing holders, founders, officers or directors and their respective affiliates, other than a payment of an aggregate of $7,500 per month to Argyle Street Management Limited for office space, administrative services and secretarial support. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Upon completing this offering, our nominating committee will consist of Kenneth Gaw, Kenneth Shen and Keith Shiu Kee Wu, all of whom has been determined to be “independent” under the American Stock Exchange listing standards and applicable SEC rules.

Management

The functions of our governance and nominating committee will include:

➢	recommending qualified candidates for election to our board of directors;
➢	evaluating and reviewing the performance of existing directors;
➢	making recommendations to our board of directors regarding governance matters, including our organizational documents and charters of our committees; and
➢	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

The compensation of our chief executive officer and other officers will be determined by a majority of our independent directors in accordance with Section 805 of the American Stock Exchange Company Guide.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. We have filed a copy of our code of conduct and ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of conduct and ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of conduct and ethics in a Form 6-K.

CERTAIN REPORTING OBLIGATIONS

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we have agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial business combination, we will comply with the rules under the Exchange Act with respect to the furnishing and content of our proxy statement in connection with the shareholder vote for any extended period or the proposed business combination, as the case may be, though we will not be obligated to file any proxy statement with the SEC for its review prior to mailing it to shareholders. We have also agreed with the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of our initial business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for quarterly reports on Form 10-Q and current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations. In addition, we have agreed with the representative of the underwriters that we will furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of our interim financial statements filed with the SEC.

EXECUTIVE OFFICERS AND DIRECTOR COMPENSATION

None of our directors, officers or advisor have received any cash compensation for services rendered to us. ASM SPAC(1) Limited purchased 4,312,500 founders’ units for a purchase price of $25,000. ASM SPAC(1) Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, Kin Chan, our co-chief investment officer and director and Hock Yap, our other co-chief investment officer. On February 20, 2008 ASM SPAC(1) Limited sold (a) 215,625 of its founders’ units to Kenneth Gaw for $1,250, (b) 269,531 of its founders’ units to Kenneth Shen for $1,562.50 and (c) 53,906 of its founders’ units to Richard Gadbois for $312.50, or, in each case, approximately $0.006 per unit. On

Management

February 20, 2008 ASM SPAC(1) Limited sold 215,625 of its founders’ units to Keith Shiu Kee Wu for $1,250, or approximately $0.006 per unit. As the price paid was fair market value at the time, we do not consider the value of the shares at the offering price to be compensation. Rather, we believe that because they own such shares, no compensation (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

We have agreed to pay to Argyle Street Management Limited a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Argyle Street Management Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors and Kin Chan, our co-chief investment officer and director. This arrangement was agreed to by Argyle Street Management Limited for our benefit and is not intended to provide Messrs. Yeh or Chan compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Argyle Street Management Limited will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, directors, advisor, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our officers, directors and advisor and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors and/or our audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Although we currently anticipate that some members of our management team will remain with us post business combination, some or all of our current executive officers and directors may or may not remain with us following our initial business combination, depending on the type of business acquired and the industry in which the target business operates. After a business combination, our directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial business combination.

Management

CONFLICTS OF INTEREST

General

Potential investors should be aware of the following potential conflicts of interest:

➢	In the course of their other business activities our officers, directors and advisor may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, our officers, directors and advisor may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and executive officers.”
➢	None of our officers, directors or advisor are required to commit any specified amount of time to our affairs and are free to become involved in other blank check companies (though none have previously been affiliated with a blank check company and none will become affiliated with a blank check company that will seek a target business with its primary operations in Asia). Accordingly, they will have conflicts of interest in allocating management time among various business activities.
➢	Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since each of our directors will be subject to an escrow agreement with respect to our securities that they own, which only terminates following our consummation of a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their securities.
➢	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential business combination, our expenses could exceed the remaining proceeds not held in trust. Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential business combinations with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in the trust account as well as the interest income earned on the trust account balance that may be released to us from time to time.
➢	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination. We have been advised by our officers and directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.

In general, under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Accordingly, as a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities, including other blank check companies. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Management

Each of our officers, directors and advisor has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our officers, directors and advisor will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

Furthermore, the insider letters that we have entered into with Messrs. Gaw, Shen and Wu, our independent directors, and Mr. Gadbois, our advisor, provide that they are not obligated to present to us any potential business combination and may become involved as a principal (without involving us) or agent for a third party with respect to potential business combinations that otherwise would be appropriate for us, other than any business combination or opportunity that is brought to their attention solely in their capacity as a director or advisor of our company, or any business combination or opportunity that is identified by them solely through the disclosure of information by us or on our behalf.

Below is a table summarizing the companies to which our officers, directors and advisor owe fiduciary obligations that may conflict with their fiduciary obligations to us and, assuming there was, in fact, a conflict with such company with respect to a particular target business, the applicable company would have to (i) be presented appropriate potential target businesses by our officers, directors and advisor, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us.

Individual	Entity	Affiliation
V-Nee Yeh	Arnhold Holdings Limited	Director
	Hysan Development Company Limited	Alternate Director
	Kingway Brewery Holdings Limited	Director
	Next Media Limited	Director
	Shun Tak Holdings Limited	Director
Eugene Tan	None	None
Kin Chan	ASM Asia Recovery (Master) Fund	Director
	ASM Hudson River Fund	Director
	Bangkok Mass Transit System Public Company Limited	Director
	Guangdong Development Fund Limited	Director
	Transpac Industrial Holdings Limited	Director
Hock Yap	SRE Group Ltd.	Director
	PF Financial Korea Limited, which is the consumer finance division of Standard Chartered Plc.	Director
Kenneth Gaw	China Downtown Properties Limited	Director
	Dusit Thani Public Company Limited	Director
	Gaw Capital Partners	Director
	Gateway China Fund I	Director
	Gateway II GP Ltd	Director

Management

Individual	Entity	Affiliation
	Gateway II-TE GP Ltd	Director
	Home Inns & Hotels Management Inc.	Director
	Keencity Properties Limited	Director
	Pioneer Global Group Limited	Director
	Pioneer Hospitality Siam (GBR) Limited	Director
	Pioneer iNetwork Limited	Director
	Shama Management Limited	Director
Kenneth Shen	None	None
Keith Shiu Kee Wu	None	None
Richard Gadbois	Block Shield Corporation plc	Director

Below is a table summarizing the private companies to which our officers, directors and advisor owe fiduciary obligations, and in each case the reason why no conflict currently exists with any of these entities:

Individual	Entity	Affiliation	Reason no conflict
V-Nee Yeh	ASFI Master Fund, Ltd.; Azure Global Equity Fund, Ltd; Azure Global Fixed Income Fund, Ltd.; Azure India Real Estate Fund, Ltd.; Azure Non-U.S. Real Estate Fund, Ltd.; Compass Capital Preservation Fund, Ltd.; and Target Asia Fund Limited	Director	The companies each act as a fund of funds and are unlikely to buy controlling positions in potential targets.
	Argyle Street Management Holdings Limited	Director	The company is an investment holding company holding interests in companies engaging in investment management business and is unlikely to buy controlling positions in potential targets.
	Argyle Street Management Limited	Director	The company primarily engages in investment management services and is unlikely to buy controlling positions in potential targets.
	Azure Global Investors Ltd; and Compass Fund Managers Limited	Director	The companies primarily engage in investment management services and are unlikely to buy controlling positions in potential targets.
	Cheetah Investment Management Limited	Director	The company is a manager of fund of funds which are unlikely to buy controlling positions in potential targets.

Management

Individual	Entity	Affiliation	Reason no conflict
	Cheetah Group Holdings Limited	Director	The company is an investment holding company holding interests in companies engaging in investment management services and is unlikely to buy controlling positions in potential targets.
	Cheetah Korea Value Fund	Director	The company is an absolute return equity fund investing primarily in equities listed in Korea and is unlikely to buy controlling positions in potential targets.
	Harrots Limited	Director	The company expects to commence voluntary liquidation soon.
	G and H Enterprises (Liberia) Ltd.	Director	The company makes passive investments and is unlikely to buy controlling positions in potential targets.
	Webswin Limited	Director	The company invested in two properties for long-term rental income and is unlikely to make other investments.
	Wrights Point Limited	Director	The company is an investment holding company that indirectly made a passive investment in a listed company in Malaysia and is unlikely to make other investments.
	Yeh-Lloyds Partners Ltd.	Director	The company acts as a corporate member of an insurance company and is unlikely to make other investments.
	Firmwin Peak Limited	Director	The company is a wholly owned subsidiary of Hsin Chong International Holdings Limited engaging in property development business and is unlikely to buy controlling positions in potential targets.
	Focal Point Investments Limited	Director	The company is a private investment vehicle that invests in condominiums.
	G&H Acquisitions I, Inc.; G&H Acquisitions II, Inc.; G&H Acquisitions III, Inc.; G&H Real Estate LLC; and Development Holdings LLC	Director	The companies are private investment vehicles and only make passive investments.
	GHY Company Limited	Director	The company is a discretionary trustee of a trust.

Management

Individual	Entity	Affiliation	Reason no conflict
	HCV Pacific Partners LLC	Director	The company primarily engages in property asset management services.
	Hsin Chong Holdings (BVI) Limited; Hsin Chong Holdings (H.K.) Limited; Hsin Chong International Holdings Limited	Director	Hsin Chong International Holdings Limited, or HCIH, is the holding company of Hsin Chong Holdings (BVI) Limited and Hsin Chong Holdings (H.K.) Limited, which are investment holding companies of companies engaging in operating businesses primarily property development and management and investments in smaller businesses. These companies and their subsidiaries are unlikely to buy controlling positions in potential targets.
	Japan High Yield Property Fund Limited	Director	The company is a private equity fund fully invested in a Singapore Stock Exchange company.
	Japan Regional Assets Manager Limited; and Japan Residential Assets Manager Limited	Director	The companies are investment managers of funds fully invested in Japan properties.
	Key Finance Limited; Mariscal Limited; Pacventure Developments, Inc.; and Shun Kin Enterprises Limited	Director	The companies are investment holding companies of smaller businesses.
	KSDC Limited	Director	The company is the general partner of a close-ended limited partnership which holds a substantial minority stake in a Korean listed company and is fully invested.
	Mensa Management Limited	Director	The company provides laundry and dry cleaning services in Malaysia.
	Pedder Street Asia Absolute Return Fund Limited; and Pedder Street Asia Absolute Return Master Fund Limited	Director	Pedder Street Asia Absolute Return Fund Limited is an absolute return fund investing primarily in equities listed in Asia ex-Japan and is unlikely to buy controlling positions in potential targets. Pedder Street Asia Absolute Return Master Fund Limited is the Master Fund to Pedder Street Asia Absolute Return Fund Limited.
	Steel China Access Capital Partners Limited	Director	The company is the general partner of a close-ended limited partnership.

Management

Individual	Entity	Affiliation	Reason no conflict
	Summit Insurance (Asia) Limited	Director	The company primarily engages in general insurance underwriting in Hong Kong.
Eugene Tan	None	None	None
Kin Chan	Ali Shan Management Limited; ASM Advisors Limited; and Upkeep Assets Limited	Director	The companies are acting as corporate directors of a number of investment holding companies.
	Argyle Street Management Limited	Director	The company primarily engages in investment management services and is unlikely to buy controlling positions in potential targets.
	Argyle Street Management Holdings Limited	Director	The company is an investment holding company holding interests in companies engaging in investment management business and is unlikely to buy controlling positions in potential targets.
	ASM Asia Recovery Fund; and ASM Asia Recovery Fund O8	Director	ASM Asia Recovery Fund and ASM Asia Recovery Fund 08 are the feeder funds of ASM Asia Recovery (Master) Fund and they may only own interests in ASM Asia Recovery (Master) Fund.
	ASM Ventures Limited; Cendant Group Limited; Econolodge Co. Limited; Happy Good Profits Limited; JRO Property Limited; Mega Plus Investment Limited; Siam Land Pte. Limited; Cape Nga Holding Company Limited; Sungai Mahakam Pte. Limited; and Thai Property Ventures Limited	Director	The companies are special purpose vehicles set up to hold individual investments for ASM Asia Recovery (Master) Fund and / or ASM Hudson River Fund.
	DNA Beaute Limited; Hebei Shengyuan Asset Management & Consulting Co. Ltd.; Vista Eyewear International Holdings Limited; Cape Nga Development Company Limited; Eastern Home Shopping & Leisure Co. Ltd.; and Comstar Automotive Technologies Private Limited	Director	The companies are the investee companies of ASM Asia Recovery (Master) Fund and / or ASM Hudson River Fund and engage in cosmetics, debt collection services, eyewear, hotel development, home shopping and autoparts manufacturing businesses, respectively. The relative size of the companies makes it unlikely that they could acquire a business within the range of target companies we are seeking.

Management

Individual	Entity	Affiliation	Reason no conflict
	Japan Opportunities Fund Limited	Director	The company is fully invested in a real estate investment trust listed in Singapore.
	Lippo ASM Investment Management Limited	Director	The company is an investment manager of a property fund.
Hock Yap	Bowen Asia Limited	Director	The company is a mutual fund manager and is unlikely to acquire direct controlling positions in companies.
	Brightt Limited; Artley Finance (HK) Ltd; M3 Capital Partners Ltd; M3 Capital Ltd	Director	The companies are investment holding companies of venture capital entities and smaller businesses and are unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	DNA Beaute Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	Easy Growth Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	Emerald World Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	Extra Profit Group Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.

Management

Individual	Entity	Affiliation	Reason no conflict
	Goland Investment Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	Linkma Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	May Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in company such as the ones we will attempt to acquire.
	Max Team Management Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in company such as the ones we will attempt to acquire.
	Morgan Corporation	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	Novus Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.
	Vista Eyewear International Holdings Limited	Director	The company is an investment holding company of venture capital entities and smaller businesses and is unlikely to acquire direct controlling positions in companies such as the ones we will attempt to acquire.

Management

Individual	Entity	Affiliation	Reason no conflict
Kenneth Gaw	Abbey Head Company Limited; Angel Jade Limited; Central Champion Limited; Cheerful Plus Limited; China Faith Limited; City Treasure Limited; Gateway (Barbados) I Limited; Gateway (Barbados) II SRL; Gateway Co-Investment I Limited; Gateway Co-Investment II Limited; GC Acquisitions II Limited; GC Tian He Property (Beijing) Company Limited; Global Megacity Limited; MSR Asia Acquisitions XI, Inc.; Mutual Capital Limited; New System Development Limited; Rich Central Limited; Shanghai Ji Hui Property Management Company Limited; Success Discovery Limited; Success Maxtrix Limited; Success Tradition Limited; Sunny Gateway Limited; GC Acquisitions Ltd; Gateway (Barbados) III SRL	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	AG New Sun (BVI) Limited	Director	The company is an investment holding company and a special purpose vehicle to hold specific investment and it is unlikely to make further investments.
	New Sun Investment Group Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investments.
	Poplar Victory Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investments.
	Proview Growth Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investments.

Management

Individual	Entity	Affiliation	Reason no conflict
	Changzhou Chengzhi Properties Company Limited; Xuzhou Downtown Properties Limited; GCREF Acquisitions IX Ltd; GCREF Acquisitions VII Ltd; Si Chuan Zhi Xin Asset Management Corporation Limited; Chengdu Zhixin Qing Yang Property Development Corporation; Chengdu Zhixin Mu Ma Shan Property Development Corporation Limited; Chengdu Zhixin Jin Niu Property Development Corporation Limited; Causeway Bay 68 Limited; Easy Group (BVI) Holdings Limited; Gateway III GP Ltd; GCREF Acquisitions XVIII Limited; GCREF Acquisitions XIX Limited; Profit Hill Limited; Shenyang Delight Glory Property Management Limited; Shenyang Delux Crown Property Management Limited; Shenyang Gao Hui Property Development Limited; Shenyang Xin Huitai Property Management Limited; Superior Network Limited; Valparaiso Philippine Investment II Ltd.; Valparaiso Philippine Investment III Ltd.	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	GCREF Acquisitions VIII Ltd.	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investments.
	Add Return Company Limited	Director	The company is an investment holding company aims at acquiring controlling positions. However, it is unlikely that the company will invest in companies of size similar to our potential targets which is usually more than US$50m in any single transaction.

Management

Individual	Entity	Affiliation	Reason no conflict
	Alexanderplatz Properties s.a.r.l	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	All Supreme Company Limited	Director	The company is an investment holding company aims at acquiring controlling positions. However, it is unlikely that the company will invest in companies of size similar to our potential targets which is usually more than US$50m in any single transaction.
	Alpexco Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Bright Sunshine Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Chely Well Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Fighting Irish Company Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Forerunners Investment Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Fortune South China Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Gateway Capital (Hong Kong) Limited	Director	The company primarily engages investment management services.
	GC Services (HK) Limited	Director	The company primarily engages investment management services.

Management

Individual	Entity	Affiliation	Reason no conflict
	Grand Prospect Enterprise Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Hong Kong-Thailand Business Council	Director	The Council is a non-profit organization which provides the Hong Kong and Thai business communities with opportunities to develop partnerships.
	Japan Opportunities Fund Limited	Director	The company is a private equity fund fully invested in Saizen REIT, a Singapore Stock Exchange company.
	Japan Opportunities Fund II Limited	Director	The company is a private equity fund fully invested in Saizen REIT, a Singapore Stock Exchange company.
	MS Turbo (Macau) Lad	Director	The company is an investment holding company and owns an interest of an office building in Macau.
	MSR Grand Siam Project Ltd	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Multi-Credit Finance Company Limited	Director	The company is an investment holding company aims at acquiring controlling positions. However, it is unlikely that the company will invest in companies of size similar to our potential targets which is usually more than US$50m in any single transaction.
	Promise City Limited	Director	The company is an investment holding company aims at acquiring controlling positions. However, it is unlikely that the company will invest in companies of size similar to our potential targets which is usually more than US$50m in any single transaction.
	Strand Hotels International Limited	Director	The company primarily owns three hotels in Myanmar.
	Top Elite Company Limited	Director	The company is an investment holding vehicle and is only used to make passive investments.

Management

Individual	Entity	Affiliation	Reason no conflict
	Turbo Ventures Ltd	Director	The company is an investment holding company and owns an interest of an office building in Macau.
	Valuedrive Investments Limited	Director	The company is an investment holding company and owns an interest of an office building in Macau.
	Widewell Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment and it is unlikely to make further investment.
	Shanghai Ciro’s Real Estate Co., Ltd.	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Winner Sight Investments Ltd	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Chengdu Zhixin Wuhou Property Development Corporation Limited	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Chengdu Zhixin Lido Property Development Corporation Limited	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Capital Gainwell Limited	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Network Success Limited	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.

Management

Individual	Entity	Affiliation	Reason no conflict
	Yield Success Limited	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Win Plus Development Limited	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Treasure Spot Investments Limited	Director	The Company is an investment holding company and a special purpose vehicle to hold a specific investment. It is unlikely to make further investment other than the specific investment.
	Cape Nga Development Company Limited	Director	The relative size of the company makes it unlikely that they could acquire a business within the range of target companies we are seeking.
	New Sun AG Investments Limited	Director	The company is an investment holding company and a special purpose vehicle to hold a specific investment.
Kenneth Shen	Qatar Holding LLC	Director	The company is an investment holding company generally making non-control investments in companies larger than those targeted by the Company
	Pavilion International Development Fund	Director	The company is an investment fund focused on Asian real estate investments. It is unlikely to be a competitor of the company as it invests in companies substantially larger than those targeted by the company, seeks non-control positions and it co-invests in partnership with others.
	Makna Mujur Sdn Bhd	Director	The company is a special purpose company holding a real estate asset. No further acquisitions are planned.
	Revenue Point Sdn Bhd	Director	The company is a special purpose company holding a real estate asset. No further acquisitions are planned.

Management

Individual	Entity	Affiliation	Reason no conflict
	Fieldstone International Ltd	Director	The company is a special purpose company holding a real estate asset. No further acquisitions are planned.
	Wetherby Capital Ltd	Director	The company is a special purpose company holding a real estate asset. No further acquisitions are planned.
Keith Shiu Kee Wu	Henderson Sunlight Asset Management Limited	Director	The company engages in property asset management services and is unlikely to buy controlling positions in potential target.
	TeamOne International Limited	Director	The company engages in economic consulting services in Hong Kong and China and is unlikely to buy controlling positions in potential target.
	Jade Honest Investment Limited	Director	The company is an investment holding company of a recreational club debenture and is unlikely to buy controlling positions in potential target.
	Le Mans Limited	Director	The company is an investment holding company of a small restaurant business and is unlikely to buy controlling positions in potential target.
	Sunlight REIT Holding Limited	Director	The company is an investment holding company of a number of wholly owned subsidiaries which hold all the properties of Sunlight Real Estate Investment Trust. It can only acquire income producing office and/or retail properties in Hong Kong; such restrictive mandate makes it unlikely to be in direct competition with us.
Richard Gadbois	Mullin Asset Management LLC	Managing Member	The company focuses exclusively on active management and hedging of passive indexes (ETFs) and will not compete with us.

Management

Individual	Entity	Affiliation	Reason no conflict
	ASM Asia RecoveryFund and ASM AsiaRecovery Fund LLC	Director	ASM Asia Recovery Fund and ASM Asia Recovery Fund LLC are the feeder funds of ASM Asia Recovery (Master) Fund and they only own interest in ASM Asia Recovery (Master) Fund.

These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us. However, it is possible that, concurrently with our initial business combination, some of the entities with which our officers, directors and advisor are affiliated could purchase a minority interest in the target company, subject to the requirement that we must acquire a portion of the business with a value that is equal to at least 80.0% of our net assets, which would be all of our assets (including funds held in the trust account for our benefit) less our liabilities (including deferred underwriting discounts and commissions of $5,250,000, or $6,037,500 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of such acquisition or, if we have extended the date by which we must complete a business combination pursuant to a shareholder vote, at the time of the vote on such extension, and that we control the target business, as described above, as well as the additional requirements described below. While this could benefit us by allowing us to engage in a business combination with a target business that would cost significantly more than our available cash without requiring us to issue a large amount of equity or take on significant debt, and while our officers, directors and advisor have advised us that they would do what is in our best interests in connection with a business combination, such a situation would result in a conflict of interest for our officers, directors and advisor since they would be determining what portion of the target company we would be purchasing and the amount that these other companies would purchase. In connection with any co-investment in a target business, the entity or entities affiliated with our officers, directors and/or advisor will be required to pay the same price per share or unit for their interest in the target company as we pay, the other terms of the investment of such affiliated entity or entities will be required to be no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested, independent directors. In addition, the proxy materials disclosing the business combination for which we would seek shareholder approval would disclose the terms of the co-investment by the affiliated entity or entities.

Our officers, directors and advisor are free to become involved in other blank check companies as long as such other blank check company will not seek to acquire a target business with its primary operations in Asia until after we have announced a business combination.

Additionally, our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.

Other conflict of interest limitations

Our Amended and Restated Memorandum and Articles of Association set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our Amended and Restated Memorandum and Articles of Association provide, among other things, that:

➢	the audit committee shall review and approve all payments made to our existing holders, founders, officers, directors, advisor and their respective affiliates, other than the payment of an aggregate of $7,500 per month to Argyle Street Management Limited, for office space, administrative services and secretarial support, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval;

Management

➢	we may not to enter into any transaction with any of our officers, directors or advisor or any of our or their respective affiliates without the prior approval by a majority of our disinterested, independent directors or, in the event we have no independent directors, the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested, independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
➢	we may not (i) consummate a business combination with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with our founders or our directors, officers or advisor, or (ii) consummate a business combination with any underwriter, or selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that a business combination with such target business is fair to our shareholders from a financial point of view.

Principal shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

➢	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
➢	each of our executive officers and directors; and
➢	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not include the founders’ warrants or the insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Number of ordinary shares beneficially owned(2)		Approximate percentage of outstanding ordinary shares
Name and address of beneficial owner(1)			Before offering	After offering
ASM SPAC(1) Limited(3)	3,093,750	(4)	82.5%	16.5%
V-Nee Yeh	3,093,750	(4)	82.5%	16.5%
Kin Chan	3,093,750	(4)	82.5%	16.5%
Hock Yap	3,093,750	(4)	82.5%	16.5%
Kenneth Gaw	187,500		5.0%	1.0%
Kenneth Shen	234,375		6.25%	1.25%
Keith Shiu Kee Wu	187,500		5.0%	1.0%
Richard Gadbois	46,875		1.25%	*
All directors and executive officers as a group (6 individuals)	3,703,125		98.75%	19.75%

*	Less than one percent.
(1)	Unless otherwise noted, the business address for each of our beneficial owners is Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, Hong Kong.
(2)	Consists of the ordinary shares included in the units sold to our existing holders and founders. Does not include the 562,500 shares included in the 562,500 units sold to our existing holders and founders that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised in full.
(3)	ASM SPAC(1) Limited, a British Virgin Islands company, is owned by Argyle Street Management Holdings Limited, a British Virgin Islands company (approximately 63.6%), and indirectly, through certain wholly-owned entities, by Hock Yap, our co-chief investment officer (approximately 36.4%). The address for Argyle Street Management Holdings Limited is Unit 601-2, 6th Floor, St. George’s Building, 2 Ice House Street, Central, Hong Kong. Additional details regarding ASM SPAC(1) Limited and Argyle Street Management Holdings Limited are set forth below in footnote (4).
(4)	Consists of 3,093,750 ordinary shares owned by ASM SPAC(1) Limited. V-Nee Yeh (our non-executive chairman of the board of directors), Kin Chan (our co-chief investment officer and director) and the other members of the board of directors of Argyle Street Management Holdings Limited have collective voting and dispositive power with respect to the securities of ASM SPAC(1) Limited owned by Argyle Street Management Holdings Limited. V-Nee Yeh owns approximately 33.3% of the voting shares of Argyle Street Management Holdings Limited. Kin Chan owns

Principal shareholders

approximately 44.5% of the voting shares of Argyle Street Management Holdings Limited. The board of directors of ASM SPAC(1) Limited makes investment and voting decisions with respect to the securities owned by ASM SPAC(1) Limited. ASM Advisors Limited is the sole member of the board of directors of ASM SPAC(1) Limited. Kin Chan serves as a director of ASM Advisors Limited. Although our securities owned by ASM SPAC(1) Limited, will be held in escrow, the shareholders of ASM SPAC(1) Limited could transfer their interests in ASM SPAC(1) Limited to third parties, though our securities would remain subject to the contractual restrictions regardless of who the shareholders of ASM SPAC(1) Limited are.

Our existing holders and founders have agreed to waive their rights to participate in any liquidating distribution if we fail to consummate a business combination and the quarterly distributions described in this prospectus with respect to their founders’ shares and any other ordinary shares acquired by them before this offering. Prior to a business combination, any transferee of founders’ shares would be required to likewise vote (including as described below), waive any right to participate in any liquidating distributions and quarterly distributions and agree to the transfer restrictions described below.

In connection with the vote required for the extended period, our initial business combination or to amend our Amended and Restated Memorandum and Articles of Association, our existing holders and founders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders, existing holders, directors, officers and advisor has agreed that if he or it acquires ordinary shares in or following this offering, he or it will vote all such acquired shares in favor of the extended period and any business combination presented to our shareholders by our board of directors. As a result, in connection with any vote on the extended period or any business combination, our founders, existing holders, directors, officers and advisor will not be able to exercise the redemption rights with respect to any of our shares that they may acquire prior to, in or after this offering.

If the underwriters determine the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing holders’ ownership at a percentage of the number of shares to be sold in this offering. An increase in the offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

None of our officers or directors have indicated to us that he intends to purchase units in this offering. Immediately after this offering, our existing holders and founders will beneficially own an aggregate of 20.0% of the then issued and outstanding ordinary shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

On the date of this prospectus, our founders and existing holders will place the securities they own before the completion of this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), and the possible redemption of founders’ units for cancellation by us (as described above in footnote (4) to the Principal Shareholders table), these securities will not be transferable during the escrow period and will not be released from escrow until (i) with respect to the founders’ units, founders’ shares and founders’ warrants (including the ordinary shares to be issued upon the exercise of the founders’ warrants), one year after the consummation of a business combination, and (ii) with respect to the insider warrants (including the ordinary shares to be issued upon exercise of the insider warrants), upon consummation of a business combination. Prior to their release from escrow, the securities may only be transferred (i) to one of our officers, directors or employees, (ii) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its

Principal shareholders

officers or directors or a member of their respective immediate families), (iii) by virtue of the laws of descent and distribution upon death of any holder, or (iv) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released prior to this date if the over-allotment option is not exercised in full in order to have up to 562,500 founders’ units redeemed as described above in footnote (4) to the Principal Shareholders table and if following a business combination we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

During the escrow period, our existing holders and founders and any permitted transferees to whom they transfer ordinary shares will retain all other rights of holders of our ordinary shares, including, without limitation, the right to vote their ordinary shares (except that our founders and existing holders have agreed that they will vote their founders’ shares in the same manner as a majority of the public shareholders with respect to any extended period, business combination or proposal to amend our Amended and Restated Memorandum and Articles of Association presented to our shareholders by our board of directors and will vote any other ordinary shares that they acquire in favor of any extended period and business combination presented to our shareholders by our board of directors) and the right to receive cash dividends, if declared (though not the right to receive the quarterly distributions described in this prospectus with respect to the founders’ shares), subject to the terms and conditions of the escrow agreement and the insider letter agreement executed by the existing holders and founders.

If dividends are declared and payable in ordinary shares, such dividends will also be subject to the escrow arrangement. If we are unable to effect our initial business combination and liquidate, our existing holders and founders have waived the right to receive any portion of the liquidation proceeds with respect to the founders’ shares and any other shares acquired by them prior to this offering. Any permitted transferees to whom such securities are transferred will also agree to waive that right.

In addition to the restrictions described above, our existing holders, our founders and our officers, directors and advisor have agreed that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of the representative of the underwriters, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition of, directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for our ordinary shares, or publicly announce an intention to effect any such transaction.

Certain transactions

On December 12, 2007, ASM SPAC(1) Limited purchased 4,312,500 founders’ units consisting of one founders’ share and one founders’ warrant (including up to 562,500 founders’ units that we will redeem from our founders to the extent that the underwriters do not exercise their over-allotment option) for a purchase price of $25,000. ASM SPAC(1) Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, Kin Chan, our co-chief investment officer and director, and Hock Yap, our other co-chief investment officer. On February 20, 2008 ASM SPAC(1) Limited sold (a) 215,625 of its founders’ units to Kenneth Gaw for $1,250, (b) 269,531 of its founders’ units to Kenneth Shen for $1,562.50 and (c) 53,906 of its founders’ units to Richard Gadbois for $312.50, or, in each case, approximately $0.006 per unit. On February 20, 2008 ASM SPAC(1) Limited sold 215,625 of its founders’ units to Keith Shiu Kee Wu for $1,250, or approximately $0.006 per unit. We believe the purchase price of the founders’ units approximates their fair value because blank check companies of this type typically sell 20.0% of the post-offering shares to the initial stockholders for this price. Because we were a newly formed entity at the time of the issuance of these securities, the founders’ units had nominal value.

ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois have committed to purchase an aggregate of 4,550,000 insider warrants at a price of $1.00 per warrant for an aggregate purchase price of $4,550,000 in a private placement that will occur immediately prior to the completion of this offering. The insider warrants will be purchased separately and not in combination with ordinary shares in the form of units. ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois will be using their own funds for the purchase of the insider warrants and not borrowed funds. We believe the purchase price of the insider warrants approximates the fair value of such warrants because the fair market value of publicly traded warrants for similarly structured blank check companies is typically no greater than $1.00.This belief is based on an analysis of the trading price of warrants for 73 similarly structured blank check companies where, between August 24, 2006 and February 8, 2008, the median warrant price was $0.74 and the mean warrant price was $0.75.

Pursuant to a registration rights agreement between us, on the one hand, and our existing holders and our founders, on the other hand, our existing holders and founders will be entitled to certain registration rights. Specifically, (i) the insider warrants and the underlying ordinary shares will be entitled to certain registration rights immediately after the consummation of our initial business combination; and (ii) the founders’ shares and founders’ warrants included in the founders’ units, and the ordinary shares underlying the founders’ warrants, will be entitled to certain registration rights one year from the consummation of our initial business combination. We are required to use our best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, to use our best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of our ordinary shares or any voting rights until such holders exercise their respective warrants and receive ordinary shares. Certain persons and entities that receive any of the above described securities from our existing holders and founders will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay to Argyle Street Management Limited a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or our liquidation. Argyle Street Management Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, and Kin Chan, our co-chief investment officer and director. This arrangement was agreed to by Argyle Street Management Limited for our benefit and is not intended to provide Messrs. Yeh or Chan compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

Certain transactions

ASM SPAC(1) Limited has loaned us an aggregate of $375,000 to pay the expenses of this offering. This loan is non-interest bearing, unsecured and is due on the earlier of (i) 15 days following the consummation of this offering, or (ii) October 30, 2008. We intend to repay the loan from the proceeds of this offering.

We will reimburse our officers, directors, advisor, or any of their respective affiliates, for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. Subject to availability of proceeds not placed in the trust account and the interest income on the balance in the trust account to be released to us from time to time, there is no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between us and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if we do not consummate a business combination within the permitted time. Our board of directors and/or our audit committee will review and approve all expense reimbursements made to our directors with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and those proceeds are properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Other than repayment of the $375,000 interest-free loans described above, the payment of $7,500 per month to Argyle Street Management Limited, in connection with office space, administrative services and secretarial support rendered to us and reimbursement of reasonable out-of-pocket expenses to our officers, directors, advisor, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers and directors or any of their respective affiliates who owned our ordinary shares prior to this offering for services rendered to us prior to or with respect to the business combination.

We expect that at least some members of our management team will remain with us post business combination. After a business combination, if any member of our management team remains with us, they may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 6-K, as required by the SEC.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested “independent” directors, to the extent we have independent directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Certain transactions

ANTI-DILUTION PROTECTION

ASM SPAC(1) Limited purchased 4,312,500 ordinary shares (included in the founders’ units consisting of one ordinary share and one warrant to purchase one ordinary share) on December 12, 2007, an amount that is 20.0% of the total of the number of shares that will be outstanding after this offering, assuming that the underwriters exercise the over-allotment option in full. On February 20, 2008 ASM SPAC(1) Limited sold (a) 215,625 of its founders’ units to Kenneth Gaw for $1,250, (b) 269,531 of its founders’ units to Kenneth Shen for $1,562.50 and (c) 53,906 of its founders’ units to Richard Gadbois for $312.50, or, in each case, approximately $0.006 per unit. On February 20, 2008 ASM SPAC(1) Limited sold 215,625 of its founders’ units to Keith Shiu Kee Wu for $1,250, or approximately $0.006 per unit. In the event that the over-allotment option is not exercised, we will redeem from our existing holders and founders up to 562,500 ordinary shares so that the founders’ shares never constitute more than 20.0% of our outstanding ordinary shares after this offering (not including shares underlying the insider warrants and shares underlying warrants included in the founders’ units). In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing holders and founders’ ownership at 20.0% of the number of shares to be sold in this offering.

Description of securities

We are a Cayman Islands company and our affairs are governed by our Amended and Restated Memorandum and Articles of Association and the Companies Law and the common law of the Cayman Islands.

We are authorized to issue up to 70 million ordinary shares, $0.001 par value, and 1 million shares of preferred shares, $0.001 par value. Immediately after the completion of this offering, we will have 18,750,000 ordinary shares outstanding following this offering, assuming that the underwriters’ over-allotment option has not been exercised and an aggregate of 562,500 ordinary shares have been redeemed by us. No preferred shares are or will be outstanding immediately following this offering. The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Amended and Restated Memorandum and Articles of Association, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Companies Law and the common law of the Cayman Islands.

The underwriting agreement and our Amended and Restated Memorandum and Articles of Association prohibit us, prior to our initial business combination, from issuing additional units, additional ordinary shares, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into ordinary shares or preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on a business combination.

UNITS

Public Shareholders’ Units

Each unit consists of one ordinary share and one redeemable warrant. We refer to these redeemable warrants as the warrants. Each warrant entitles the holder to purchase one ordinary share at a price of $7.50 per ordinary share. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the ordinary shares and warrants be traded separately until we have filed a Current Report on Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release or Current Report on Form 6-K announcing when such separate trading will begin. We will file the Form 6-K that includes our audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 6-K, and if any portion of such over-allotment option is exercised after such time, we will file an additional Current Report on Form 6-K including an audited balance sheet reflecting our receipt of the proceeds from such exercise of the over-allotment option. Following the date the ordinary shares and the warrants are eligible to trade separately, the units will continue to be listed for trading and any shareholder may elect to trade the ordinary shares and the warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and any shareholder of our ordinary shares and warrants may elect to combine them and to trade them as a unit. Shareholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Description of securities

Founders’ units

Each founders’ unit consists of one founders’ share and one founders’ warrant. The founders’ units are identical to the units sold in this offering, except that:

➢	the founders’ shares and founders’ warrants (including the ordinary shares issuable upon exercise of such warrants) are subject to the transfer restrictions described below;
➢	our founders and existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders in connection with the vote required to approve the extended period and/or our initial business combination and, as a result, will not be able to exercise redemption rights with respect to their founders’ shares;
➢	our founders and the existing holders have agreed to vote their founders’ shares in the same manner as a majority of the public shareholders in connection with any shareholder vote on a proposal to amend our Amended and Restated Memorandum and Articles of Association;
➢	our founders and the existing holders have agreed to waive their rights to participate in any liquidation distribution with respect to their founders’ shares if we fail to consummate our initial business combination;
➢	our founders and the existing holders have agreed to waive their rights to quarterly distributions described in this prospectus with respect to their founders’ shares;
➢	the founders’ warrants will become exercisable after the consummation of our initial business combination;
➢	the founders’ warrants and insider warrants will be exercisable for unregistered ordinary shares in the absence of an effective registration statement;
➢	the founders’ warrants will not be redeemable by us so long as they are held by our founders and existing holders or their permitted transferees; and
➢	the founders’ warrants may be exercised by our founders or their permitted transferees on a cashless basis.

Pursuant to the escrow agreement with Continental Stock Transfer & Trust Company, acting as escrow agent, our founders and existing holders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their founders’ units or the component founders’ shares or founders’ warrants (including the shares to be issued upon exercise of the founders’ warrants) until one year after the date of the completion of our initial business combination.

Notwithstanding the foregoing, our founders and existing holders are permitted to transfer their founders’ units or the component founders’ shares or founders’ warrants (including the shares to be issued upon exercise of the founders’ warrants) to permitted transferees who agree in writing to be bound by the escrow agreement and the insider letter agreement executed by the existing holders and founders. For so long as the founders’ units or the component founders’ shares or founders’ warrants (including the shares to be issued upon exercise of the founders’ warrants) are subject to transfer restrictions, they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company. The securities held in the escrow account will only be released prior to the date specified above if the over-allotment option is not exercised in full in order to have up to 562,500 founders’ units redeemed as described above and if following a business combination we consummate a subsequent merger, stock exchange or other similar transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

Description of securities

The founders’ units (including the underlying securities) will not be transferable, assignable or saleable until one year after we complete our initial business combination, except that transfers can be made to permitted transferees in accordance with the limited exceptions described under “Principal shareholders.”

In addition, our existing holders and founders are entitled to registration rights with respect to the founders’ shares, founders’ warrants, insider warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

ORDINARY SHARES

As of the date of this prospectus, there were 4,312,500 ordinary shares outstanding (which includes up to 562,500 ordinary shares that we will redeem from our founders to the extent that the underwriters do not exercise their over-allotment option) held by one shareholder of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 18,750,000 ordinary shares outstanding. Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the blank check power granted by our Amended and Restated Memorandum and Articles of Association or required by law, holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive the quarterly distributions and such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. After a business combination is concluded, if ever, and upon our subsequent dissolution, our shareholders will be entitled to receive pro rata all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50.0% plus one share of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for the extended period or our initial business combination, our existing holders and founders have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. In addition, each of our founders, existing holders, directors, officers and advisor has agreed that if he or it acquires ordinary shares in or following this offering, he or it will vote all such acquired shares in favor of the extended period or any business combination presented to our shareholders by our board of directors. As a result, if any of such parties acquire shares in or after this offering, they must vote in favor of the extended period or proposed business combination with respect to those shares, and will therefore waive the right to exercise the redemption rights granted to public shareholders. In connection with the vote required for the extended period or our initial business combination, a majority of our issued and outstanding ordinary shares (whether or not held by public shareholders) will constitute a quorum. Except as described above, if any matters are voted on by our shareholders at an annual or special meeting, our founders and the existing holders may vote all their shares, whenever acquired, as they see fit; provided, however, that in connection with the vote required to amend our Amended and Restated Memorandum and Articles of Association our founders and existing holders have agreed to vote the founders’ shares in accordance with the majority of the ordinary shares voted by the public shareholders.

We will proceed with the initial business combination only if a majority of the ordinary shares voted are voted in favor of the business combination and public shareholders owning less than 30.0% of the shares sold in this offering exercise their redemption rights on a cumulative basis, which percentage includes any shareholders who redeem their shares in connection with the proposal for an extended period, if any. Voting against the business combination alone will not result in redemption of a shareholder’s shares for a pro rata share of the trust account. A shareholder must have also exercised the redemption rights for a redemption to be effective.

Description of securities

If we liquidate prior to a business combination, we have agreed in the trust agreement governing the trust account that our public shareholders are entitled to share ratably in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements up to $2,500,000, and (iii) interest income earned on the trust account previously released as quarterly distributions to our public shareholders, and any assets remaining available for distribution to them after payment of liabilities. Liquidation expenses will only be paid from funds held outside of the trust account. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account pursuant to the trust agreement, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) the deferred underwriting discounts and commissions will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of taxes payable. Our founders and our existing holders have agreed to waive their rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to all ordinary shares owned by them before this offering. However, our existing holders and founders will participate in any liquidating distributions with respect to any ordinary shares acquired by them in connection with or following this offering.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account, plus any interest, if they vote (i) against the extended period, and it is approved, or (ii) against the business combination and the business combination is approved and consummated, subject in each case to the 10.0% limitation on redemption described herein. Public shareholders who cause us to redeem their ordinary shares for their pro rata share of the trust account will retain the right to exercise the warrants they own if they previously purchased units or warrants.

The payment of dividends on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there is currently none. The holders of our ordinary shares (other than our founders and existing holders) will be entitled to receive quarterly distributions as described below.

PREFERRED SHARES

Our Amended and Restated Memorandum and Articles of Association authorize the issuance of 1 million preferred shares with such designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors will be able, without shareholder approval, to issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

WARRANTS

Public shareholders’ warrants

Each warrant entitles the registered holder to purchase one ordinary share at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

➢	the consummation of the initial business combination with one or more target businesses on terms described in this prospectus; or

Description of securities

➢	one year from the date of this prospectus,

provided that in each case there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available for use by the holders of the warrants.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on             , 2013 or earlier upon redemption by us or liquidation of the trust account. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described below with respect to the founders’ warrants and the insider warrants if such warrants are held by the existing holders or our founders, as applicable, or their respective permitted transferees) without the consent of the representative of the underwriters:

➢	in whole but not in part;
➢	at a price of $0.01 per warrant;
➢	upon a minimum of 30 days’ prior written notice of redemption; and
➢	if, and only if, the last sale price of our ordinary shares on the American Stock Exchange, or other exchange on which our securities may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided that, on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants in effect and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available for use by the holders of the warrants.

We have established these redemption criteria to provide warrant holders with adequate notice of exercise only after the then-prevailing ordinary share price is substantially above the warrant exercise price, and a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our election to redeem the warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his, her or its warrants prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the $14.25 per share redemption trigger price or the warrant exercise price of $7.50 per share after the redemption notice is issued.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified on the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the warrants will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by

Description of securities

certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to those ordinary shares and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of ordinary shares and not cash. Under the warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the ordinary shares issuable upon exercise of the warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the warrants until the warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. In addition, we are not required to cash settle the warrants in the event that our shareholders are unable to exercise them. The warrants may be deprived of any value and the market for the warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants and the prospectus relating to the ordinary shares issuable on the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification of the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Founders’ warrants and insider warrants

The founders’ warrants and the insider warrants are identical to the warrants included in the units being sold in this offering, except that such warrants, including the ordinary shares issuable upon exercise of these warrants:

➢	are subject to the transfer restrictions described below;
➢	will, in the case of the founders’ warrants, become exercisable upon consummation of our initial business combination;
➢	will be exercisable for unregistered ordinary shares in the absence of an effective registration statement;
➢	are not redeemable by us so long as they are held by our existing holders or founders, as applicable, or their respective permitted transferees; and
➢	may be exercised by our founders or existing holders, as applicable, or their respective permitted transferees on a cashless basis.

If the founders’ warrants or the insider warrants are held by holders other than the existing holders and founders or their permitted transferees, the founders’ warrants or the insider warrants will be redeemable by us and only exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the founders’ warrants or the insider warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of ordinary shares equal to

Description of securities

the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the warrant exercise notice is sent to the warrant agent. The reason that we have agreed that these warrants may be exercised on a cashless basis so long as they are held by our existing holders and founders and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis.

Pursuant to the escrow agreement with Continental Stock Transfer & Trust Company, acting as escrow agent, our founders and existing holders have agreed, subject to certain exceptions below, not to sell, assign or otherwise transfer any of their founders’ warrants (including the ordinary shares issuable upon exercise of the founders’ warrants) until one year after the date of the completion of the initial business combination and the insider warrants (including the ordinary shares issuable upon exercise of the insider warrants) until after consummation of our initial business combination. Notwithstanding the foregoing, our founders and existing holders are permitted to transfer these warrants to permitted transferees who agree in writing to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. For additional details respecting these transfer restrictions, see “Principal shareholders.”

In addition, our existing holders and founders are entitled to registration rights with respect to the founders’ warrants, insider warrants and underlying shares under a registration rights agreement to be signed on or before the closing of this offering.

QUARTERLY DISTRIBUTION OF INTEREST EARNED ON THE TRUST ACCOUNT

Although we are incorporated under the laws of the Cayman Islands we have, for U.S. federal income tax purposes, made an election that allows us to be classified as a partnership. Because we have made such election, U.S. investors may be subject to U.S. federal income tax on their distributive shares of our taxable income or gain (whether or not actually distributed).

As a means to pass down to our public shareholders the benefit of the interest that is earned on the trust account, our Amended and Restated Memorandum and Articles of Association requires that we distribute the interest earned on the trust account to our public shareholders, and that we make quarterly distributions in U.S. dollars of interest income earned on the trust account (less: (i) any taxes payable by us, and (ii) up to an aggregate of $2,500,000 of interest income that we may withdraw from the trust account for working capital purposes; provided, however, that in no event may more than one half of the interest earned by us in a quarter be removed by us for working capital purposes) on a pro rata basis to our public shareholders until the earlier of the last completed quarter prior to the consummation of our initial business combination or our liquidation. This is atypical of other offerings of this type, where a significant portion, if not all, of the interest earned on the trust account pending the consummation of a business combination is added to the funds held in the trust account and either disbursed as payment for

Description of securities

part of the purchase price for a business combination, or maintained for working capital purposes to be used following the consummation of a business combination.

The first distribution will be made following the end of the , 2008 quarter and will include interest which accrues during the period commencing on the closing of the offering through , 2008. We expect that within three business days following the end of each fiscal quarter (commencing with the quarter ending , 2008), our accounting consultants will review our monthly investment account statements and calculate the amount to be distributed to each of our public shareholders, and our board of directors will meet to officially fix the record date with respect to the distribution of dividends earned during the immediately preceding quarter (or, in the case of the first distribution, the period commencing on the closing of the offering through , 2008). We will then announce the record date and distribution to the public by means of a press release and/or a Current Report on Form 6-K. We expect the record date to be on or shortly following the fifth business day following the end of each quarter and, as provided in our Amended and Restated Memorandum and Articles of Association, to make the distributions to record date public shareholders within 25 days of the end of each quarter. In accordance with our instructions, our transfer agent, Continental Stock Transfer & Trust Company, will identify the shareholders of record on the designated record date and act as paying agent in delivering quarterly interest payments to the then shareholders of record. We expect the costs incurred in connection with the above-described quarterly interest distributions to be in the range of $225,000 to $250,000 per year. Such expenses will be paid from funds available to us for working capital purposes.

Our board of directors will make a quarterly distribution of all interest income available to be distributed (in other words, all interest income less the amounts set forth above, provided, however, that in no event may more than one-half of the interest earned by us in a quarter be removed by us for working capital purposes) and will have no discretion to reduce or modify the distributions. The distribution on a quarterly basis is mandated by our Amended and Restated Memorandum and Articles of Association. Accordingly, unless our Amended and Restated Memorandum and Articles of Association are amended, under no circumstance will we determine to reduce or not make a quarterly distribution. Our existing holders and founders have agreed to waive any rights to such distributions with respect to the ordinary shares owned prior to this offering.

In accordance with applicable law we will provide each of our U.S. shareholders with sufficient tax information concerning our company to enable our U.S. shareholders to file their U.S. federal income tax returns. Related administrative costs with respect to the provision of such information will be paid for by us out of our working capital held outside the trust account.

RECEIPT OF FUNDS FROM TRUST ACCOUNT

A shareholder will be entitled to receive funds from the trust account only in the event of (i) quarterly distributions as described above, (ii) our liquidation if we fail to complete a business combination within the allotted time or (iii) if the public shareholder seeks to have us redeem such shares for cash in connection with (a) the proposal for the extended period that the shareholder voted against and was actually approved by our shareholders and/or (b) a business combination that the public shareholder voted against and that we actually complete. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

On consummation of an initial business combination, the underwriters will receive the deferred underwriting discounts and commissions, held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account on our liquidation, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that

Description of securities

the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of taxes payable, to the public shareholders on a pro rata basis.

OUR TRANSFER AGENT AND WARRANT AGENT

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

AUTHORIZED BUT UNISSUED SHARES

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after the consummation of this offering, we will have 18,750,000 ordinary shares outstanding, assuming that the underwriters’ over-allotment option has not been exercised and an aggregate of 562,500 founders’ shares have been redeemed by us (or 21,562,500 shares if the over-allotment option is exercised in full). Of these shares, the 15 million shares sold in this offering (or 17,250,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,750,000 shares (or 4,312,500 shares if the over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, our existing holders and founders will own warrants to purchase 8,300,000 ordinary shares (or 8,862,500 shares if the over-allotment option is exercised in full), which warrants and the underlying ordinary shares are also restricted securities under Rule 144. None of these restricted securities will be eligible for sale under Rule 144 prior to one year following the filing of certain information with the SEC, which we refer to as form 10 information, after the consummation of our initial business combination. In addition, except in limited circumstances, the founders’ warrants (3,750,000 warrants) and the founders’ shares will not be transferable until one year following the consummation of our initial business combination and the insider warrants (4,550,000 warrants) will not be transferable until the consummation of the business combination. For more information about these exceptions, see the section entitled “Principal shareholders.”

Rule 144

In general, Rule 144 provides certain resale safe harbors for holders of restricted securities. However, Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank-check” or “shell” company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

➢	has ceased to qualify as a “blank-check” or “shell” company;
➢	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
➢	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 8-K reports; and

Description of securities

➢	has filed form 10 information with the SEC reflecting that it is no longer a “blank-check” or “shell” company,

may, after one year has elapsed from the filing of the form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the ordinary shares, exceed the greater of either of the following:

➢	1.0% of the total number of ordinary shares then outstanding, which will equal 187,500 shares immediately after this offering (or 215,625 if the underwriters’ exercise their over-allotment option in full); or
➢	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Registration Rights

Upon consummation of this offering, our founders and existing holders will hold 4,312,500 founders’ shares and 4,312,500 founders’ warrants (which includes up to 562,500 founders’ shares and founders’ warrants that we will redeem from our founders and existing holders to the extent the underwriters do not exercise the over-allotment option in full) and will hold the right to purchase 4,550,000 shares underlying the insider warrants. Pursuant to a registration rights agreement between us, our founders and existing holders, our founders and existing holders will be entitled to certain registration rights. Specifically, (i) the insider warrants and the underlying ordinary shares will be entitled to certain registration rights immediately after the consummation of a business combination; and (ii) the founders’ shares and founders’ warrants included in the founders’ units, and the ordinary shares underlying the founders’ warrants, will be entitled to certain registration rights one year from the consummation of a business combination. We are required to use our best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, to use our best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of our ordinary shares or any voting rights until such holders exercise their respective warrants and receive ordinary shares. Certain persons and entities that receive any of the above described securities from our founders and existing holders will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements. In the event that we breach our obligations under the registration rights agreement, we could be obligated to purchase the securities owned by our founders and existing holders for the then fair market value of the securities.

LISTING

We will apply to have our units listed on the American Stock Exchange under the symbol “ARY.U” and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the American Stock Exchange under the symbols “ARY” and “ARY.W”, respectively.

Cayman Islands company considerations

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association and by the Companies Law (2007 Revision) of the Cayman Islands. The Companies Law of the Cayman Islands is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the Cayman Islands also follows.

There have been few, if any, court cases interpreting the Companies Law in the Cayman Islands, and we cannot predict whether Cayman Islands courts would reach the same conclusions as U.S. courts. Therefore, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Law and the Delaware General Corporation Law relating to shareholders’ rights.

Cayman Islands

Delaware

Shareholder meetings

➢	Held at a time and place as designated in the Articles of Association

➢	Held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

➢	May be held within or without the Cayman Islands

➢	May be held within or without Delaware

➢	Notice:

➢	Notice:

➢	Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

➢	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

➢	A copy of the notice of any meeting shall be given personally or sent by mail as designated in the Articles of Association

➢	Written notice shall be given not less than 10 nor more than 60 days before the meeting

Cayman Islands company considerations

Cayman Islands

Delaware

Shareholders’ voting rights

➢	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote if permitted by the Articles of Association

➢	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote

➢	Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the Articles of Association

➢	Any person authorized to vote may authorize another person or persons to act for him by proxy

➢	Quorum is as designated in the Articles of Association.

➢	For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

➢	The Amended and Restated Memorandum and Articles of Association may provide for cumulative voting in the election of directors

➢	The certificate of incorporation may provide for cumulative voting

Directors

➢	Board must consist of at least one member

➢	Board must consist of at least one member

➢	Maximum number of directors can be changed by an amendment to the Articles of Association.

➢	Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

➢	If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the Articles of Association, it can do so provided that it complies with the procedure set out in the Articles of Association.

Cayman Islands company considerations

Cayman Islands

Delaware

Fiduciary duties

➢	In summary, directors and officers owe the following fiduciary duties:
➢	Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;
➢	Duty to exercise powers for the purposes for which those powers were conferred;
➢	Duty to exercise powers fairly as between different groups of shareholders;
➢	Duty not to put himself in a position of conflict; and
➢	Duty to exercise independent judgment
➢	In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:
➢	the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and
➢	the general knowledge, skill and experience that that director has”.
➢	As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Articles of Association or alternatively by shareholder approval at general meetings.

➢	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation as a whole.
➢	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
➢	Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

Cayman Islands company considerations

Cayman Islands

Delaware

Shareholders’ derivative actions

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in certain circumstances.

➢	Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the Grand Court where the following circumstances apply:
➢	Those who control the company have refused a request by the shareholders to move the company to bring the action;
➢	Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);
➢	a company is acting or proposing to act illegally or beyond the scope of its authority;
➢	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; or
➢	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.
➢	Once a shareholder has relinquished his, her or its shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder.

➢	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
➢	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons fornot making such effort.
➢	Such action shall not be dismissed or compromised without the approval of the Chancery Court.
➢	Shareholders of a Delaware corporation that redeemed their shares, or whose shares were canceled in connection with dissolution, would not be able to bring a derivative action against the corporation after the shares have been redeemed or canceled.

Cayman Islands company considerations

Changes in capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

➢	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
➢	sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our Amended and Restated Memorandum and Articles of Association, subject nevertheless to the provisions of Section 13 of the Companies Law; or
➢	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

CERTAIN DIFFERENCES IN CORPORATE LAW

The Companies Law of the Cayman Islands is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Cayman Islands law does not provide for mergers as that expression is understood under U.S. corporate law. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control through contractual arrangements of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

➢	we are not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;
➢	the shareholders have been fairly represented at the meeting in question;
➢	the arrangement is such that a businessman would reasonably approve; and
➢	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a take-over offer is made and accepted by holders of 90.0% of the shares within four months, the offerer may, within a two month period, require the holders of the remaining shares to transfer such

Cayman Islands company considerations

shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder action; special meeting of shareholders

Our Amended and Restated Memorandum and Articles of Association provide that our shareholders will not be able to take any action by written consent subsequent to the consummation of this offering, but will only be able to take action at a duly called annual or special meeting of shareholders. Our Amended and Restated Memorandum and Articles of Association further provide that special meetings of our shareholders may be only called by our board of directors with a majority vote of our board of directors, by our chief executive officer or our chairman.

Advance notice requirements for shareholder proposals and director nominations

Our Amended and Restated Memorandum and Articles of Association provide that shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at our annual meeting of shareholders, must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual meeting of shareholders after the closing of this offering, a shareholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of shareholders or the 10th day following the day on which public announcement of the date of our annual meeting of shareholders is first made or sent by us. Our Amended and Restated Memorandum and Articles of Association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our annual meeting of shareholders.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

We have entered into or will enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our Amended and Restated Memorandum and Articles of Association. We believe that these provisions and agreements are necessary to attract qualified directors. Our Amended and Restated Memorandum and Articles of Association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his actions, regardless of whether Cayman Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit

Cayman Islands company considerations

us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANTI-MONEY LAUNDERING — CAYMAN ISLANDS

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Taxation

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

CAYMAN ISLANDS TAXATION

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares or warrants. However, an instrument transferring title to an ordinary share or warrant, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

UNITED STATES FEDERAL INCOME TAXATION

General

In the opinion of Loeb & Loeb LLP, the following are the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to U.S. Holders will apply if you are a beneficial owner of ordinary shares or warrants and you are for U.S. federal income tax purposes:

➢	an individual who is a citizen or resident of the United States;
➢	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
➢	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
➢	a trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a Non-U.S. Holder for purposes of this discussion. The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

Taxation

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our ordinary shares and warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our ordinary shares and warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our ordinary shares and warrants trade separately. In particular, this discussion considers only holders that will own our ordinary shares and warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

➢	financial institutions or “financial services entities”;
➢	broker-dealers;
➢	taxpayers who have elected mark-to-market accounting;
➢	tax-exempt entities;
➢	insurance companies;
➢	regulated investment companies;
➢	certain expatriates or former long-term residents of the United States;
➢	persons that actually or constructively own 10.0% or more of our ordinary shares;
➢	persons that hold our ordinary shares or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
➢	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partnership holding our ordinary shares or warrants, as well as each partner in such partnership, is advised to consult with its own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants.

We have not sought, and will not seek, a ruling from the Internal Revenue Service, or IRS, as to any U.S. federal income tax consequence described below. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WARRANTS, INCLUDING

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THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL INCOME TAX LAWS.

Classification as a partnership

As discussed above (see “Prospectus Summary — The offering — Tax status; distribution of interest earned on our trust account to public shareholders”), we have made an election that allows us to be classified for U.S. federal income tax purposes as a partnership as of March 4, 2008. The tax consequences of such partnership status are discussed below.

Notwithstanding our election that allows us to be treated as a partnership for U.S. federal income tax purposes, a publicly traded partnership is nevertheless generally treated as a corporation for U.S. federal income tax purposes, unless at least 90.0% of the gross income of such partnership for the current taxable year and each preceding taxable year during which it was a publicly traded partnership consists of “qualifying income” (which generally includes interest, dividends and gains from the sale or other taxable disposition of capital assets held for the production of such income). Any such change in tax status generally would be effective as of the beginning of the first tax year for which the qualifying income test is not met.

Based on the foregoing, even though we may constitute a publicly traded partnership, we expect that we will continue to be treated as a partnership for U.S. federal income tax purposes for each taxable year that we meet the qualifying income test. For each taxable year prior to a business combination, we expect that at least 90.0% of our gross income will constitute qualifying income and, thus, that we will meet this test. In addition, we anticipate that we will complete a business combination either through a purchase of stock of a foreign corporation and/or through a Foreign Subsidiary (as discussed below). Accordingly, we expect that we will continue to meet this qualifying income test after a business combination because, in either case, our income likely will consist solely of interest, dividends (including from the foreign corporation or Foreign Subsidiary, as the case may be) or gains from the disposition of stocks or securities. The U.S. federal income tax consequences of any business combination, liquidation or merger will be described more fully in the proxy that we will submit to our shareholders in connection with the approval of any such transaction.

If we fail to meet the qualifying income test in any taxable year, we will be treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes, as of the beginning of that taxable year. In such case, U.S. Holders may be subject to certain adverse tax and reporting issues. In particular, if we are treated as a foreign corporation, and not a partnership, for U.S. federal income tax purposes, we may be classified as a passive foreign investment company, or PFIC, as defined below, in which case a U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. A U.S. Holder also may recognize gain and be subject to other reporting obligations on our deemed conversion to a foreign corporation. In addition, if we were treated as a corporation for U.S. federal income tax purposes, our income, gain, loss, deduction, credit and tax preference items would not be passed through to U.S. Holders (as described below under “— U.S. Holders — Taxation of operations and distributions”), and subject to the PFIC rules described below, distributions to U.S. Holders generally would be taxable as dividends for U.S. federal income tax purposes.

The balance of this discussion assumes that we will be treated as a partnership, and not as an association taxable as a corporation, for U.S. federal income tax purposes.

Allocation of purchase price between ordinary shares and warrants

For U.S. federal income tax purposes, an investor generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and each warrant generally

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will be the investor’s tax basis in such share or warrant, as the case may be. The amount initially allocated to an ordinary share will be treated as an amount allocated to an interest in a partnership (sometimes referred to herein as an “Interest”) for U.S. federal income tax purposes. Following the closing, we will advise each investor of our allocation of the purchase price for a unit between the Interest and warrant components. While the issue is uncertain, the IRS, by analogy to rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on an investor of a unit, unless the investor explicitly discloses in a statement attached to the investor’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the investor’s allocation of the purchase price between the Interest and the warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each investor is advised to consult their tax advisor with respect to the risks associated with an allocation of the purchase price between the Interest and the warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

U.S. Holders

Taxation of operations and distributions

As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each U.S. Holder of an Interest generally will be required to report on its U.S. federal income tax return its distributive share of our income, gain, loss, deduction, credit and tax preference items, and to include such items in computing such U.S. Holder’s U.S. federal income tax liability. See “ — Taxation of distributions paid by foreign subsidiary,” below for certain tax issues relating to distributions paid to us by a foreign corporate subsidiary that we may form. We will endeavor to provide each such U.S. Holder with the information relating to our company that is necessary for the U.S. Holder to file its U.S. federal income tax return.

Each U.S. Holder of an Interest generally will be subject to U.S. federal income tax on its distributive share of our taxable income or gain (which, however, in general, will not include the income from any tax-exempt money market accounts in which we invest), regardless of whether such U.S. Holder receives any distribution from us. Thus, in any year, such U.S. Holder’s distributive share of taxable income from us (and, possibly, the taxes imposed on that income) could exceed the amount, if any, that such holder receives as a distribution from us. In addition, there may be limitations on such U.S. Holder’s ability to deduct its share of our losses or expenses for U.S. federal income tax purposes.

Cash distributions (other than in complete liquidation of a U.S. Holder’s Interest), to the extent they do not exceed a U.S. Holder’s tax basis in its Interest, should not result in taxable income to the U.S. Holder, but will reduce the U.S. Holder’s tax basis in its Interest by the amount distributed. A U.S. Holder’s tax basis in its Interest generally will be equal to the amount initially paid for the Interest, plus prior allocations of income from us, including tax-exempt income, and less any prior allocations of losses from us, and prior cash distributions received from us and the tax basis of any property received in any prior property distributions from us.

Subject to the PFIC rules discussed below, cash distributed to a U.S. Holder in excess of the tax basis in its Interest generally would be taxable as capital gain. A distribution of property other than cash generally will not result in taxable income or loss to the U.S. Holder to whom it is distributed or to us. A U.S. Holder’s tax basis in such property received generally will be equal to our tax basis in the property immediately before the distribution.

Under the Code, certain distributions of marketable securities are treated as distributions of cash under the above rules. However, distributions of marketable securities will not be treated as cash distributions if made by an investment partnership, which has never engaged in a trade or business and substantially all

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of whose assets consist of investment-type assets (including money, stock and evidences of indebtedness), to a partner whose contribution to the partnership consisted only of such investment-type assets. We expect that we will qualify for this investment partnership exception and, therefore, any distributions of marketable securities by us to a U.S. Holder in respect of its Interest should not be treated as cash distributions to such holder for U.S. federal income tax purposes.

Tax elections; tax audits

All tax decisions and elections for us generally will be made by our board of directors or by an appropriate officer designated by our board of directors. Our board also will designate a person to act as our Tax Matters Partner. The Tax Matters Partner will have considerable authority to make decisions affecting the tax treatment and procedural rights of all U.S. Holders.

Liquidation of our company or of a U.S. Holder’s interest

Generally, subject to the PFIC rules discussed below, upon a liquidation of our company or of a U.S. Holder’s Interest (including pursuant to the exercise by such holder of its right to have its Interest redeemed by us), any gain or loss recognized by a U.S. Holder by reason of a distribution to the U.S. Holder in connection with such liquidation generally will be considered as capital gain or loss from the sale or exchange of its Interest. Such gain will be recognized to the extent that any money distributed (or deemed distributed) exceeds the U.S. Holder’s tax basis in its Interest. In general, a loss will be recognized only if the U.S. Holder receives no property from us other than money and only to the extent the U.S. Holder’s tax basis for its Interest exceeds the money distributed (or deemed distributed) to such holder in the liquidation. Generally, a U.S. Holder’s tax basis in any property (other than cash) received in liquidation of its Interest would be equal to the tax basis in its Interest, reduced by any money received (or deemed received) in the liquidation.

Any capital gain or loss recognized by a U.S. Holder in connection with the liquidation of its Interest generally will be treated in the same manner as discussed below under “— Taxation on the disposition of interests and warrants.”

Taxation on the disposition of interests and warrants

Upon a sale or other taxable disposition of an Interest (other than in connection with a complete liquidation of an Interest, as discussed above) or of warrants to acquire an Interest, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Interest or warrants, as the case may be. See “— Exercise or lapse of a warrant” below for a discussion regarding a U.S. Holder’s tax basis in the Interest acquired pursuant to the exercise of a warrant.

Capital gains recognized by a U.S. Holder generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15.0% for taxable years beginning before January 1, 2011, and 20.0% thereafter. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the property sold exceeds one year. The deductibility of capital losses is subject to various limitations. Capital gain or loss recognized by a U.S. Holder upon a disposition of an Interest or warrants to acquire an Interest generally will constitute income or loss from sources within the United States for foreign tax credit limitation purposes.

Exercise or lapse of a warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. An Interest acquired pursuant to the exercise of a warrant for cash will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to

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exercise the warrant. The holding period of such Interest generally will begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S. Holders who are permitted to and do elect to exercise a warrant other than by paying the exercise price in cash should consult their own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Upon the lapse of a warrant, we generally will recognize income equal to the amount paid for the warrant. Under current law, it is not entirely clear whether such income should be treated as capital gain or ordinary income, or if it is capital gain, whether such gain will be short-term or long-term. While we currently intend to take the position that such income would be capital gain and not ordinary income for U.S. federal income tax purposes, each U.S. Holder is urged to consult with its own tax advisor concerning the tax consequences in connection with a lapse of our warrants.

Foreign partnership reporting requirements

Certain U.S. Holders will be required to file IRS Form 8865 (Return of U.S. Persons With Respect to Certain Foreign Partnerships) reporting transfers of cash or other property to us and information relating to us, including information relating to the U.S. Holder’s ownership interest in us and, in certain circumstances, the names and addresses of certain of the other U.S. Holders. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with these reporting requirements. Each U.S. Holder is urged to consult with its own tax advisor regarding these reporting requirements.

Tax shelter reporting and recordkeeping requirements

The Code contains certain provisions relating to “reportable transactions.” If applicable to our company (or any of the transactions undertaken by us, such as our investments), these provisions may require U.S. Holders that are required to file U.S. federal income tax returns (and in some cases, certain direct and indirect interest holders of certain U.S. Holders) to disclose to the IRS information relating to us and our transactions (or any of such transactions), and to retain certain documents and other records related thereto. These provisions may also require certain advisors to us to disclose the existence of a reportable transaction. Although we do not believe that the subscription for an investment in us is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, there can be no assurance that an investment in us will not become a reportable transaction for U.S. Holders in the future, for example, if we generate certain types of losses that exceed prescribed thresholds. It is also possible that a transaction undertaken by us will be a reportable transaction for U.S. Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these provisions. U.S. Holders should consult with their own tax advisors concerning the application of these reporting obligations.

Tax and reporting issues as to formation of foreign subsidiary

At some time prior to the announcement of a potential business combination, we may form a foreign (non-U.S.) subsidiary, or the Foreign Subsidiary, which will be treated as a corporation for U.S. federal income tax purposes. Also, at some time prior to, or in connection with, a business combination, we may make one or more transfers of all or substantially all of our assets to the Foreign Subsidiary. In connection with each such transfer, for U.S. federal income tax purposes, a U.S. Holder of an Interest generally will be deemed to have transferred a proportionate share of our assets to the Foreign Subsidiary and will recognize a proportionate share of gain (but not loss) to the extent of any appreciation in any of such assets (in other words, the excess of the fair market value of an asset over our tax basis in such asset) at the time of the transfer. In addition, certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report the deemed transfers of assets. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.

Taxation

Following the formation of, and transfers to, the Foreign Subsidiary, if we were to then liquidate our company or merge our company into the Foreign Subsidiary, as provided in the warrant agreements, the Foreign Subsidiary will assume our obligations under the warrants (see “Description of securities — Warrants”), and a U.S. Holder of a warrant will have the right, under certain conditions, to exercise the warrant for shares in the Foreign Subsidiary (and not for an Interest in us). While not free from doubt, we believe that this assumption and right (which is provided for under the original terms of the warrant) should not result in a taxable event to such U.S. Holder or to our company. Such U.S. Holder, however, may be subject to the PFIC rules in respect to such warrant, as discussed below.

At this time, while we do not expect that a material amount of gain would be recognized by U.S. Holders in connection with the formation of, and transfers to, the Foreign Subsidiary (due to the type of assets in which we will likely invest pending the formation of, and transfers to, the Foreign Subsidiary), this result cannot be assured, as it is dependent upon (among other things) the timing of the transactions and the nature and value of our assets at that time. We will notify U.S. Holders of the formation of, and transfers to, the Foreign Subsidiary, but all U.S. Holders are urged to consult their own tax advisors concerning the tax consequences of such transactions, including any reporting requirements with respect thereto. The balance of this discussion assumes that we will form and make transfers to the Foreign Subsidiary in the manner described above.

Taxation of distributions paid by foreign subsidiary

After the formation of, and transfers to, the Foreign Subsidiary, and subject to the PFIC rules discussed below, a U.S. Holder of an Interest must report, in addition to other tax items (see “— Taxation of operations and distributions,” above), such holder’s distributive share of the gross amount of any dividend paid to us by the Foreign Subsidiary out of its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend generally will be ordinary income and will constitute foreign source passive income for foreign tax credit purposes. Such dividend also will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. In addition, it is not expected that such dividend will qualify for the reduced rate of tax applicable to certain qualified dividends received by (or allocable to) certain non-corporate U.S. Holders for taxable years beginning before January 1, 2011. Distributions by the Foreign Subsidiary in excess of its earnings and profits generally will be applied against and reduce our tax basis in the shares of the Foreign Subsidiary and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such shares.

Passive foreign investment company rules

As discussed above under “— Classification as a partnership,” so long as we are classified as a partnership, and not as a corporation, for U.S. federal income tax purposes, we will not be treated as a PFIC. However, after we form the Foreign Subsidiary, the Foreign Subsidiary may be considered a PFIC, in which case, a U.S. Holder may be subject to certain adverse U.S. federal income tax consequences, as described below. As discussed below, however, because this determination is based on future events, the actual PFIC status of the Foreign Subsidiary cannot be determined at this time.

A foreign corporation will be a PFIC if at least 75.0% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25.0% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50.0% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25.0% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Taxation

Because the Foreign Subsidiary (after its formation and prior to a business combination) will likely have only passive assets and income, with no current active business, it is possible that the Foreign Subsidiary will meet the PFIC asset or income test for its initial taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not, in fact, a PFIC for either of those years. The applicability of the start-up exception to the Foreign Subsidiary is uncertain. After the acquisition of a company or assets in a business combination, the Foreign Subsidiary may still meet one of the PFIC tests depending on the timing of the acquisition and the passive income and assets of the acquired business. If the company that the Foreign Subsidiary acquires in a business combination is a PFIC, then the Foreign Subsidiary will likely not qualify for the start-up exception and will be a PFIC for its start-up year. The actual PFIC status of the Foreign Subsidiary for any taxable year will not be determinable until after the end of its taxable year, and accordingly, there can be no assurance that the Foreign Subsidiary will not be considered a PFIC for its start-up year or any future taxable year.

If the Foreign Subsidiary is not a PFIC, the adverse tax consequences described below with respect to PFICs will not apply.

If the Foreign Subsidiary is a PFIC for any taxable year during which a U.S. Holder held an Interest, the U.S. Holder generally will be deemed to own a portion of the shares of the Foreign Subsidiary (in accordance with such holder’s proportionate interest in us) from the date of such deemed ownership. As a result, if the U.S. Holder does not make a timely qualified electing fund, or QEF, election for the first taxable year of its deemed holding period for such shares, as described below, such holder will be subject to special rules with respect to:

➢	any gain recognized (or deemed recognized) by the U.S. Holder on the sale or other disposition of its Interest, to the extent such disposition results in a reduction or termination of such holder’s indirect interest in the Foreign Subsidiary (or such holder’s share of any gain we recognize on a sale or other disposition of our shares in the Foreign Subsidiary); and
➢	the U.S. Holder’s share of any excess distribution received by us and deemed received by such holder (generally, any distributions deemed received by the U.S. Holder during a taxable year that are greater than 125.0% of the average annual distributions deemed received by such holder in respect of the shares in the Foreign Subsidiary during the three preceding taxable years or, if shorter, such holder’s deemed holding period for the shares).

Under these rules,

➢	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s deemed holding period for the shares;
➢	the amount allocated to the taxable year in which the U.S. Holder recognized (or is deemed to recognize) the gain or excess distribution will be taxed as ordinary income;
➢	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder, and
➢	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if the Foreign Subsidiary is a PFIC, certain other transactions that result in a reduction of a U.S. Holder’s indirect ownership interest in the Foreign Subsidiary (such as our issuance of additional Interests, including pursuant to the exercise of any of the warrants) generally will be treated for the

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purposes of the PFIC rules as a deemed disposition, to the extent of such reduction, of a portion of the shares of the Foreign Subsidiary deemed owned by the U.S. Holder.

The PFIC rules discussed above also generally will apply to a U.S. Holder with respect to its warrants if such warrants become exercisable into shares of the Foreign Subsidiary and the U.S. Holder sells or otherwise disposes of such warrant (other than upon exercise of the warrant). Any gain recognized on such sale or disposition generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the Foreign Subsidiary were a PFIC at any time during the period the U.S. Holder held the warrant.

A U.S. Holder may not make a QEF election with respect to its warrants. Accordingly, if a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired shares of the Foreign Subsidiary (or has previously made a QEF election with respect to shares of the Foreign Subsidiary), the QEF election will apply to the newly acquired shares, but the adverse tax consequences relating to PFIC shares will continue to apply to such shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

In general, a U.S. Holder of an Interest may avoid the PFIC tax consequences described above in respect to its share of the stock of the Foreign Subsidiary by making a timely QEF election to include in income its pro rata share of the Foreign Subsidiary’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. Such U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder of an Interest generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder of an Interest must receive certain information from the Foreign Subsidiary. Upon request from such a U.S. Holder, we will endeavor to cause the Foreign Subsidiary to provide to the U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the Foreign Subsidiary. However, there is no assurance that we will have timely knowledge of the Foreign Subsidiary’s status as a PFIC in the future or that the required information will be provided.

If a U.S. Holder has elected the application of the QEF rules in respect of its PFIC shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for the first tax year of the U.S. Holder’s deemed holding period for such shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized attributable to the appreciation of the PFIC shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed

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but not taxed as dividends, under the above rules. Similar basis adjustments will apply to property (such as an Interest) if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to the Foreign Subsidiary’s PFIC status will be made annually, an initial determination that it is a PFIC will generally apply for subsequent years, whether or not it meets the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for the first tax year of the Foreign Subsidiary in which the U.S. Holder holds (or is deemed to hold) shares in the Foreign Subsidiary and for which it is determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for the tax years in which the Foreign Subsidiary is not a PFIC. On the other hand, if the QEF election is not effective for each of the tax years in which the Foreign Subsidiary is a PFIC and the U.S. Holder holds (or is deemed to hold) Foreign Subsidiary stock, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF election is made).

The rules dealing with PFICs and with the QEF election are very complex and are affected by various factors, including our ownership of any non-U.S. subsidiaries. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules under their particular circumstances.

Non-U.S. Holders

In general, certain types of U.S. source income received by us could be subject to withholding of U.S. federal income tax at a rate of 30.0% (or a lower applicable tax treaty rate), to the extent allocable to Non-U.S. Holders. We anticipate, however, that any U.S. source income received by us will not be of the type that will be subject to such U.S. withholding tax, provided that (in certain circumstances) the Non-U.S. Holder certifies as to its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or otherwise establishes an exemption.

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of an Interest or warrants to acquire an Interest, unless such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to tax at a 30.0% rate or a lower applicable tax treaty rate).

In general, gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) will be subject to tax in the same manner as for a U.S. Holder. Effectively connected gains recognized by a corporate Non-U.S. Holder may also be subject to an additional branch profits tax at a 30.0% rate or a lower applicable tax treaty rate.

Backup withholding and information reporting

In general, information reporting for U.S. federal income tax purposes will apply to sales and other dispositions of an Interest or warrants to acquire an Interest (or stock in the Foreign Subsidiary) to or through a U.S. office of a broker by a non-corporate U.S. Holder. Sales and other dispositions effected at an office outside the United States will be subject to information reporting in limited circumstances.

Taxation

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28.0%, generally will apply to such sales and other dispositions by a non-corporate U.S. Holder who:

➢	fails to provide an accurate taxpayer identification number;
➢	is notified by the IRS that backup withholding is required; or
➢	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Underwriting

UBS Securities LLC is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of units
UBS Securities LLC
I-Bankers Securities, Inc
Roth Capital Partners, LLC .
Total	15,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[] per unit. The underwriters may allow, and dealers may reallow, a concession not to [exceed $[] per] unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms. The underwriters have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We, our existing holders, our founders and our officers, directors and advisor have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of UBS Securities LLC, offer, sell, contract to sell, transfer, pledge, dispose of, hedge or otherwise dispose of, or enter into any transaction which is designed to, or could be expected to, result in the disposition of directly or indirectly, any of our units, warrants, shares or other securities convertible into or exercisable, or exchangeable for our ordinary shares, or publicly announce an intention to effect any such transaction.

In addition, each holder of our founders’ units, the component founders’ shares and founders’ warrants (including the shares to be issued upon the exercise of the founders’ warrants) and the insider warrants (including the shares to be issued upon the exercise of the insider warrants) has agreed to certain transfer restrictions affecting its shares and warrants as further described in “Principal shareholders.”

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

Underwriting

We will apply to have the units listed on the American Stock Exchange under the symbol “ARY.U” and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the American Stock Exchange under the symbols “ARY” and “ARY.W,” respectively. Trading of the units on the American Stock Exchange will commence on [].

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by ASM Acquisition Company Limited
	No exercise	Full exercise
Per Unit	$0.70	$0.70
Total	$10,500,000	$12,075,000

The amounts paid by us in the table above include $5,250,000 in deferred underwriting discounts and commissions (or $6,037,500 if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public shareholders.

Pursuant to Regulation M promulgated under the Exchange Act, the distribution will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Accordingly, the distribution of the units in this offering will be completed once all the units have been sold, there are no more selling efforts, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. Rules of the SEC may limit the ability of the underwriters to bid for or purchase units before the distribution of the units is completed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that the underwriters may have, the exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

In connection with the offering and subject to the above limitations, UBS Securities LLC, on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open

Underwriting

market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when UBS Securities LLC repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $750,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. The underwriters may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. UBS Securities LLC will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

➢	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
➢	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43 million and (3) an annual net turnover of more than €50 million, as shown in its last annual or consolidated accounts; or
➢	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

Underwriting

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN FRANCE

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

➢	released, issued, distributed or caused to be released, issued or distributed to the public in France or
➢	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

➢	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or
➢	to investment services providers authorized to engage in portfolio management on behalf of third parties or
➢	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Underwriting

OTHER TERMS

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future.

Legal matters

The validity of the securities offered by this prospectus will be passed upon by Conyers Dill & Pearman. Loeb & Loeb, LLP, New York, New York, has acted as counsel for us in connection with this offering and, as special U.S. counsel, has provided an opinion relating to the tax disclosure under the caption “Taxation — United States federal income taxation.” In connection with this offering, Clifford Chance US LLP, New York, New York, will be acting as counsel to the underwriters.

Experts

The financial statements as of December 31, 2007 and June 30, 2008 and for the periods then ended included in this prospectus and in the registration statement have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement given on the authority of said firm as experts in auditing and accounting.

Where you can find additional information

We have filed with the SEC a registration statement on Form F-1, which includes exhibits and schedules, under the Securities Act, with respect to the securities we are offering by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form F-20, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

ASM Acquisition Company Limited (A Corporation in the Development Stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
ASM Acquisition Company Limited
Central, Hong Kong

We have audited the accompanying balance sheets of ASM Acquisition Company Limited (a corporation in the development stage) as of June 30, 2008 and December 31, 2007, and the related statements of operations, shareholders’ equity and cash flows for the six months ended June 30, 2008, the period from (inception) October 30, 2007 to December 31, 2007 and the period from (inception) October 30, 2007 to June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASM Acquisition Company Limited as of June 30, 2008 and December 31, 2007, and the results of its operations and its cash flows for the six months ended June 30, 2008, the period from (inception) October 30, 2007 to December 31, 2007 and the period from (inception) October 30, 2007 to June 30, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. As discussed in Note 2, this condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

New York, NY
September 5, 2008

ASM Acquisition Company Limited (A Corporation in the Development Stage)

Balance Sheets

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$96,270	$83,169
Prepayment	—	43
Total current assets	96,270	83,212
Deferred offering costs (Note 4)	302,876	61,000
Total assets	$399,146	$144,212
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued offering costs	$19,640	$9,000
Accrued expenses	2,364	—
Notes payable — shareholder (Note 5)	375,000	125,000
Total current liabilities	397,004	134,000
Commitments (Note 6)
Shareholders’ equity: (Note 7)
Ordinary shares, $0.001 par value per share, authorized 70,000,000 shares, issued and outstanding 4,312,500 shares	4,313	4,313
Additional paid-in capital	20,687	20,687
Deficit accumulated during the development stage	(22,858)	(14,788)
Total shareholders’ equity	2,142	10,212
Total liabilities and shareholders’ equity	$399,146	$144,212

See notes to financial statements.

ASM Acquisition Company Limited (A Corporation in the Development Stage)

Statements of Operations

	Six Months Ended June 30, 2008	From (Inception) October 30, 2007 to December 31, 2007	From (Inception) October 30, 2007 to June 30, 2008
Formation and operating costs	$9,663	$14,990	$24,653
Loss from operations	(9,663)	(14,990)	(24,653)
Interest income	1,593	202	1,795
Net loss	$(8,070)	(14,788)	$(22,858)
Weighted average number of shares outstanding — basic and diluted	4,312,500	4,312,500
Net loss per share — basic and diluted	$(0.00)	$(0.00)

See notes to financial statements.

ASM Acquisition Company Limited (A Corporation in the Development Stage)

Statement of Shareholders’ Equity
For the Period from (inception) October 30, 2007 to June 30, 2008

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Proceeds from units issued	4,312,500	$4,313	$20,687	$—	$25,000
Net loss for the period	—	—	—	(14,788)	(14,788)
Balance at December 31, 2007	4,312,500	$4,313	$20,687	$(14,788)	$10,212
Net loss for the period	—	—	—	(8,070)	(8,070)
Balance at June 30, 2008	4,312,500	$4,313	$20,687	$(22,858)	$2,142

See notes to financial statements.

ASM Acquisition Company Limited (A Corporation in the Development Stage)

Statements of Cash Flows

	Six Months Ended June 30, 2008	From (Inception) October 30, 2007 to December 31, 2007	From (Inception) October 30, 2007 to June 30, 2008
Cash flows from operating activities
Net loss	$(8,070)	$(14,788)	$(22,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in prepayment	(43)	(43)	—
Increase in accrued expenses	2,364	—	2,364
Net cash used in operating activities	(5,663)	(14,831)	(20,494)
Cash flows from financing activities
Proceeds from issuance of units to initial shareholder	—	25,000	25,000
Proceeds from notes payable to a shareholder	250,000	125,000	375,000
Payments of deferred offering costs	(231,236)	(52,000)	(283,236)
Net cash provided by financing activities	18,764	98,000	116,764
Net increase in cash and cash equivalents	13,101	83,169	96,270
Cash and cash equivalents at beginning of period	83,169	—	—
Cash and cash equivalents at end of period	$96,270	83,169	$96,270
Supplementary disclosure of non-cash financing activities:
Accrued offering costs	$10,640	$9,000	$19,640

See notes to financial statements.

ASM Acquisition Company Limited
(A Corporation in the Development Stage)
Notes to Financial Statements

NOTE 1 — ORGANIZATION AND BUSINESS OPERATIONS

ASM Acquisition Company Limited (the “Company”) is a blank check company organized under the laws of the Cayman Islands on October 30, 2007. The Company was formed to acquire through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, or control through contractual agreements, one or more operating businesses. The Company intends to focus on operating businesses with primary operations in Asia but its efforts to identify a prospective target business will not be limited to a particular industry.

At June 30, 2008, the Company had not yet commenced any operations. All activity through June 30, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 15 million units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with one or more operating businesses (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $9.90 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested principally in U.S. tax-exempt money market funds and to a lesser extent in United States “government securities” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less until the earlier of (i) the consummation of its initial Business Combination or (ii) liquidation of the Company.

The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all prospective target businesses and all third parties (including vendors and service providers) execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its Public Shareholders (as defined below), there is no guarantee that the Company will be able to get waivers from such persons and there is no guarantee that even if such waivers are executed that they will be enforceable by operation of law or that such persons would be prevented from bringing claims against the Trust Account. If the Company is unable to complete a Business Combination and is forced to dissolve and liquidate, ASM SPAC(1) Limited and the Company’s officers and directors (collectively, with ASM SPAC(1) Limited, the “founders”), by agreement, will jointly and severally be liable to the Company if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business, reduce the amounts in the trust account available for distribution to the Public Shareholders (as defined below) in connection with the liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act. Under these circumstances, the Company’s Board of Directors would have a fiduciary obligation to the Company’s shareholders to bring a claim against ASM SPAC(1) Limited and the other founders to enforce their indemnification obligations. However, there can be no assurance that ASM SPAC(1) Limited and the other founders will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $2,500,000 of interest earned on the Trust Account balance

ASM Acquisition Company Limited
(A Corporation in the Development Stage)
Notes to Financial Statements

may be released to the Company to fund working capital requirements and additional amounts may be released to the Company as necessary to satisfy tax obligations. Amounts in excess of this are expected to be released to the Public Shareholders (as defined below) as quarterly distributions, as described in Note 2.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholder approval. In the event that shareholders owning 30.0% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. The holders of the Company’s ordinary shares prior to the completion of the Proposed Offering (the “existing holders”), have agreed to vote their ordinary shares acquired prior to the Proposed Offering in the same manner as the majority of the other shareholders of the Company (the “Public Shareholders”) with respect to the Extended Period (as defined below) or any Business Combination. In addition, each of the Company’s founders, existing holders, directors, officers and advisor has agreed that if he or it acquires ordinary shares in or following the Proposed Offering, he or it will vote all such acquired shares in favor of the Extended Period or any Business Combination presented to the Company’s shareholders by the Company’s Board of Directors. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company redeem his, her or its shares. The per share redemption price will equal the amount in the Trust Account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, (ii) interest income earned on the Trust Account previously released to the Company to fund working capital and general corporate requirements of up to $2,500,000, and (iii) interest income earned on the Trust Account previously released as quarterly distributions to the Public Shareholders, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of ordinary shares included in the Units sold in the Proposed Offering. Accordingly, Public Shareholders holding less than 30.0% of the aggregate number of shares sold in the Proposed Offering may seek redemption of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the existing holders.

The Company’s Amended and Restated Memorandum and Articles of Association provide that the Company will continue in existence only until 24 months or 36 months (if possible extension is approved, the “Extended Period”) from the completion of the Proposed Offering. If the Company has not completed a Business Combination by such date, the Company’s purposes and powers will be limited to dissolving, liquidating and winding up. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION

Basis of presentation

The accompanying financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

ASM Acquisition Company Limited
(A Corporation in the Development Stage)
Notes to Financial Statements

Cash and cash equivalents

The Company considers all highly liquid investments having original maturities of three months or less to be cash and cash equivalents.

Concentration of credit risk

The Company maintains cash in a bank deposit account which, at times, may exceed federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Income taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities, if any, are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

No income tax benefit has been made as exempted companies organized under the laws of the Cayman Islands are currently not subject to income taxes within Cayman Islands.

For U.S. federal income tax purposes, the Company has made an election that allows the Company to be classified as a partnership. The Company plans to make quarterly distributions of interest income earned on the Trust Account to its Public Shareholders on a pro rata basis. The Company currently anticipates that substantially all of the funds in the Trust Account will be invested in tax-exempt money market accounts that will generate income which generally should be exempt from U.S. federal income tax.

Loss per share

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to ordinary shareholders by the weighted average ordinary shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares or resulted in the issuance of ordinary shares that then shared in the earnings of the entity. At June 30, 2008, there were warrants to purchase 4,312,500 ordinary shares at an exercise price of $7.50 per share outstanding. These warrants were included as part of the Units sold to ASM SPAC(1) Limited and are anti-dilutive and not included for the determination of diluted earnings per share. Therefore, basic and diluted loss per share were the same for the six months ended June 30, 2008 and the period from the date of (inception) October 30, 2007 to December 31, 2007.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New accounting pronouncements

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations, (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired and liabilities assumed arising from

ASM Acquisition Company Limited
(A Corporation in the Development Stage)
Notes to Financial Statements

contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. In the event that the Company completes acquisitions subsequent to its adoption of SFAS 141(R), the application of its provisions will likely have a material impact on the Company’s results of operations, although the Company is not currently able to estimate that impact.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent (previously referred to as minority interests), and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners as components of equity. It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going concern consideration

As indicated in the accompanying financial statements, at June 30, 2008, the Company had a working capital deficit of $300,734. Furthermore, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing a Business Combination. Management’s plans to address this uncertainty through the Proposed Offering are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business combination acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern.

NOTE 3 — PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 15 million Units at a proposed offering price of $10.00 per Unit (plus up to an additional 2,250,000 Units solely to cover over-allotments, if any). Each Unit consists of one ordinary share and one warrant to purchase one ordinary share (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $7.50 commencing the later of the completion of a Business Combination and one year from the date of the prospectus of the Proposed Offering and expiring five years from the date of the prospectus of the Proposed Offering. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary share on the American Stock Exchange is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise.

Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a

ASM Acquisition Company Limited
(A Corporation in the Development Stage)
Notes to Financial Statements

registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering underwriting discounts and commissions of $10,500,000 of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that $5,250,000 of the underwriting discounts and commissions will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

NOTE 4 — DEFERRED OFFERING COSTS

Deferred offering costs consist of legal and other fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders’ equity upon the receipt of the capital raised or charged to operations if the Proposed Offering is not completed.

NOTE 5 — NOTES PAYABLE — SHAREHOLDER

The Company issued unsecured promissory notes in an aggregate principal amount of $375,000 to ASM SPAC(1) Limited on December 12, 2007 ($125,000) and January 25, 2008 ($250,000). The notes are non-interest bearing, unsecured and are due on the earlier of (i) 15 days following the consummation of the Proposed Offering, or (ii) October 30, 2008.

NOTE 6 — COMMITMENTS

The Company presently utilizes office space provided by Argyle Street Management Limited, a related party, at no charge. Upon the consummation of the Proposed Offering, the Company has agreed to pay Argyle Street Management Limited, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of the Company’s consummation of a Business Combination or the Company’s liquidation.

Pursuant to letter agreements which the existing holders and founders will enter into with the Company and the underwriters, the existing holders and founders will waive their right to receive distributions with respect to their founders’ shares upon the Company’s liquidation.

ASM SPAC(1) Limited, Kenneth Gaw, the Company’s director, Kenneth Shen, the Company’s director, Keith Shiu Kee Wu, the Company’s director, and Richard Gadbois, the Company’s advisor, have committed to purchase a total of 4,550,000 Warrants (“Insider Warrants”) at $1.00 per Warrant (for an aggregate purchase price of $4,550,000) privately from the Company. These purchases will take place immediately prior to the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that the Insider Warrants may not be called for redemption and the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois or their permitted transferees. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them, except for certain exceptions, until after the Company has completed a Business Combination.

No Warrants issued in connection with the Proposed Offering can be net-cash settled.

The existing holders and founders will be entitled to registration rights with respect to the founders’ units, founders’ shares, founders’ warrants and underlying ordinary shares, and Insider Warrants and underlying ordinary shares under a registration rights agreement to be signed on or before the closing of the Proposed Offering.

ASM Acquisition Company Limited
(A Corporation in the Development Stage)
Notes to Financial Statements

The Company has also agreed to pay the fees to the underwriters in the Proposed Offering as described in Note 3 above.

NOTE 7 — PREFERRED SHARES

The Company is authorized to issue 1 million shares of preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters and the Company’s Amended and Restated Memorandum and Articles of Association will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Company’s ordinary shares on a Business Combination.

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$150,000,000

ASM Acquisition Company Limited

15,000,000 Units

PROSPECTUS

UBS Investment Bank

I-Bankers Securities, Inc.

Roth Capital Partners

, 2008

Part II
Information not required in prospectus

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own willful negligence or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

On December 12, 2007, we sold 4,312,500 units (each consisting of one ordinary share and one warrant to purchase one ordinary share, and up to 562,500 of which we will redeem if the underwriters do not exercise their over-allotment option) to ASM SPAC(1) Limited for a purchase price of $25,000 in a private placement. ASM SPAC(1) Limited is an affiliate of V-Nee Yeh, our non-executive chairman of the board of directors, Kin Chan, our co-chief investment officer and director, Hock Yap, our other co-chief investment officer. On February 20, 2008 ASM SPAC(1) Limited sold (a) 215,625 of its founders’ units to Kenneth Gaw for $1,250, (b) 269,531 of its founders’ units to Kenneth Shen for $1,562.50 and (c) 53,906 of its founders’ units to Richard Gadbois for $312.50, or, in each case, approximately $0.006 per unit. On February 20, 2008 ASM SPAC(1) Limited sold 215,625 of its founders’ units to Keith Shiu Kee Wu for $1,250, or approximately $0.006 per unit. The units were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) as they were sold to accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

ASM SPAC(1) Limited and Messrs. Gaw, Shen, Wu and Gadbois have committed to purchase 4,550,000 warrants at a price of $1.00 per warrant ($4,550,000 in the aggregate) in a private placement that will occur immediately prior to this offering. ASM SPAC(1) Limited, a British Virgin Islands company, is owned by Argyle Street Management Holdings Limited, a British Virgin Islands company (approximately 63.6%), and indirectly, through certain wholly-owned entities, by Hock Yap, our co-chief investment officer (approximately 36.4%). V-Nee Yeh owns approximately 33.3% of the voting shares of Argyle Street Management Holdings Limited. Kin Chan owns approximately 44.5% of the voting shares of Argyle Street Management Holdings Limited. These warrants will be issued in reliance on an exemption from registration contained in Section 4(2) as they will be sold to a company owned by sophisticated, wealthy individuals not formed for the specific purpose of investing in our securities and to accredited investors. No underwriting discounts or commissions will be payable with respect to the warrants sold in the private placement.

Part II
Information not required in prospectus

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Memorandum and Articles of Association
3.2*	Form of Amended and Restated Articles of Association
4.1*	Specimen Unit Certificate
4.2*	Specimen Ordinary Share Certificate
4.3*	Specimen Public Warrant Certificate
4.4*	Specimen Insider Warrant Certificate
4.5*	Specimen Founder Warrant Certificate
4.6*	Form of Pre-IPO Warrant
4.7	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1*	Form of Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant
5.2*	Form of Opinion of Loeb & Loeb LLP
8.1*	Form of Loeb & Loeb LLP Tax Opinion
10.1*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and ASM SPAC(1) Limited
10.2*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and V-Nee Yeh
10.3*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and Kin Chan
10.4*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and Hock Yap
10.5*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and Kenneth Gaw
10.6*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and Kenneth Shen
10.7*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and Richard Gadbois
10.8*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and Eugene Tan
10.9*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.10*	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Founders
10.11*	Form of Services Agreement between the Registrant and Argyle Street Management Limited
10.12*	Form of Registration Rights Agreement among the Registrant and the Founders
10.13*	Promissory Note between Registrant and ASM SPAC(1) Limited, dated December 12, 2007
10.14*	Form of Warrant Purchase Agreement between the Registrant, ASM SPAC(1) Limited Kenneth Gaw, Kenneth Shen, Keith Shiu Kee Wu and Richard Gadbois
10.15*	Promissory Note between Registrant and ASM SPAC(1) Limited, dated January 25, 2008
10.16*	Share and Warrant Transfer Certificate from ASM SPAC(1) Limited to Kenneth Gaw
10.17*	Share and Warrant Transfer Certificate from ASM SPAC(1) Limited to Kenneth Shen
10.18*	Share and Warrant Transfer Certificate from ASM SPAC(1) Limited to Richard Gadbois
10.19*	Subscription Agreement between the Registrant and ASM SPAC(1) Limited

Part II
Information not required in prospectus

Exhibit No.	Description
10.20*	Share and Warrant Transfer Certificate from ASM SPAC(1) Limited to Keith Shiu Kee Wu
10.21*	Form of Letter Agreement by and among the Registrant, UBS Securities, LLC and Keith Shiu Kee Wu
14.1*	Code of Conduct and Ethics
23.1	Consent of BDO Seidman, LLP
23.2*	Consent of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant (included in Exhibit 5.1)
23.3*	Consent of Loeb & Loeb LLP counsel to the Registrant (included in Exhibit 5.2)
24*	Power of Attorney
99.1*	Audit Committee Charter
99.2*	Nominating Committee Charter
99.3*	Cayman Islands Governor in Cabinet Tax Undertaking

*	Previously filed

Part II
Information not required in prospectus

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Part II
Information not required in prospectus

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on September 10, 2008.

ASM ACQUISITION COMPANY LIMITED

By:	/s/ Eugene Tan Eugene Tan Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ V-Nee Yeh V-Nee Yeh	Non-executive Chairman of the Board	September 10, 2008
/s/ Eugene Tan Eugene Tan	Chief Executive Officer (principal executive officer)	September 10, 2008
/s/ Hock Yap Hock Yap	Co-Chief Investment Officer (principal financial and accounting officer)	September 10, 2008
/s/ Kin Chan Kin Chan	Co-Chief Investment Officer and Director	September 10, 2008
/s/ Kenneth Gaw Kenneth Gaw	Director	September 10, 2008
/s/ Kenneth Shen Kenneth Shen	Director	September 10, 2008
/s/ Keith Shiu Kee Wu Keith Shiu Kee Wu	Director	September 10, 2008